                                              Filed pursuant to Rule 424(b)(3)
                                              Registration Number 333-66986




                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

[BARR LOGO]                                                       [DURAMED LOGO]

Dear Stockholders:

     The boards of directors of Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc. have unanimously approved a merger combining Duramed with a wholly-owned subsidiary of Barr.

     If the merger is completed, holders of Duramed common stock will receive .2562 shares of Barr common stock for each share of Duramed common stock they own and holders of Duramed preferred stock will receive 5.0632 shares of Barr common stock for each share of Duramed preferred stock they own. This is a fixed exchange ratio that will not be adjusted for changes in the stock price of either company before the merger is completed. Immediately after the merger, and assuming the exercise of all outstanding options and warrants to purchase shares of Duramed common stock, former Duramed stockholders will own approximately 20% of the outstanding shares of Barr common stock.

     Barr will issue up to 8,686,786 shares of its common stock as a result of the merger. The Barr common stock is listed on the New York Stock Exchange under the symbol "BRL." The Duramed common stock is listed on the Nasdaq National Market under the symbol "DRMD."

     Barr stockholders will be asked, at Barr's special meeting of stockholders, to approve the issuance of shares of Barr common stock in connection with the merger. Barr's board of directors has determined that the merger and the issuance of shares of Barr common stock in connection with the merger are in the best interests of Barr and its stockholders and unanimously recommends that Barr stockholders vote "FOR" approval of the issuance of shares of Barr common stock.

     Duramed stockholders will be asked, at Duramed's special meeting of stockholders, to adopt the merger agreement and to approve the merger. Duramed's board of directors has determined that the merger and the merger agreement are in the best interests of Duramed and its stockholders and unanimously recommends that Duramed stockholders vote "FOR" adoption of the merger agreement and approval of the merger.

     The joint proxy statement/prospectus attached to this letter provides you with information about Barr, Duramed and the merger. WE ENCOURAGE YOU TO READ THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY.

     THE MERGER INVOLVES RISKS. YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" ON PAGE 20 OF THE JOINT PROXY STATEMENT/PROSPECTUS BEFORE VOTING.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Whether or not you plan to attend the special meetings, please take the time to vote by completing and mailing the enclosed proxy card to us. If you are a Barr stockholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote "FOR" approval of the issuance of shares of Barr common stock in the merger. If you fail to return your Barr proxy card, the effect will be that your shares will not be counted for the purpose of determining whether a quorum is present at the Barr special meeting. If you are a Duramed stockholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote "FOR" adoption of the merger agreement and approval of the merger. If you fail to return your Duramed proxy card, the effect will be a vote against adoption of the merger agreement and approval of the merger.

BRUCE L. DOWNEY                     E. THOMAS ARINGTON
Chairman of the Board of Directors  Chairman of the Board of Directors
  and Chief Executive Officer,      and Chief Executive Officer,
Barr Laboratories, Inc.             Duramed Pharmaceuticals, Inc.

     Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in this joint proxy statement/prospectus or the issuance of Barr common stock in connection with the merger, or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

     This joint proxy statement/prospectus is dated September 21, 2001 and is first being mailed to stockholders on or about September 24, 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about Barr and Duramed that is not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

           Barr Laboratories, Inc.                     Duramed Pharmaceuticals, Inc.
       Two Quaker Road, P.O. Box D 2900                    7155 East Kemper Road
         Pomona, New York 10970-0519                       Cincinnati, Ohio 45249
        Attention: Investor Relations                  Attention: Investor Relations
                (845) 362-1100                                 (513) 731-9900

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS RELATING TO DURAMED, YOU MUST DO SO BY OCTOBER 17, 2001 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING. IF YOU WOULD LIKE TO REQUEST DOCUMENTS RELATING TO BARR, YOU MUST DO SO BY OCTOBER 18, 2001 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

     See "Where You Can Find More Information" on page 86.

                            BARR LABORATORIES, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 24, 2001

To the Shareholders of Barr Laboratories, Inc.:

     We will hold a special meeting of shareholders of Barr Laboratories, Inc. on Wednesday, October 24, 2001, at 1:00 p.m., eastern daylight time, at the St. Regis Hotel, Two East 55th Street at 5th Avenue, New York, New York, for the following purpose:

     To consider and vote upon a proposal to approve the issuance of shares of Barr Laboratories, Inc. common stock in connection with the merger of Beta Merger Sub I, Inc., a wholly-owned subsidiary of Barr, with and into Duramed Pharmaceuticals, Inc. In the merger, Duramed will become a wholly-owned subsidiary of Barr and each outstanding share of Duramed common stock will be converted into the right to receive .2562 shares of Barr common stock and each outstanding share of Duramed preferred stock will be converted into the right to receive 5.0632 shares of Barr common stock.

     We will transact no other business at the special meeting except business that may properly be brought before the special meeting or any adjournment or postponement of the meeting.

     Only shareholders who owned shares of Barr common stock at the close of business on September 6, 2001, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the meeting.

     Approval of the issuance of shares of Barr common stock in connection with the merger requires the affirmative vote of a majority of votes cast at the special meeting by the holders of outstanding shares of Barr common stock entitled to vote on the matter. This joint proxy statement/prospectus describes the merger and the actions to be taken in connection with the merger and provides additional information about the parties involved. Please give this information your careful attention.

     BARR'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ISSUANCE OF SHARES OF BARR COMMON STOCK IN CONNECTION WITH THE MERGER.

     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time prior to its exercise in the manner described in this joint proxy statement/prospectus. If you attend the special meeting, including any adjournment or postponement of the meeting, you may revoke your proxy at that time and vote personally on the issuance of shares of Barr common stock. Executed proxies without any instructions will be voted "FOR" the issuance of shares of Barr common stock in connection with the merger.

                                          By order of the Board of Directors,

                                          WILLIAM T. MCKEE
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary

Pomona, New York
September 21, 2001

                         DURAMED PHARMACEUTICALS, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 23, 2001

To the Stockholders of Duramed Pharmaceuticals, Inc.:

     We will hold a special meeting of stockholders of Duramed Pharmaceuticals, Inc. on Tuesday, October 23, 2001, at 8:30 a.m., eastern daylight time, at the Four Points Sheraton, 8020 Montgomery Road, Cincinnati, Ohio, for the following purpose:

     To consider and vote upon a proposal to adopt the agreement and plan of merger among Barr Laboratories, Inc., Beta Merger Sub I, Inc., a wholly-owned subsidiary of Barr Laboratories, Inc., and Duramed Pharmaceuticals, Inc. and to approve the merger. In the merger, Duramed will become a wholly-owned subsidiary of Barr and each outstanding share of Duramed common stock will be converted into the right to receive .2562 shares of Barr common stock and each outstanding share of Duramed preferred stock will be converted into the right to receive 5.0632 shares of Barr common stock.

     We will transact no other business at the special meeting except business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

     Only stockholders who owned shares of Duramed stock at the close of business on September 6, 2001, the record date for the special meeting, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting.

     Adoption of the merger agreement requires the affirmative votes of a majority of the shares of Duramed common stock outstanding and entitled to vote at the special meeting and of two-thirds of the outstanding shares of Duramed preferred stock. Holders of Duramed stock have no appraisal rights in connection with the merger. This joint proxy statement/prospectus describes the merger and the actions to be taken in connection with the merger and provides additional information about the parties involved. Please give this information your careful attention.

     DURAMED'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time prior to its exercise in the manner described in this joint proxy statement/prospectus. If you attend the special meeting, including any adjournment or postponement of the meeting, you may revoke your proxy at that time and vote personally on the merger agreement and the merger. Executed proxies without any instructions will be voted "FOR" the adoption of the merger agreement and approval of the merger.

     Please do not send in any stock certificates at this time.

                                          By order of the Board of Directors,

                                          S. SUNDARARAMAN
                                          Secretary

Cincinnati, Ohio
September 21, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................   iv
SUMMARY.....................................................    1
  The Companies.............................................    1
  The Merger................................................    1
  What Duramed Stockholders and Barr Stockholders Will
     Receive in the Merger..................................    1
  Ownership of Barr Following the Merger....................    2
  Appraisal Rights..........................................    2
  Material United States Federal Income Tax Consequences of
     the Merger.............................................    2
  Voting Agreements; Shares Held by Directors, Executive
     Officers and Affiliates................................    2
  Accounting Treatment......................................    3
  Management Following the Merger...........................    3
  Recommendation of Barr's Board of Directors...............    3
  Recommendation of Duramed's Board of Directors............    3
  Opinion of Barr's Financial Advisor.......................    3
  Opinion of Duramed's Financial Advisor....................    3
  Interests of Barr Directors and Executive Officers in the
     Merger.................................................    3
  Interests of Duramed Directors and Executive Officers in
     the Merger.............................................    4
  Comparison of Rights of Common Stockholders of Barr and
     Duramed................................................    4
  The Special Meeting of Barr Stockholders..................    4
  The Special Meeting of Duramed Stockholders...............    4
  Record Date; Voting Power.................................    4
  Vote Required of Barr Stockholders........................    5
  Vote Required of Duramed Stockholders.....................    5
  Forward-Looking Statements................................    5
SUMMARY OF THE MERGER.......................................    6
  Effective Time of the Merger..............................    6
  Conditions to Completion of the Merger....................    6
  Termination of the Merger Agreement; Termination Fee......    7
  Regulatory Matters........................................    7
  Accounting Treatment......................................    7
  Fees and Expenses.........................................    7
SUMMARY SELECTED FINANCIAL INFORMATION......................    8
  Market Prices and Dividend Information....................    8
  Comparative Per Share Information.........................   10
  Barr and Duramed Unaudited Pro Forma Combined Balance
     Sheet..................................................   15
  Barr and Duramed Unaudited Pro Forma Combined Statements
     of Operations..........................................   16
RISK FACTORS................................................   20
  Risks Related to the Merger...............................   20
  Risks Unrelated to the Merger.............................   22
THE SPECIAL MEETING OF BARR STOCKHOLDERS....................   26
  Date, Time and Place......................................   26
  Purpose of the Special Meeting............................   26
  Record Date; Shares Entitled to Vote; Quorum..............   26
  Vote Required; Shares Owned by Barr Directors, Executive
     Officers and Affiliates................................   26
  Voting of Proxies.........................................   26
  Revocability of Proxies...................................   27

                                                              PAGE
                                                              ----
  Solicitation of Proxies...................................   27
  Other Matters.............................................   27
THE SPECIAL MEETING OF DURAMED STOCKHOLDERS.................   28
  Date, Time and Place......................................   28
  Purpose of the Special Meeting............................   28
  Record Date; Shares Entitled to Vote; Quorum..............   28
  Vote Required; Shares Owned by Duramed Directors,
     Executive Officers and Affiliates......................   28
  Voting of Proxies.........................................   29
  Revocability of Proxies...................................   29
  Solicitation of Proxies...................................   29
  Other Matters.............................................   29
THE COMPANIES...............................................   30
  Barr......................................................   30
  Duramed...................................................   32
  Significant Contracts between the Companies...............   32
THE MERGER..................................................   33
  Background to the Merger..................................   33
  Joint Reasons for the Merger..............................   36
  Barr's Reasons for the Merger and Recommendation of Barr's
     Board of Directors.....................................   37
  Duramed's Reasons for the Merger and Recommendation of
     Duramed's Board of Directors...........................   38
  Interests of Barr Directors and Executive Officers in the
     Merger.................................................   40
  Interests of Duramed Directors and Executive Officers in
     the Merger.............................................   40
  Accounting Treatment......................................   43
  Effective Time of the Merger..............................   43
  Form of the Merger........................................   43
  Merger Consideration......................................   43
  Ownership of Barr Following the Merger....................   44
  Conversion of Shares; Procedures for Exchange of
     Certificates; Fractional Shares........................   44
  Duramed Stockholders Should Not Return Stock Certificates
     with the Enclosed Proxy................................   44
  Stock Exchange Listing of Barr Common Stock...............   45
  Delisting and Deregistration of Duramed Common Stock......   45
  Material United States Federal Income Tax Consequences of
     the Merger.............................................   45
  Regulatory Matters........................................   46
  Appraisal Rights..........................................   46
  Duramed Employee Benefits Matters.........................   46
  Effect on Awards Outstanding under Duramed Stock Plans....   47
  Resale of Stock...........................................   47
  Opinion of Barr's Financial Advisor.......................   47
  Opinion of Duramed's Financial Advisor....................   54
THE MERGER AGREEMENT........................................   62
  Effective Time............................................   62
  Conditions to the Completion of the Merger................   62
  No Solicitation...........................................   63
  Management Following the Merger...........................   65
  Warrants..................................................   65
  Termination of the Merger Agreement.......................   65
  Fees and Expenses.........................................   67
  Conduct of Business Pending the Merger....................   67

                                                              PAGE
                                                              ----
  Representations and Warranties............................   69
  Indemnification...........................................   70
  Certificate of Incorporation and Bylaws of the Surviving
     Corporation............................................   70
  Amendment; Extension and Waiver...........................   70
VOTING AGREEMENTS...........................................   71
DESCRIPTION OF CAPITAL STOCK; CAPITALIZATION................   72
COMPARISON OF RIGHTS OF STOCKHOLDERS OF BARR AND DURAMED....   72
  Business Combinations.....................................   73
  State Anti-Takeover Laws..................................   74
  Appraisal Rights..........................................   75
  Amendments to Certificate of Incorporation................   76
  Amendments to Bylaws......................................   76
  Preemptive Rights.........................................   77
  Redemption of Capital Stock...............................   77
  Dividends.................................................   77
  Duration of Proxies.......................................   78
  Stockholder Action........................................   78
  Special Stockholder Meetings..............................   79
  Cumulative Voting.........................................   79
  Number and Election of Directors..........................   80
  Removal of Directors......................................   80
  Vacancies.................................................   81
  Indemnification of Directors and Officers.................   82
  Limitation of Personal Liability of Directors.............   83
  Rights Plans..............................................   84
LEGAL MATTERS...............................................   84
EXPERTS.....................................................   85
OTHER MATTERS...............................................   85
FUTURE STOCKHOLDER PROPOSALS................................   85
WHERE YOU CAN FIND MORE INFORMATION.........................   86
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   87

ANNEXES TO THE JOINT PROXY STATEMENT/PROSPECTUS

Annex 1  --   Agreement and Plan of Merger, dated as of June 29, 2001, by and among Barr Laboratories, Inc., Beta Merger Sub I, Inc.
              and Duramed Pharmaceuticals, Inc.
Annex 2  --   Opinion of Banc of America Securities LLC
Annex 3  --   Opinion of UBS Warburg LLC

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL HAPPEN TO DURAMED AS A RESULT OF THE MERGER?

A: If the merger is completed, Duramed will become a wholly-owned subsidiary of Barr.

Q:  WHAT WILL DURAMED'S STOCKHOLDERS RECEIVE IN THE MERGER?

A: In the merger, holders of Duramed common stock will receive .2562 shares of Barr common stock for each of their shares of Duramed common stock and holders of Duramed preferred stock will receive 5.0632 shares of Barr common stock for each of their shares of Duramed preferred stock. Duramed stockholders will receive cash for any fractional shares of Barr common stock they would otherwise receive in the merger. Immediately following the merger, and assuming the exercise of all outstanding options and warrants to purchase shares of Duramed common stock, Duramed stockholders will own approximately 20% of the outstanding shares of Barr common stock. The amount of cash for any fractional share each Duramed stockholder will receive will be calculated by multiplying the fractional share interest to which that stockholder is entitled by the closing price of Barr common stock on the last trading day prior to the date on which the merger is completed as reported on the New York Stock Exchange Composite Transactions Tape.

Q:  WHAT DO I NEED TO DO NOW?

A: Please carefully read and consider the information contained in this joint proxy statement/prospectus, complete, sign and date your proxy and return it in the enclosed postage-paid return envelope as soon as possible, so that your shares may be represented at the applicable special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote "FOR" the adoption of the merger agreement and approval of the merger (in the case of Duramed stockholders) or "FOR" approval of the issuance of Barr common stock in connection with the merger (in the case of Barr stockholders). Because the required vote of Duramed stockholders is based upon the number of outstanding shares of Duramed stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the merger and the merger agreement.

Q:  ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE
    MERGER?

A: Yes. For example, the number of shares of Barr common stock that Duramed stockholders will receive will not be adjusted based on changes in the market price of Barr or Duramed stock before the completion of the merger. As a result, the dollar value of the shares that Duramed stockholders will receive in the merger will not be known prior to the effective time of the merger and may go up or down as the market price of Barr common stock goes up or down. The merger agreement cannot be terminated based on changes in the value of Barr or Duramed common stock. We urge you to obtain current market quotations of Barr and Duramed common stock.

Q: DO THE BOARDS OF DIRECTORS OF BARR AND DURAMED RECOMMEND VOTING IN FAVOR OF THE PROPOSALS DESCRIBED IN THIS DOCUMENT?

A: Yes. After careful consideration, Duramed's board of directors recommends that its stockholders vote in favor of the merger agreement and the merger. Likewise, after careful consideration, Barr's board of directors recommends that its stockholders vote in favor of the issuance of Barr common stock in connection with the merger.

Q:  WILL MY RIGHTS AS A DURAMED STOCKHOLDER CHANGE AS A RESULT OF THE MERGER?

A: Yes. As a result of the merger, you will become a stockholder of Barr and, as such, New York law and Barr's certificate of incorporation and bylaws will govern your stockholder rights.

Q:  IS THE MERGER TAXABLE?

A: Barr and Duramed expect the merger to be tax-free to Duramed stockholders. We have structured the merger so that our tax advisors will be able to deliver opinions that Barr, Barr's wholly-owned subsidiary formed for the purpose of the merger, Duramed and Duramed stockholders will not recognize any gain or loss for U.S. federal income tax purposes in the merger, except with respect to any cash that the Duramed stockholders may receive instead of fractional shares of Barr common stock. Receipt of these opinions is a condition to completion of the merger.

    The tax consequences to you will depend on the facts of your own situation. Please consult your tax advisor for a full understanding of the tax consequences to you of the merger.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS?

A: No. You will not be entitled to appraisal rights in connection with the merger.

Q:  SHOULD I SEND IN MY DURAMED STOCK CERTIFICATES NOW?

A: No. After we complete the merger, Barr will arrange to send instructions to former Duramed stockholders explaining how to exchange Duramed stock certificates for Barr stock certificates and, if applicable, cash in lieu of any fractional share.

Q: WHEN AND WHERE WILL THE SPECIAL MEETINGS OF THE STOCKHOLDERS OF BARR AND DURAMED TAKE PLACE?

A: The special meeting of Barr stockholders will take place on Wednesday, October 24, 2001, at 1:00 p.m., eastern daylight time, at the St. Regis Hotel, Two East 55th Street at 5th Avenue, New York, New York. The special meeting of Duramed stockholders will take place on Tuesday, October 23, 2001, at 8:30 a.m., eastern daylight time, at the Four Points Sheraton, 8020 Montgomery Road, Cincinnati, Ohio. You may attend the special meeting and vote your shares in person, rather than completing, signing, dating and returning your proxy.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to the Secretary of Barr or Duramed, as appropriate, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy bearing a later date. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of Barr or Duramed, as appropriate. Third, you can attend the special meeting and vote in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the adoption of the merger agreement or the issuance of Barr common stock in connection with the merger, as the case may be.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. If the merger agreement is adopted by the Duramed stockholders and if the issuance of Barr common stock is approved by the Barr stockholders, we expect to complete the merger in October 2001.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy, you should contact:

                              Barr Laboratories, Inc.
                          Two Quaker Road, P.O. Box D 2900
                             Pomona, New York 10970-0519
                            Attention: Investor Relations
                                   (845) 362-1100



                         Duramed Pharmaceuticals, Inc.
                             7155 East Kemper Road
                             Cincinnati, Ohio 45249
                         Attention: Investor Relations
                                 (513) 731-9900

                                    SUMMARY

     This summary highlights selected information from this joint proxy statement/prospectus and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of its legal terms, you should carefully read this entire joint proxy statement/prospectus and the other documents to which we refer you, including in particular the copies of the merger agreement and the opinions of Banc of America Securities LLC and UBS Warburg LLC, financial advisors to Barr and Duramed, respectively, that are attached to this joint proxy statement/prospectus as Annexes 1, 2 and 3, respectively. See also "Where You Can Find More Information" on page 86. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

     Barr has provided the information in this joint proxy statement/prospectus about Barr, and Duramed has provided the information in this joint proxy statement/prospectus about Duramed.

THE COMPANIES (SEE PAGE 30)

    Barr Laboratories, Inc.
    Two Quaker Road, P.O. Box D 2900
    Pomona, New York 10970-0519
    (845) 362-1100

     Barr is a specialty pharmaceutical company engaged in the development, manufacture and marketing of generic and proprietary prescription pharmaceuticals. It currently markets approximately 85 pharmaceutical products, representing various dosage strengths and product forms of approximately 35 chemical entities. Barr's product line focuses principally on the development and marketing of generic and proprietary products in the oncology and female healthcare categories, including hormone replacement and oral contraceptives.

    Duramed Pharmaceuticals, Inc.
    7155 East Kemper Road
    Cincinnati, Ohio 45249
    (513) 731-9900

     Duramed develops, manufactures and markets a line of prescription drug products in tablet, capsule and liquid forms. Duramed's products include those of its own manufacture and those it markets under arrangements with other drug manufacturers. Duramed sells its products to drug store chains, drug wholesalers, private label distributors, health maintenance organizations, hospitals, nursing homes, retiree organizations, mail order distributors, other drug manufacturers, mass merchandisers and governmental agencies. A key aspect of Duramed's strategic business plan has been to develop a portfolio of brand and generic female hormone products focused in the estrogen replacement therapy, hormone replacement therapy and oral contraceptive categories.

THE MERGER (SEE PAGE 33)

     We propose that a wholly-owned subsidiary of Barr, formed for the purpose of the merger, merge with and into Duramed. Shares of Barr common stock will be issued to Duramed stockholders as consideration for the merger. As a result, Duramed will become a wholly-owned subsidiary of Barr.

     We have attached the merger agreement that governs the merger as Annex 1. We encourage you to read this document carefully.

WHAT DURAMED STOCKHOLDERS AND BARR STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 43)

     In the merger, holders of Duramed common stock will receive .2562 shares of Barr common stock for each share of Duramed common stock they own and holders of Duramed preferred stock will receive 5.0632 shares of Barr common stock for each share of Duramed preferred stock they own. Duramed stockholders will receive cash for any fractional shares of Barr common stock they would otherwise receive in the merger. The amount of cash for any fractional share each Duramed stockholder will receive will be calculated by multiplying the fractional share interest to which that stockholder is entitled by the closing price of Barr common stock on the day preceding the date on which the merger is completed as reported on the New York Stock Exchange Composite Transactions Tape.

     Holders of Barr common stock will not receive any stock, cash or property in the merger.

OWNERSHIP OF BARR FOLLOWING THE MERGER (SEE PAGE 44)

     Giving effect to the exercise of all options and warrants to purchase shares of Duramed common stock, we anticipate that Duramed stockholders will receive up to 8,686,786 shares of Barr common stock in the merger. Based on that number and on the number of outstanding shares of Barr common stock on September 6, 2001, Duramed stockholders will own approximately 20% of the outstanding shares of Barr common stock following the merger.

APPRAISAL RIGHTS (SEE PAGE 46)

     Barr and Duramed stockholders will not have appraisal rights in connection with the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE
45)

     The merger is intended to qualify as a reorganization within the meaning of the Internal Revenue Code of 1986. It is a condition to the merger that each of Barr and Duramed receives an opinion from its counsel that the merger qualifies as a reorganization for U.S. federal income tax purposes. Assuming the merger qualifies as a reorganization, holders of Duramed stock will not recognize gain or loss for United States federal income tax purposes as a result of the exchange of their Duramed stock for Barr common stock in the merger, except for cash received instead of fractional shares of Barr common stock.

     TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES TO YOU OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. PLEASE REVIEW THE TAX DISCUSSION ON PAGE 45 AND CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER.

VOTING AGREEMENTS; SHARES HELD BY DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES (SEE PAGES 26, 28 AND 71)

     On September 6, 2001, directors and executive officers of Barr and their affiliates beneficially owned and were entitled to vote 11,787,181 shares of Barr common stock, which represent approximately 33% of the shares of Barr common stock outstanding on that date. Duramed has entered into a voting agreement with one of these affiliates, Sherman Delaware, Inc., which holds 11,382,038 shares of Barr common stock or approximately 32% of the shares entitled to vote. Sherman Delaware, Inc. has agreed to vote in favor of the issuance of Barr common stock in connection with the merger.

     On September 6, 2001, directors and executive officers of Duramed and their affiliates beneficially owned and were entitled to vote 4,453,604 shares of Duramed common stock, which represent approximately 16% of the shares of Duramed common stock outstanding on that date. Barr has entered into a voting agreement with certain of these individuals and affiliates, who together beneficially hold 4,389,201 shares of common stock or approximately 16% of the shares entitled to vote, under which they have agreed to vote in favor of the merger. To this end, they have granted to officers of Barr an irrevocable proxy to vote their shares of Duramed common stock. In addition, Barr has entered into an agreement with the holders of all outstanding shares of Duramed preferred stock under which they have agreed to vote in favor of the merger and have granted an irrevocable proxy to officers of Barr for that purpose.

ACCOUNTING TREATMENT (SEE PAGE 43)

     Barr and Duramed expect the merger to qualify as a pooling of interests, which means that the merger of Barr and Duramed will be accounted for as if Barr and Duramed had always been combined for accounting and financial reporting purposes.

MANAGEMENT FOLLOWING THE MERGER (SEE PAGE 65)

     Barr has agreed to take all necessary action to expand Barr's board of directors by three additional members and to appoint three of Duramed's current directors, E. Thomas Arington, Richard R. Frankovic and Peter R. Seaver, as directors of Barr following the merger.

RECOMMENDATION OF BARR'S BOARD OF DIRECTORS (SEE PAGE 37)

     Barr's board of directors believes that the issuance of Barr common stock in connection with the merger is advisable to Barr and its stockholders and unanimously recommends that its stockholders vote "FOR" the issuance of Barr common stock in connection with the merger.

RECOMMENDATION OF DURAMED'S BOARD OF DIRECTORS (SEE PAGE 38)

     Duramed's board of directors believes that the merger is advisable to Duramed and its stockholders and unanimously recommends that its stockholders vote "FOR" the adoption of the merger agreement and approval of the merger.

OPINION OF BARR'S FINANCIAL ADVISOR (SEE PAGE 47)

     In deciding to approve the merger, Barr's board of directors considered the opinion of Banc of America Securities LLC, its financial advisor in connection with the merger, that, as of June 28, 2001, based upon and subject to certain matters described in its opinion, the common stock exchange ratio provided for in the merger was fair, from a financial point of view, to Barr. The opinion addresses only the fairness of the common stock exchange ratio provided for in the merger to Barr from a financial point of view, does not address the merits of the underlying decision by Barr to engage in the merger and does not constitute a recommendation to any Barr stockholder or Duramed stockholder as to how to vote at the special meetings on the proposal to approve the issuance of Barr common stock in connection with the merger or the proposal to adopt the merger agreement and approve the merger, as the case may be. The full text of the written opinion of Banc of America Securities LLC, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex 2. We urge you to read this opinion carefully in its entirety.

OPINION OF DURAMED'S FINANCIAL ADVISOR (SEE PAGE 54)

     In connection with the merger, the Duramed board of directors received a written opinion from UBS Warburg LLC, Duramed's financial advisor, as to the fairness, from a financial point of view, to the holders of Duramed common stock of the common stock exchange ratio provided for in the merger. The full text of UBS Warburg's written opinion dated June 29, 2001 is attached to this joint proxy statement/prospectus as Annex 3. We urge you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. UBS WARBURG'S OPINION IS ADDRESSED TO THE DURAMED BOARD OF DIRECTORS, DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION OF DURAMED TO ENTER INTO THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MERGER.

INTERESTS OF BARR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE 40)

     In considering the recommendation of Barr's board of directors with respect to the issuance of shares of Barr common stock in the merger, Barr stockholders should be aware that Barr's directors and executive officers have personal interests in the merger that are or may be different from, or in addition to, the interests of other Barr stockholders because the options held by them relating to shares of Barr common stock will be subject to accelerated vesting upon completion of the merger.

     Barr's board of directors was aware of these interests when approving the merger.

INTERESTS OF DURAMED DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE
40)

     In considering the recommendation of Duramed's board of directors with respect to the merger, Duramed stockholders should be aware that Duramed's directors and executive officers have personal interests in the merger that are or may be different from, or in addition to, the interests of other Duramed stockholders. These interests include:

     - Acceleration of benefits under Duramed compensation programs;

     - Acceleration of benefits under executive agreements;

     - Rights to indemnification and limitations on liability; and

     - Coverage under directors' and officers' liability insurance.

     Barr will also take all necessary action to expand its board of directors and to appoint three of Duramed's current directors, E. Thomas Arington, Richard
R. Frankovic and Peter R. Seaver, as directors of Barr.

     Duramed's board of directors was aware of these interests when approving the merger.

COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF BARR AND DURAMED (SEE PAGE 72)

     Duramed stockholders, whose rights are currently governed by Duramed's certificate of incorporation and bylaws and Delaware law, will, upon completion of the merger, become stockholders of Barr, and their rights will be governed by Barr's certificate of incorporation and bylaws and New York law.

THE SPECIAL MEETING OF BARR STOCKHOLDERS (SEE PAGE 26)

     The special meeting of Barr's stockholders will take place on Wednesday, October 24, 2001, at 1:00 p.m., eastern daylight time, at the St. Regis Hotel, Two East 55th Street at 5th Avenue, New York, New York. At the special meeting, Barr stockholders will be asked to approve the issuance of shares of Barr common stock in connection with the merger.

THE SPECIAL MEETING OF DURAMED STOCKHOLDERS (SEE PAGE 28)

     The special meeting of Duramed's stockholders will take place on Tuesday, October 23, 2001, at 8:30 a.m., eastern daylight time, at the Four Points Sheraton, 8020 Montgomery Road, Cincinnati, Ohio. At the special meeting, Duramed stockholders will be asked to adopt the merger agreement and approve the merger.

RECORD DATE; VOTING POWER (SEE PAGES 26 AND 28)

     Barr stockholders are entitled to vote at the special meeting if they owned shares of Barr common stock as of the close of business on September 6, 2001, the record date. On the record date, there were 35,500,839 shares of Barr common stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of Barr common stock that they owned on the record date.

     Duramed stockholders are entitled to vote at the Duramed special meeting if they owned shares of Duramed common or preferred stock as of the close of business on September 6, 2001, the record date. On the record date, there were 27,241,144 shares of Duramed common stock and 100,000 shares of Duramed preferred stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of Duramed stock that they owned on the record date.

VOTE REQUIRED OF BARR STOCKHOLDERS (SEE PAGE 26)

     The approval of the issuance of Barr common stock in connection with the merger requires the affirmative vote of a majority of votes cast at the special meeting by the holders of Barr common stock entitled to vote on the matter. Sherman Delaware, Inc., the holder of approximately 32% of the shares entitled to vote at the meeting, has agreed with Duramed to vote in favor of the issuance of Barr common stock in connection with the merger.

VOTE REQUIRED OF DURAMED STOCKHOLDERS (SEE PAGE 28)

     The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of Duramed common stock outstanding on the record date and the affirmative vote of stockholders holding at least two-thirds of the shares of Duramed preferred stock outstanding on the record date. Holders of approximately 16% of the shares of Duramed common stock and 100% of the shares of Duramed preferred stock entitled to vote at the meeting have agreed with Barr to vote in favor of the merger.

FORWARD-LOOKING STATEMENTS (SEE PAGE 87)

     This joint proxy statement/prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of Barr, Duramed or the combined company. Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements only reflect management's expectations and estimates. Actual events or results may differ materially from those expectations and estimates for many reasons, including those reasons set forth in "Risk Factors" beginning on page 20. Neither Barr nor Duramed undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                             SUMMARY OF THE MERGER

     The merger agreement is attached as Annex 1 to this joint proxy statement/prospectus. We encourage you to read the merger agreement as the principal document governing the merger.

EFFECTIVE TIME OF THE MERGER

     The effective time of the merger will be at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at a later time as may be agreed to by Duramed and Barr.

CONDITIONS TO COMPLETION OF THE MERGER

     Barr and Duramed are obligated to complete the merger only if they satisfy or waive several conditions, including the following:

     - the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, is not the subject of any stop order or proceeding seeking a stop order;

     - the merger agreement has been adopted, and the merger has been approved, by the holders of a majority of the outstanding shares of Duramed common stock and the affirmative vote of the holders of two-thirds of the outstanding shares of Duramed preferred stock;

     - no action, proceeding, temporary restraining order, injunction or other court order or statute, rule or regulation is in effect that seeks to prevent or delay the completion of the merger, challenges the terms of the merger agreement or seeks material damages in connection with the merger agreement;

     - all consents and approvals of governmental entities necessary for completion of the merger have been obtained, other than those which if not obtained would not have a material adverse effect (as defined in the merger agreement) on Barr or Duramed;

     - any waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act has expired or has been terminated;

     - the shares of Barr common stock to be issued to

          -- Duramed stockholders upon completion of the merger,

          -- holders of options to acquire shares of Duramed common stock, which will be converted into options to acquire shares of Barr common stock, upon exercise of such options, and

          -- holders of warrants to purchase Duramed common stock, to be assumed by Barr in the merger, upon exercise of such warrants have been approved for listing on the New York Stock Exchange;

     - Barr and Beta Merger Sub I, Inc. have received an opinion from their tax counsel, Winston & Strawn, in form and substance reasonably satisfactory to Barr and Merger Sub, and Duramed has received an opinion from its tax counsel, Taft, Stettinius & Hollister LLP, in form and substance reasonably satisfactory to Duramed, in each case, to the effect that:

          -- the merger will qualify as a reorganization within the meaning of
             Section 368(a) of the Code,

          -- none of Duramed, Barr or Merger Sub will recognize any gain or loss for federal income tax purposes on the merger, and

          -- stockholders of Duramed will not recognize any gain or loss (except as a result of receiving cash in lieu of fractional shares of Barr common stock) for federal income tax purposes on the exchange of Duramed stock solely for shares of Barr common stock pursuant to the merger; and

     - Barr and Duramed each having received letters dated as of the date on which the merger is to be completed from Deloitte & Touche LLP and Ernst & Young LLP, respectively, regarding each firm's concurrence with the Barr management's and the Duramed management's conclusions, respectively, that, when the merger is completed, no conditions exist that would preclude accounting for the merger as a pooling of interests transaction under Accounting Principles Board Opinion No. 16 and applicable Securities and Exchange Commission rules and regulations if the merger is completed in accordance with the merger agreement.

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEE

     Under certain circumstances, Barr or Duramed may terminate the merger agreement. Upon termination, one of the companies may be required to pay to the other a termination fee of $15 million.

REGULATORY MATTERS

     United States antitrust laws prohibit Barr and Duramed from completing the merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Act and a required waiting period has ended. The waiting period applicable to Barr's and Duramed's submissions expired on September 20, 2001.

ACCOUNTING TREATMENT

     Barr and Duramed expect the merger to qualify as a pooling of interests, which means that the merger of Barr and Duramed will be accounted for as if Barr and Duramed had always been combined for accounting and financial reporting purposes. As a result, the basis of Duramed's assets and liabilities will be reflected in Barr's financial statements at their historical book values and the stockholders' equity accounts of Barr and Duramed will be combined on Barr's consolidated balance sheet. On a pooling of interests accounting basis, Barr will retroactively restate its financial statements issued after completion of the merger to reflect the consolidated combined financial position and results of operations of Barr and Duramed as if the merger had taken place as of the earliest period covered by such financial statements.

FEES AND EXPENSES

     Each of Barr and Duramed will pay its own fees and expenses in connection with the merger, except that if the merger agreement is terminated they will share equally the expenses incurred in connection with the preparation, filing, printing and mailing of the registration statement and the filing fees for the premerger notification and report forms under the Hart-Scott-Rodino Act.

                     SUMMARY SELECTED FINANCIAL INFORMATION

MARKET PRICES AND DIVIDEND INFORMATION

     Barr common stock is listed on the New York Stock Exchange under the symbol "BRL" and Duramed common stock is listed on the Nasdaq National Market under the symbol "DRMD." The following table presents:

     - the last reported sale price of a share of Barr common stock on the NYSE Composite Transaction Tape;

     - the last reported sale price of a share of Duramed common stock on Nasdaq; and

     - the market value of a share of Duramed common stock on an equivalent per share basis;

in each case on June 28, 2001, the last full trading day prior to the public announcement of the merger, and on September 20, 2001, the last practicable trading day prior to the date of this joint proxy statement/ prospectus.

                                                               EQUIVALENT PRICE
                                                                  PER SHARE        DURAMED
                                                   BARR           OF DURAMED       COMMON
DATE                                           COMMON STOCK      COMMON STOCK       STOCK
----                                           ------------    ----------------    -------
June 28, 2001................................     $71.44            $18.30         $16.90
September 20, 2001...........................      72.00             18.45          18.17

     The following table sets forth, for the periods indicated, the high and low sales prices per share of Barr common stock and of Duramed common stock. Neither Barr nor Duramed has paid cash dividends for the periods indicated to holders of its common stock. Duramed has paid cash dividends to holders of its preferred stock.

     Because the exchange ratio in the merger is fixed and because the market price of Barr common stock is subject to fluctuation, the market value of the shares of Barr common stock that Duramed stockholders will receive in the merger may increase or decrease before and after the special meetings of Barr and Duramed stockholders. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR BARR COMMON STOCK. WE CANNOT GIVE ANY ASSURANCE AS TO THE FUTURE PRICE OF BARR COMMON STOCK.

BARR                                                           LOW       HIGH
----                                                          ------    ------
Fiscal year ended June 30, 2000
First Quarter...............................................  $18.88    $26.75
Second Quarter..............................................   19.00     23.50
Third Quarter...............................................   20.00     33.92
Fourth Quarter..............................................   25.38     45.88

Fiscal year ended June 30, 2001
First Quarter...............................................  $43.63    $80.13
Second Quarter..............................................   54.19     77.19
Third Quarter...............................................   44.50     75.59
Fourth Quarter..............................................   48.28     77.15

Fiscal year ending June 30, 2002
First Quarter through September 20, 2001....................   62.00     90.60

DURAMED                                                        LOW       HIGH
-------                                                       ------    ------
Year ended December 31, 1999
First Quarter...............................................  $ 3.88    $17.00
Second Quarter..............................................    8.00     18.00

DURAMED                                                        LOW       HIGH
-------                                                       ------    ------
Third Quarter...............................................    7.50     15.88
Fourth Quarter..............................................    6.53     10.61

Year ended December 31, 2000
First Quarter...............................................  $ 6.41    $13.44
Second Quarter..............................................    4.25      7.94
Third Quarter...............................................    5.13      7.66
Fourth Quarter..............................................    2.88      6.44

Year ending December 31, 2001
First Quarter...............................................  $ 3.16    $ 6.75
Second Quarter..............................................    5.56     16.98
Third Quarter through September 20, 2001....................   16.13     22.65

COMPARATIVE PER SHARE INFORMATION

     The following table shows certain per share data of Barr and Duramed and also shows similar information reflecting the combination of the two companies, which is referred to as "pro forma" information. In presenting the comparative pro forma information, it is assumed that the companies have been combined for accounting and financial reporting purposes for all periods presented, as required by the pooling of interests method of accounting.

     The comparative per share data is derived from, and should be read with, the historical financial statements of Barr and Duramed.

     The Duramed "equivalent pro forma" data was calculated by multiplying the corresponding pro forma combined data by an exchange ratio of .2562, the common stock exchange ratio in the merger. This data assumes the conversion of all preferred shares to common shares and shows how each share of Duramed common stock would have participated in the net income and book value of Barr if the companies had been combined during the periods presented. These amounts, however, are not intended to reflect future per share levels of net income and book value of Barr. Neither Barr nor Duramed has declared or paid any cash dividends during any of the periods presented on its common stock. Duramed has paid cash dividends to holders of its preferred stock.

                                                              FISCAL YEAR ENDED JUNE 30,
                                                              ---------------------------
                                                               1999      2000      2001
                                                              ------    ------    -------
BARR HISTORICAL DATA
     Earnings per common share(a)...........................  $1.45     $1.28     $ 1.77
     Earnings per common share assuming dilution(a).........   1.39      1.24       1.66
     Book value per common share at period end(b)...........             8.10      10.33

                                                                                  TWELVE
                                                                YEAR ENDED        MONTHS
                                                               DECEMBER 31,       ENDED
                                                              ---------------    JUNE 30,
                                                               1999     2000       2001
                                                              ------    -----    --------
DURAMED HISTORICAL DATA
     Earnings (loss) per common share(a)(c).................  $(2.36)   $0.01     $0.28
     Earnings (loss) per common share assuming
      dilution(a)(c)........................................   (2.36)    0.01      0.27
     Book value per common share at period end(b)...........             0.24      0.48

                                                              FISCAL YEAR ENDED JUNE 30,
                                                              ---------------------------
                                                               1999       2000      2001
                                                              -------    ------    ------
PRO FORMA COMBINED AND EQUIVALENT PRO FORMA COMBINED
Barr Pro Forma Combined Data:
     Earnings (loss) per common share(d)(e).................  $(0.05)    $1.07     $1.64
     Earnings (loss) per common share assuming
      dilution(d)(e)........................................   (0.05)     1.03      1.55
     Book value per common share at period end(f)...........              6.96      9.01
Duramed Equivalent Pro Forma Data:
     Earnings (loss) per common share(d)(g).................   (0.01)     0.27      0.42
     Earnings (loss) per common share assuming
      dilution(d)(g)........................................   (0.01)     0.26      0.40
     Book value per common share at period end(f)...........              1.78      2.31

---------------
(a) Computed by dividing net earnings (loss) for each period by the number of weighted average common and common equivalent shares outstanding during the period.

(b) Computed by dividing total stockholders' equity at the end of each period by the number of common shares outstanding at the end of the period.

(c) Includes, for the twelve months ended June 30, 2001, the last two reported quarters of Duramed's year ended December 31, 2000 and the first two reported quarters of its year ending December 31, 2001. This presentation has the effect of including Duramed's unaudited results of operations for the six-months ended December 31, 2000 in both the year ended December 31, 2000 and the twelve months ended June 30, 2001.

(d) Based on the unaudited pro forma combined net earnings (loss) divided by the unaudited pro forma combined weighted average number of common and common equivalent shares outstanding of Barr and Duramed for each respective period, at the exchange ratio of .2562 shares of Barr common stock for each common and common equivalent share of Duramed stock, including the assumed conversion of all shares of Duramed Series G preferred stock to common stock. Earnings (loss) per common share assuming dilution was computed by dividing net earnings by the average number of common shares outstanding assuming that all in-the-money stock options were exercised at the beginning of the period and the proceeds from the exercise of these options were used to purchase shares at average historical market prices for the relevant historical period. Net earnings for the fiscal year ended June 30, 2001 combines Barr's net earnings for the fiscal year ended June 30, 2001 with Duramed's net earnings for the twelve months ended June 30, 2001. This combining methodology includes the last two reported quarters of Duramed's year ended December 31, 2000 and the first two reported quarters of the year ending December 31, 2001. Barr's net earnings for the fiscal years ended June 30, 1999 and 2000 have been combined with Duramed's net earnings (loss) for the years ended December 31, 1999 and 2000, respectively. This presentation has the effect of including Duramed's net earnings for the six-month period ended December 31, 2000 in both the fiscal year ended June 30, 2000 and the twelve-month period ended June 30, 2001. The unaudited pro forma combined and equivalent pro forma combined book value per Barr share data reflect Barr's and Duramed's per share data as of June 30, 2001.

(e) Computed by dividing the unaudited pro forma combined net earnings (loss) for each period by the unaudited pro forma combined weighted average number of common and common equivalent shares outstanding at the end of each period, including the assumed conversion of all shares of Duramed Series G preferred stock to common stock.

(f) Computed by dividing the unaudited pro forma combined stockholders' equity at June 30, 2001 and 2000 by the number of combined common shares outstanding at June 30, 2001 and 2000, at the exchange ratio of .2562 shares of Barr common stock for each common and common equivalent share of Duramed stock, including the assumed conversion of all shares of Duramed Series G preferred stock to common stock.

(g) Calculated by multiplying the unaudited pro forma combined Barr per share amounts by the exchange ratio of .2562 shares of Barr common stock for each common and common equivalent share of Duramed stock, including the assumed conversion of all shares of Duramed Series G preferred stock to common stock.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BARR

     Set forth below is selected consolidated financial information with respect to Barr as of the dates and for the periods indicated. The consolidated statements of operations data set forth below for the years ended June 30, 1999, 2000 and 2001 and the consolidated balance sheet data as of June 30, 2000 and 2001 have been derived from Barr's audited consolidated financial statements, which are incorporated by reference in this joint proxy statement/prospectus. The consolidated statements of operations data set forth below for the years ended June 30, 1997 and 1998 and the consolidated balance sheet data as of June 30, 1997, 1998, and 1999 have been derived from Barr's consolidated financial statements, which are not incorporated by reference in this joint proxy statement/prospectus. All share and per share amounts have been adjusted to reflect Barr's prior stock splits through the date of this joint proxy statement/prospectus.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    FOR THE YEARS ENDED JUNE 30,
                                                        ----------------------------------------------------
STATEMENTS OF OPERATIONS DATA:                            1997       1998       1999       2000       2001
------------------------------                          --------   --------   --------   --------   --------
Total revenues........................................  $257,436   $346,638   $415,950   $440,110   $509,686
Earnings before income taxes and extraordinary loss...    32,050     54,658     80,127     69,625    101,116
Income tax expense....................................    12,603     21,148     30,877     25,448     38,629
Earnings before extraordinary loss....................    19,447     33,510     49,250     44,177     62,487
Net earnings..........................................    19,447     32,720     49,250     44,177     62,487
Earnings per common share:

  Earnings before extraordinary loss..................      0.61       1.02       1.45       1.28       1.77
  Net earnings........................................      0.61       1.00       1.45       1.28       1.77
Earnings per common share -- assuming dilution:

  Earnings before extraordinary loss..................      0.58       0.96       1.39       1.24       1.66
  Net earnings........................................      0.58       0.94       1.39       1.24       1.66

                                                                              JUNE 30,
                                                        ----------------------------------------------------
BALANCE SHEET DATA:                                       1997       1998       1999       2000       2001
-------------------                                     --------   --------   --------   --------   --------
Working capital.......................................  $ 41,807   $ 95,281   $146,863   $202,892   $285,214
Total assets..........................................   202,845    310,851    347,890    423,853    543,394
Long-term debt........................................    14,941     32,174     30,008     28,084     24,899
Shareholders' equity..................................   102,138    155,929    213,707    282,168    365,642

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF DURAMED

     Set forth below is selected consolidated financial information with respect to Duramed as of the dates and for the periods indicated. The consolidated statements of operations data set forth below for the years ended December 31, 1998, 1999 and 2000 and the consolidated balance sheet data as of December 31, 1999 and 2000 have been derived from Duramed's audited consolidated financial statements, which are incorporated by reference in this joint proxy statement/prospectus. The consolidated statements of operations data set forth below for the years ended December 31, 1996 and 1997 and the consolidated balance sheet data as of December 31, 1996, 1997 and 1998 have been derived from Duramed's audited consolidated financial statements, which are not incorporated by reference in this joint proxy statement/prospectus. The selected financial data of Duramed as of and for the six months ended June 30, 2000 and 2001 have been derived from Duramed's unaudited financial statements, which are incorporated by reference in this joint proxy statement/prospectus and include, in the opinion of Duramed's management, all adjustments consisting of normal recurring adjustments that Duramed considers necessary to present fairly the results of operations and financial position of such interim periods.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                 FOR THE SIX
                                                                                                   MONTHS
                                                 FOR THE YEARS ENDED DECEMBER 31,              ENDED JUNE 30,
                                        ---------------------------------------------------   -----------------
STATEMENTS OF OPERATIONS DATA:            1996       1997       1998       1999      2000      2000      2001
------------------------------          --------   --------   --------   --------   -------   -------   -------
Total revenues........................  $ 43,855   $ 44,296   $ 49,759   $ 50,220   $83,465   $37,261   $59,831
Earnings (loss) before income taxes...   (20,810)   (17,441)    (8,396)   (51,023)      677    (2,335)    5,404
Income tax expense....................     3,901         --         --         --        --         7       102
Preferred dividends...................       929        170        517        255       338        86       250
Deemed dividend on convertible
  preferred stock.....................        --      4,835      4,873         --       175        --       167
Net earnings (loss) applicable to
  common shareholders.................   (25,640)   (22,446)   (13,787)   (51,278)      164    (2,428)    4,885
Earnings (loss) per common share......     (2.44)     (1.45)     (0.76)     (2.36)     0.01     (0.09)     0.18
Earnings (loss) per common share --
  assuming dilution...................     (2.44)     (1.45)     (0.76)     (2.36)     0.01     (0.09)     0.18

                                                           DECEMBER 31,                                 JUNE 30,
                                        ---------------------------------------------------             --------
BALANCE SHEET DATA:                       1996       1997       1998       1999      2000                 2001
-------------------                     --------   --------   --------   --------   -------             --------
Working capital.......................  $  9,799   $  4,117   $ 18,574   $  2,579   $24,766             $32,599
Total assets..........................    53,634     50,126     61,424     80,773    81,966              92,851
Long-term liabilities.................    11,878     12,009     23,160     31,556    40,748              41,521
Shareholders' equity (capital
  deficiency).........................    27,639     20,886     16,576     (2,310)    6,380              12,900

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial data give effect to the merger of Barr and Duramed on a pooling of interest basis. The unaudited pro forma combined financial statements are based on, and should be read in conjunction with, the respective historical consolidated financial statements and the accompanying notes of Barr and Duramed. The unaudited pro forma combined balance sheet assumes that the merger took place on June 30, 2001 and combines Barr's June 30, 2001 consolidated balance sheet with Duramed's June 30, 2001 unaudited consolidated balance sheet. The unaudited pro forma combined statements of operations assume that the merger took place as of the beginning of the periods presented. Barr's audited consolidated statement of operations for the fiscal year ended June 30, 2001 has been combined with Duramed's unaudited consolidated statement of operations for the twelve months ended June 30, 2001. This unaudited methodology includes the last two reported quarters of Duramed's year ended December 31, 2000 and the first two reported quarters of the year ending December 31, 2001. Barr's consolidated statements of operations for the fiscal years ended June 30, 1999 and 2000 have been combined with Duramed's consolidated statements of operations for the years ended December 31, 1999 and 2000, respectively. This presentation has the effect of including Duramed's results of operations for the six-month period ended December 31, 2000 in both the fiscal year ended June 30, 2000 and the twelve-month period ended June 30, 2001. The periods combined for purposes of presenting the unaudited pro forma combined statements of operations are not necessarily indicative of the periods expected to be combined after the closing of the merger.

                                BARR AND DURAMED

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                       BARR       DURAMED                       PROFORMA
                                                     JUNE 30,    JUNE 30,      PRO FORMA        JUNE 30,
                                                       2001        2001       ADJUSTMENTS*        2001
                                                     --------    ---------    ------------      ---------
ASSETS
Current assets:
  Cash and cash equivalents........................  $222,339    $       4                      $222,443
  Marketable securities............................        --           --                            --
  Accounts receivable less allowances of $9,381....    73,050       28,613                       101,663
  Other receivables................................    20,272           --                        20,272
  Inventories......................................   115,615       27,214                       142,829
  Deferred income taxes............................     2,716           --                         2,716
  Prepaid expenses and other assets................     2,782        6,752              (e)        9,534
                                                     --------    ---------                      --------
    Total current assets...........................   436,774       62,583                       499,357
Property, plant and equipment, net of accumulated
  depreciation of $82,271..........................   102,583       28,552                       131,135
Other assets.......................................     4,037        1,716              (e)        5,753
                                                     --------    ---------                      --------
    Total assets...................................  $543,394    $  92,851                      $636,245
                                                     ========    =========                      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................   120,921        8,353                      $129,274
  Accrued liabilities..............................    17,148       15,944              (b)       33,092
  Deferred income taxes............................        --                           (e)           --
  Current portion of long-term debt and other
    liabilities....................................     3,185        4,790                         7,975
  Current portion of capital lease obligations.....       132          898                         1,030
  Income taxes payable.............................    10,174           --                        10,174
                                                     --------    ---------                      --------
    Total current liabilities......................   151,560       29,985            --         181,545
Long-term debt.....................................    24,899       39,984                        64,883
Long-term capital lease............................       384        1,536                         1,920
Other liabilities..................................       909           --              (e)          909
Commitments and contingencies
Mandatory redeemable convertible preferred stock...                  8,446        (8,446)(d)
Shareholders equity
  Preferred stock $1 par value per share:
    authorized 200,000,000, none issued
  Common stock -- Barr, $.01 par value per share:
    authorized 100,000,000. issued 42,965,438......       356                         74(c,d)        430
  Common stock -- Duramed $.01 par value per
    share..........................................                    268          (268)(c)          --
  Additional paid-in capital.......................   104,188      136,094         8,640(c,d)    248,922
  Additional paid-in capital -- warrants...........    16,418                                     16,418
  Retained earnings (deficit)......................   244,356     (123,462)             (b,e)    120,894
  Accumulated other comprehensive income...........       337                                        337
                                                     --------    ---------      --------        --------
                                                      365,655       12,900         8,446         387,001
  Treasury stock at cost: 176,932 shares...........       (13)                                       (13)
                                                     --------    ---------      --------        --------
    Total shareholders' equity.....................   365,642       12,900         8,446         386,988
                                                     --------    ---------      --------        --------
    Total liabilities and shareholders' equity.....  $543,394    $  92,851      $     --        $636,245
                                                     ========    =========      ========        ========

---------------
* See accompanying notes to unaudited pro forma combined financial statements.

                                BARR AND DURAMED
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                  BARR             DURAMED
                                            -----------------   -------------
                                                                TWELVE MONTHS
                                            FISCAL YEAR ENDED       ENDED         PROFORMA      PROFORMA
                                              JUNE 30, 2001     JUNE 30, 2001   ADJUSTMENTS*    COMBINED
                                            -----------------   -------------   ------------    --------
Revenues:
  Product sales...........................      $493,256          $106,035                      $599,291
  Development and other revenue...........        16,430                --                        16,430
                                                --------          --------                      --------
Total revenues............................       509,686           106,035                       615,721
Costs and expenses:
  Cost of sales...........................       342,821            56,881                       399,702
  Selling, general and administrative.....        52,026            31,052               (b)      83,078
  Research and development................        53,244             4,997                        58,241
                                                --------          --------                      --------
Earnings from operations..................        61,595            13,105                        74,700
Proceeds from patent challenge
  settlement..............................        28,313                --                        28,313
Interest income...........................         9,423                --                         9,423
Interest expense..........................         1,863             4,689                         6,552
Other income..............................         3,648                --                         3,648
                                                --------          --------                      --------
Earnings before income taxes and preferred
  stock dividends.........................       101,116             8,416                       109,532
Income tax expense........................        38,629                95                        38,724
                                                --------          --------                      --------
Net earnings..............................        62,487             8,321                        70,808
Preferred stock dividends.................            --               502                           502
Deemed dividend on convertible preferred
  stock...................................            --               342                           342
                                                --------          --------                      --------
Net earnings applicable to common
  shareholders............................      $ 62,487          $  7,477                      $ 69,964
                                                ========          ========                      ========
Earnings per common share.................      $   1.77          $   0.28               (f)    $   1.64
                                                ========          ========                      ========
Earnings per common share-assuming
  dilution................................      $   1.66          $   0.27               (f)    $   1.55
                                                ========          ========                      ========
Weighted average shares...................        35,267            26,442        (19,162)(f)     42,547
                                                ========          ========                      ========
Weighted average shares-assuming
  dilution................................        37,687            27,203        (19,728)(f)     45,162
                                                ========          ========                      ========

---------------
* See accompanying notes to unaudited pro forma combined financial statements.

                                BARR AND DURAMED

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                               BARR               DURAMED
                                         FISCAL YEAR ENDED      YEAR ENDED         PROFORMA      PROFORMA
                                           JUNE 30, 2000     DECEMBER 31, 2000   ADJUSTMENTS*    COMBINED
                                         -----------------   -----------------   ------------    --------
Revenues:
  Product sales........................      $440,110             $83,465                        $523,575
Costs and expenses:
  Cost of sales........................       315,652              48,393                         364,045
  Selling, general and
     administrative....................        45,000              25,255                          70,255
  Research and development.............        40,451               3,808                          44,259
                                             --------             -------                        --------
Earnings from operations...............        39,007               6,009                          45,016
Proceeds from patent challenge
  settlement...........................        27,584                  --                          27,584
Interest income........................         5,092                  --                           5,092
Interest expense.......................         2,405               5,332                           7,737
Other income...........................           347                  --                             347
                                             --------             -------                        --------
Earnings before income taxes and
  preferred stock dividends............        69,625                 677                          70,302
Income tax expense.....................        25,448                  --                          25,448
                                             --------             -------                        --------
Net earnings...........................        44,177                 677                          44,854
Preferred stock dividends..............            --                 338                             338
Deemed dividend on convertible
  preferred stock......................            --                 175                             175
                                             --------             -------                        --------
Net earnings applicable to common
  shareholders.........................      $ 44,177             $   164                        $ 44,341
                                             ========             =======                        ========
Earnings per common share..............      $   1.28             $  0.01                 (f)    $   1.07
                                             ========             =======                        ========
Earnings per common share -- assuming
  dilution.............................      $   1.24             $  0.01                 (f)    $   1.03
                                             ========             =======                        ========
Weighted average shares................        34,406              26,176        (19,146)(f)       41,435
                                             ========             =======                        ========
Weighted average shares -- assuming
  dilution.............................        35,715              26,882        (19,672)(f)       42,924
                                             ========             =======                        ========

---------------
* See accompanying notes to unaudited pro forma combined financial statements.

                                BARR AND DURAMED

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                               BARR               DURAMED
                                         FISCAL YEAR ENDED      YEAR ENDED         PROFORMA      PROFORMA
                                           JUNE 30, 1999     DECEMBER 31, 1999   ADJUSTMENTS*    COMBINED
                                         -----------------   -----------------   ------------    --------
Revenues:
  Product sales........................      $415,950            $ 50,220                        $466,170
Costs and expenses:
  Cost of sales........................       301,393              39,759                         341,152
  Selling, general and
     administrative....................        40,439              35,674                          76,113
  Research and development.............        22,593               7,258                          29,851
  Litigation settlement................            --              15,000                          15,000
                                             --------            --------                        --------
Earnings (loss) from operations........        51,525             (47,471)                          4,054
Proceeds from patent challenge
  settlement...........................        28,083                  --                          28,083
Interest income........................         3,180                  --                           3,180
Interest expense.......................         2,697               3,552                           6,249
Other income...........................            36                  --                              36
                                             --------            --------                        --------
Earnings (loss) before income taxes and
  preferred stock dividends............        80,127             (51,023)                         29,104
Income tax expense.....................        30,877                  --                          30,877
                                             --------            --------                        --------
Net earnings (loss)....................        49,250             (51,023)                         (1,773)
Preferred stock dividends..............            --                 255                             255
                                             --------            --------                        --------
Net earnings (loss) applicable to
  common shareholders..................      $ 49,250            $(51,278)                       $ (2,028)
                                             ========            ========                        ========
Earnings (loss) per common share.......      $   1.45            $  (2.36)                (f)    $  (0.05)
                                             ========            ========                        ========
Earnings (loss) per common
  share-assuming dilution..............      $   1.39            $  (2.36)                (f)    $  (0.05)
                                             ========            ========                        ========
Weighted average shares................        33,877              21,742          (16,172)(f)     39,447
                                             ========            ========                        ========
Weighted average shares-assuming
  dilution.............................        35,373              21,742          (16,172)(f)     40,943
                                             ========            ========                        ========

---------------
* See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a) The Barr consolidated balance sheet as of June 30, 2001 has been combined with the Duramed unaudited consolidated balance sheet as of June 30, 2001.

     Barr's consolidated statement of operations for the fiscal year ended June 30, 2001 has been combined with Duramed's unaudited consolidated statement of operations for the twelve months ended June 30, 2001. This unaudited methodology includes the last two reported quarters of Duramed's year ended December 31, 2000 and the first two reported quarters of the year ending December 31, 2001. Barr's consolidated statements of operations for the fiscal years ended June 30, 1999 and 2000 have been combined with Duramed's consolidated statements of operations for the years ended December 31, 1999 and 2000, respectively. This presentation has the effect of including Duramed's results of operations for the six-month period ended December 31, 2000 in both the fiscal year ended June 30, 2000 and the twelve-month period ended June 30, 2001. Duramed's net sales, net earnings and diluted net earnings per common share for the six-month period ended December 31, 2000 as derived from the unaudited historical consolidated financial statements of Duramed were $46.2 million, $2.6 million and $.10 per share, respectively.

     The periods combined for purposes of presenting the unaudited pro forma combined statements of operations are not necessarily indicative of the periods expected to be combined after the date of the completion of the merger.

(b)  Merger Costs

     Barr and Duramed estimate that they will incur direct transaction costs of approximately $35 million associated with the merger. These costs include amounts to satisfy existing employment contracts, as well as investment banking, legal, accounting, regulatory agency filings, financial printing and other related costs, all of which will not be tax deductible.

     The effects of these non-recurring costs have not been reflected in the pro forma combined balance sheet or statements of operations. It is expected that substantially all of these merger expenses will be paid within 12 months after the completion of the merger.

(c)  Exchange of Stock

     This adjustment reflects the reclassification of equity for the issuance of Barr common stock.

(d)  Mandatory Redeemable Convertible Preferred Stock

     This adjustment on the pro forma balance sheet reflects the conversion of Duramed preferred stock to Barr common stock at the effective time of the merger. The conversion rate is 5.0632 shares of Barr stock for each share of Duramed preferred stock.

(e)  Deferred Taxes

     Duramed's balance sheet includes approximately $50 million in deferred tax assets which have been fully offset by a valuation allowance. On a combined basis with Barr, Barr expects to utilize these deferred tax assets. However, since a detailed review has not been completed, no adjustment has been made to the valuation allowance in these pro forma combined statements.

(f)  Pro Forma Earnings Per Share and Weighted Average Shares

     The unaudited pro forma combined earnings per share and earnings per share-assuming dilution are based upon the pro forma combined weighted average number of common and common equivalent shares of Barr and Duramed outstanding for each period at an exchange ratio of .2562 shares of Barr common stock for each share or common equivalent share of Duramed common stock, including the weighted average assumed conversion of all shares of Duramed Series G preferred stock to common stock.

                                  RISK FACTORS

     The merger and an investment in Barr common stock involve risk. You should consider the following risk factors in evaluating whether to vote in favor of approval of the issuance of shares of Barr common stock in connection with the merger or adoption of the merger agreement and approval of the merger. You should consider these factors in conjunction with the other information contained in this joint proxy statement/prospectus, the appendices to this joint proxy statement/prospectus and the documents incorporated by reference in this joint proxy statement/prospectus. If any of the following risks actually occur, the business, financial condition and results of operations of any of Barr, Duramed or the combined company may be seriously harmed. In that case, the trading price of Barr common stock may decline, and you may lose all or part of your investment.

                          RISKS RELATED TO THE MERGER

THE EXCHANGE RATIO FOR SHARES OF BARR COMMON STOCK TO BE RECEIVED IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK PRICE.

     Upon completion of the merger, each outstanding share of Duramed common stock will be converted into the right to receive .2562 shares of Barr common stock and each outstanding share of Duramed preferred stock will be converted into the right to receive 5.0632 shares of Barr common stock. This exchange ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of Barr stock or Duramed stock. The prices of Barr common stock and Duramed common stock on the date immediately prior to the date the merger is completed may be different from the prices on the date of this joint proxy statement/prospectus and on the date of the special meetings. These prices may vary as a result of changes in the business, operations or prospects of Barr or Duramed, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the perceived prospects of the combined company, regulatory considerations, general market and economic conditions and other factors.

THE PRICE OF BARR COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF DURAMED COMMON STOCK.

     Upon completion of the merger, holders of Duramed common stock and preferred stock will become holders of Barr common stock. Barr's business is different from that of Duramed, and Barr's results of operations, as well as the price of Barr common stock, may be affected by factors different than those affecting Duramed's results of operations and the price of Duramed common stock. For a discussion of Barr's and Duramed's businesses and certain factors to consider in connection with such businesses, see Barr's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and Duramed's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended, each of which is incorporated by reference in this joint proxy statement/prospectus.

INTEGRATION OF OPERATIONS WILL BE COMPLEX, TIME-CONSUMING AND EXPENSIVE AND MAY ADVERSELY AFFECT THE RESULTS OF OPERATIONS OF BARR.

     The anticipated benefits of the merger will depend in part on whether Barr and Duramed can integrate their operations in an efficient and effective manner. Integrating Barr and Duramed will be a complex, time-consuming and expensive process. Successful integration will require, among other things, combining each company's:

     - laboratory, manufacturing and financial information systems;

     - research and development efforts;

     - unique operations, including Barr's manufacturing operations and Duramed's sales and marketing operations;

     - business development efforts;

     - key personnel;

     - geographically separate facilities; and

     - business and scientific cultures.

     Barr and Duramed may not accomplish this integration successfully and may not realize the benefits contemplated by combining the operations of both companies. The diversion of management's attention to the integration effort and any difficulty encountered in combining operations could cause the interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses. Furthermore, employee morale may suffer, and Barr and Duramed may have difficulty retaining key scientific and managerial personnel.

THE MARKET PRICE OF BARR COMMON STOCK MAY DECREASE AS A RESULT OF THE MERGER.

     The market price of Barr common stock may decrease significantly if, among other things:

     - the integration of Barr's and Duramed's operations is not successful;

     - Barr does not realize expected business synergies; or

     - regulatory approvals by the U.S. Food and Drug Administration, or FDA, for the commercial sale of products important to the combined company are not obtained.

     If the trading price of Barr common stock decreases, you may lose all or part of your investment.

THE MERGER WILL RESULT IN COSTS OF INTEGRATION AND TRANSACTION EXPENSES THAT COULD ADVERSELY AFFECT BARR'S FINANCIAL RESULTS.

     If the benefits of the merger do not exceed the costs of the merger, including the dilution to the Barr stockholders resulting from the issuance of shares of Barr common stock in connection with the merger, Barr's financial results, including earnings per share, could be adversely affected. Barr and Duramed expect to incur significant transaction costs associated with the merger. Barr also expects to incur costs after completion of the merger associated with integrating the operations of Barr and Duramed, including costs related to consolidation of administrative, support and research and development activities.

     Actual costs may substantially exceed current estimates. In addition, unanticipated expenses associated with integrating the two companies may arise. Barr may incur additional charges in subsequent quarters to reflect costs associated with the merger.

SOME DIRECTORS AND OFFICERS OF BOTH COMPANIES HAVE INTERESTS THAT DIFFER FROM THOSE OF THE COMPANIES' RESPECTIVE STOCKHOLDERS.

     In considering the recommendations of the boards of directors of Duramed and Barr to adopt the merger agreement and approve the merger or to issue shares of Barr common stock in the merger, as the case may be, you should consider that some directors and officers of both companies have interests that differ from, or are in addition to, their interests as stockholders.

                         RISKS UNRELATED TO THE MERGER

IF BARR CANNOT INTRODUCE NEW PRODUCTS THAT ARE ACCEPTED BY THE MARKET, BARR'S REVENUES AND PROFITS MAY NOT GROW.

     Generic pharmaceuticals that are launched when there is limited or no other generic competition are typically sold at higher selling prices than when there are several generic pharmaceutical alternatives available. As a result, such products often produce higher gross profit margins. As competition from other manufacturers intensifies, selling prices and gross profit margins typically decline. These price declines vary from approximately 25% to as much as 90% depending on several factors, including the number of competitors, the price of the brand product and the pricing strategy of the new competitors. In addition, Barr's revenues could decline as brand pharmaceutical companies introduce new therapies that compete with Barr's products. If Barr is unable to introduce products in development or the market does not accept these products, then Barr's future operating results will suffer.

IF TAMOXIFEN FACES COMPETITION, OR THE MANUFACTURER OF TAMOXIFEN FAILS TO SUPPLY US, BARR'S SALES AND PROFITS WOULD SUFFER.

     Tamoxifen is currently one of the leading therapies in the treatment of breast cancer. As a result of a settlement of a patent challenge, AstraZeneca manufactures the product for Barr and Barr distributes it. Tamoxifen accounted for approximately two-thirds of Barr's product sales and approximately 25-30% of Barr's gross profits during the last three years. Barr's Tamoxifen sales and profits may be negatively impacted by several factors, including:

     - Generic competition -- The patent covering Tamoxifen expires in August 2002. Barr expects that after the expiration of the patent it will continue to market Tamoxifen either as a distributed product or a generic product. Barr also expects a limited number of competitors when the patent expires or six months later if AstraZeneca obtains a pediatric extension. If Barr is not able to maintain a significant market share after their launch or if pricing declines more rapidly than Barr expects, Barr's revenues may decline more than Barr expects and its profits from Tamoxifen may decline below current levels. On November 30, 2000, the remaining challenge against the patent covering Tamoxifen was dismissed. Therefore, Barr does not expect there will be a successful challenge to the patent.

     - Competition from new therapies -- Many pharmaceutical companies, including AstraZeneca, are developing new breast cancer therapies that may compete with Tamoxifen for all or a portion of the patients who use Tamoxifen. If any of these new breast cancer therapies are perceived or demonstrated to be better therapies than Tamoxifen and are introduced to the market, use of Tamoxifen could be reduced.

     - Supply interruptions -- Barr has an agreement which requires AstraZeneca to supply Barr product to meet Barr's requirements through August 21, 2002 or the date a final unappealable judgment holds the Tamoxifen patent invalid or unenforceable. If Barr's supply of product by AstraZeneca is disrupted, Barr may not be able to obtain the required quantities to meet demand and its sales and profits would decline.

BARR IS SUBJECT TO ANTITRUST LITIGATION AND TO ANTITRUST INVESTIGATIONS RELATING TO PATENT LITIGATION SETTLEMENTS, WHICH COULD TAKE CONSIDERABLE TIME AND MONEY TO RESOLVE. IF ADVERSELY CONCLUDED, BARR'S OPTIONS TO RESOLVE THESE CHALLENGES THAT ARE A SIGNIFICANT PART OF BARR'S BUSINESS STRATEGY COULD BE LIMITED AND BARR'S PROFITS COULD BE NEGATIVELY AFFECTED.

     On June 30, 1999, Barr received a civil investigative demand and a subpoena from the Federal Trade Commission, or FTC, that, although not alleging any wrongdoing, sought documents and data relating to the January 1997 agreements resolving patent litigation involving Ciprofloxacin hydrochloride, which had been pending in the U.S. District Court for the Southern District of New York. The FTC is investigating whether Barr, through settlement and supply agreements, has engaged or is engaging in activities in violation of the antitrust laws. In addition, attorney generals of several states have served Barr with civil investigation demands relating to Barr's settlement of patent challenges. Barr continues to cooperate with the FTC and attorney generals in these investigations.

     These investigations could take considerable time and money to resolve. In addition, the antitrust authorities' investigation of patent settlement arrangements may limit the options Barr has to resolve these challenges that are a significant part of Barr's business strategy.

     Putative class actions and individual actions have been filed against Barr in a number of state and federal courts, alleging anti-competitive practices and violations of antitrust laws and related state statutes. The adverse outcome in such class actions or individual actions, or the expense to Barr of defending such actions or responding to such investigations, whether or not there is an adverse outcome, could materially harm Barr's profits and cash flows.

IF BRANDED PHARMACEUTICAL COMPANIES' LEGISLATIVE AND REGULATORY EFFORTS TO LIMIT THE USE OF GENERICS ARE SUCCESSFUL, THEN BARR'S SALES OF PRODUCTS SUBJECT TO THESE EFFORTS MAY SUFFER.

     Many branded pharmaceutical companies increasingly have used state and federal legislative and regulatory means to delay generic competition. These efforts have included:

     - pursuing new patents for existing products which may be granted just before the expiration of one patent which could extend patent protection for a number of more years or otherwise delay the launch of generics;

     - using the Citizen Petition process to request amendments to FDA standards;

     - seeking changes to the United States Pharmacopeia, an organization which publishes industry recognized compendia of drug standards; and

     - attaching patent extension amendments to non-related federal legislation.

     In addition, some branded pharmaceutical companies have engaged in state-by-state initiatives to enact legislation that restricts the substitution of some generic drugs. Some of these initiatives have limited the generic substitution of Warfarin Sodium, Barr's second largest product, and may have similar impact on products that Barr is developing.

PROPOSED FDA REGULATIONS AND RECENT FDA GUIDELINES AND RULES GRANTING PEDIATRIC EXTENSIONS MAY IMPAIR BARR'S ABILITY TO UTILIZE FULLY THE 180-DAY GENERIC MARKETING EXCLUSIVITY PERIOD FOR PATENT CHALLENGES, SUBSTANTIALLY DIMINISHING THE VALUE OF A FAVORABLE RULING.

     One of the key motivations for challenging patents is the 180-day period of market exclusivity. Under the Hatch-Waxman Act, the first company to file an acceptable Abbreviated New Drug Application, or ANDA, for a patented drug and to certify that one or more of the patents protecting the drug is invalid or not infringed is eligible for 180 days of market exclusivity. That is, the FDA may not approve another generic version of the product for any company during the first 180 days following certain specified triggering events. This period of market exclusivity may provide the patent challenger with the opportunity to earn a return on the risks taken and its legal and development costs and to build its market share.

     In August 1999, the FDA issued a notice of proposed rulemaking in which it proposed new regulations for implementing the 180-day generic market exclusivity provision. Additionally, the FDA announced a proposed modification to its proposed generic drug exclusivity rule in a March 2000 Industry Guidance. In general, the proposed rule and Guidance would make a generic manufacturer's ability to obtain and benefit from the market exclusivity provisions of the Hatch-Waxman Act more uncertain. If adopted and upheld, the proposed rule could impair Barr's ability to obtain and utilize market exclusivity in patent challenge cases. If Barr loses some or all of the 180 days of exclusivity, Barr expects the value of its favorable rulings could be substantially diminished.

     In 1997, Congress enacted a new provision designed to reward branded pharmaceutical companies for conducting research to measure the safety of its products in children. If a branded company has a patent protecting the product that is either unchallenged or whose validity is upheld by a court, it is eligible to apply for an additional six months of market exclusivity following the patent's expiration. This is known as "pediatric exclusivity." Thus, where pediatric exclusivity is requested by a branded company and granted by the FDA, the commencement of generic competition could possibly be delayed by six months.

     In an informal response to a Congressional request, the FDA's Associate Commissioner for Legislation has taken the position that, in some cases, the six-month pediatric exclusivity period could potentially overlap with the 180-day generic exclusivity period and that, during any such overlap, pediatric exclusivity could prevent a generic company from obtaining the economic value of the 180-day generic exclusivity.

IF BARR DOES NOT OBTAIN A SALES ORGANIZATION TO SELL ITS FUTURE PROPRIETARY PRODUCTS, THE VALUE OF THOSE PRODUCTS MAY BE DIMINISHED.

     Nearly all of Barr's proprietary products will require sales representatives who promote those products directly to physicians. At this time, Barr does not employ such sales representatives. When Barr's products become available for commercial launch, Barr may be unable to license its products to pharmaceutical companies with sales organizations, enter into favorable co-promotion or contract sales arrangements, and/or recruit or acquire an effective sales organization. If Barr is unable to put a sales force in place, either on its own or through one of these types of arrangements, the value of Barr's products may be diminished. One of the anticipated benefits of the merger is the opportunity to bring Duramed's sales force of approximately 120 sales representatives to the combined company. Duramed's sales force currently consists of employees of Cardinal MarketForce who provide sales services to Duramed on a contract basis. The contract gives Duramed the right to bring this sales force in-house in July 2002 by offering employment positions to the sales representatives. The sales representatives do not have to accept these offers and, to the extent they do not, this anticipated benefit of the merger may not be achieved.

BARR FACES THE RISK OF PRODUCT LIABILITY CLAIMS, FOR WHICH BARR MAY BE INADEQUATELY INSURED.

     Manufacturing, marketing, selling and testing pharmaceutical products involve a risk of product liability claims. Even unsuccessful product liability claims could require Barr to spend money on litigation, divert management's time, damage its reputation and impair the marketability of its products. Barr maintains $20 million of product liability insurance and has an indemnification provision in its Tamoxifen agreement. However, such measures may be inadequate to remove the risk of some product liability claims.

AN EXISTING STOCKHOLDER WILL OWN APPROXIMATELY 25% OF BARR'S COMMON STOCK WHICH MAY ALLOW HIM TO INFLUENCE STOCKHOLDER VOTES.

     Upon the completion of the merger, Dr. Bernard Sherman, a Barr director and beneficial owner of Sherman Delaware, Inc., will beneficially own approximately 25% of Barr's outstanding common stock. Dr. Sherman does not participate in the daily management of Barr. However, he may be able to influence the outcome of stockholder votes, including votes concerning the elections of directors, the adoption or amendment of provisions in the certificate of incorporation, and the approval of significant corporate transactions.

BECAUSE BARR HAS NOT PAID CASH DIVIDENDS, INVESTORS MUST LOOK TO STOCK APPRECIATION FOR A RETURN ON THEIR INVESTMENT IN BARR.

     Barr has never paid and does not presently intend to pay any cash dividends. Thus, investors should only look to appreciation in the value of their shares for a return on their investment. In addition, existing debt covenants limit Barr as to the amount of dividends it can pay. Barr's current policy is to retain its earnings, if any, to finance expansion and product development. Payment of dividends in the future will depend on Barr's earnings and financial condition and other factors the Barr board of directors may consider or deem appropriate at the time.

IF THE U.S. SUPREME COURT REINSTATES THE PATENT COVERING PROZAC, BARR MAY BE LIABLE FOR DAMAGES THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON BARR'S OPERATIONS AND FINANCIAL CONDITION.

     On August 9, 2000, a three judge panel of the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. upheld Barr's challenge of the patent protecting Prozac. Eli Lilly and Company appealed the decision to the entire court, which vacated the panel's original decision and asked the panel to prepare a new decision. On May 30, 2001, the panel reaffirmed its earlier decision on different grounds. Eli Lilly again appealed the decision to the full court. On July 18, 2001, the Court of Appeals denied Eli Lilly's request for another rehearing and on July 26, 2001 issued its mandate to the District Court in Indianapolis instructing the District Court to enter a final order invalidating the Prozac patent. On July 30, 2001, the District Court entered its order invalidating the Prozac patent and lifted the injunction preventing Barr from launching Fluoxetine, its generic version of Eli Lilly's 20 mg capsule Prozac product. On August 2, 2001, Barr launched its generic version. Eli Lilly has announced its intention to petition the U.S. Supreme Court to review the Court of Appeals decision. The Supreme Court is not expected to make a decision on the Prozac matter for several months. If the Supreme Court overturns the Court of Appeals decision, which Barr believes is unlikely, and reinstates the Prozac patent, Barr may be liable for substantial damages.

IF THE PATENT GRANTED TO AAIPHARMA, INC. COVERING FLUOXETINE HYDROCHLORIDE IS FOUND TO BE VALID AND INFRINGED BY BARR'S FLUOXETINE PRODUCT, BARR MAY BE LIABLE FOR DAMAGES TO AAIPHARMA THAT COULD SUBSTANTIALLY REDUCE BARR'S PROFITS FROM ITS FLUOXETINE PRODUCT.

     On August 1, 2001, aaiPharma, Inc. filed a lawsuit against Barr, Par Pharmaceuticals, Inc., Dr. Reddy's Laboratories Ltd., Reddy-Cheminor, Inc. and Geneva Pharmaceuticals alleging that the generic versions of Prozac manufactured by those companies infringe aaiPharma's patent. On August 2, 2001, Barr launched Fluoxetine, its generic version of 20mg Prozac. Barr does not believe its product infringes the aaiPharma patent and believes that the aaiPharma patent is invalid or unenforceable to the extent it would apply to Barr's Fluoxetine product. However, if Barr's Fluoxetine product is found to infringe the aaiPharma patent and if the court finds the aaiPharma patent to be valid, Barr may be liable to aaiPharma, Inc. for damages that may substantially reduce Barr's profits from its Fluoxetine product.

                    THE SPECIAL MEETING OF BARR STOCKHOLDERS

     We are furnishing this joint proxy statement/prospectus to stockholders of Barr as of the record date as part of the solicitation of proxies by Barr's board of directors for use at Barr's special meeting.

DATE, TIME AND PLACE

     We will hold the special meeting on Wednesday, October 24, 2001, at 1:00 p.m., eastern daylight time, at the St. Regis Hotel, Two East 55th Street at 5th Avenue, New York, New York.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, we will ask holders of Barr common stock to approve the issuance of shares of Barr common stock in connection with the merger. Barr will issue up to 8,686,786 shares of its common stock as a result of the merger. Barr's board of directors has determined that the issuance of such shares, the merger and the other transactions contemplated by the merger agreement are advisable to Barr and its stockholders, has approved the issuance of shares of Barr common stock in connection with the merger and unanimously recommends that Barr stockholders vote "FOR" the issuance of shares of Barr common stock in connection with the merger.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only holders of record of Barr common stock at the close of business on September 6, 2001, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 35,500,839 shares of Barr common stock were issued and outstanding and held by 647 holders of record. A quorum is present at the special meeting if a majority of all the shares of Barr common stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Barr common stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.

VOTE REQUIRED; SHARES OWNED BY BARR DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES

     The approval of the issuance of shares of Barr common stock in connection with the merger requires the affirmative vote of a majority of votes cast at the special meeting by the holders of Barr common stock entitled to vote on the matter. Abstentions and broker non-votes will not be considered as cast votes.

     On the record date, Sherman Delaware, Inc. owned approximately 11,382,038 shares, or approximately 32% of the outstanding Barr common stock entitled to vote at the special meeting. Sherman Delaware, Inc. has entered into a voting agreement with Duramed dated as of June 29, 2001 and has agreed to vote all shares of Barr common stock owned by it as of the record date in favor of the issuance of shares of Barr common stock in connection with the merger.

     At the close of business on the record date, directors and executive officers of Barr and their affiliates, including Sherman Delaware, Inc., beneficially owned and were entitled to vote approximately 11,787,181 shares of Barr common stock, which represented approximately 33% of the shares of Barr common stock outstanding on that date.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the issuance of shares of Barr common stock in connection with the merger.

     Shares of Barr common stock represented at the special meeting but not voting, including shares of Barr common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Brokers who hold shares of Barr common stock in "street name" for customers who are the beneficial owners of those shares may not vote those shares in the absence of specific instructions from their customers. These non-voted shares are referred to as broker non-votes.

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to issue shares of Barr common stock in connection with the merger will be voted in favor of any such adjournment or postponement.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Barr a properly executed revocation of proxy, by submitting a properly executed proxy to the Secretary of Barr bearing a later date or by appearing at the special meeting and voting in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Barr will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Barr may solicit proxies from stockholders by telephone or other electronic means or in person. Barr will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. Barr will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     MacKenzie Partners, Inc. will assist in the solicitation of proxies by Barr. Barr will pay MacKenzie Partners, Inc. a fee of $7,500, plus reimbursement of certain out-of-pocket expenses, and will indemnify MacKenzie Partners, Inc. against any losses arising out of its proxy solicitation services on behalf of Barr.

OTHER MATTERS

     Barr does not expect that any matter other than the proposal to issue shares of common stock in connection with the merger will be brought before the special meeting. If, however, Barr's board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

                  THE SPECIAL MEETING OF DURAMED STOCKHOLDERS

     We are furnishing this joint proxy statement/prospectus to stockholders of Duramed as of the record date as part of the solicitation of proxies by Duramed's board of directors for use at Duramed's special meeting.

DATE, TIME AND PLACE

     We will hold the special meeting on Tuesday, October 23, 2001, at 8:30 a.m., eastern daylight time, at the Four Points Sheraton, 8020 Montgomery Road, Cincinnati, Ohio.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, we will ask holders of Duramed common and preferred stock to adopt the merger agreement and approve the merger. Duramed's board of directors has determined that the merger and the other transactions contemplated by the merger agreement are advisable to Duramed and its stockholders, has approved the merger agreement and the merger and unanimously recommends that Duramed stockholders vote "FOR" the adoption of the merger agreement and approval of the merger.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only holders of record of Duramed common and preferred stock at the close of business on September 6, 2001, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 27,241,144 shares of Duramed common stock were issued and outstanding and held by 1,333 holders of record and 100,000 shares of Duramed preferred stock were issued and outstanding and held by two holders of record. A quorum will be present at the special meeting if a majority of all the shares of Duramed common and preferred stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by properly executed proxies. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Duramed stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.

VOTE REQUIRED; SHARES OWNED BY DURAMED DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES

     The adoption of the merger agreement and approval of the merger requires the affirmative vote of a majority of the shares of Duramed common stock outstanding on the record date and the separate affirmative vote of at least two-thirds of the then outstanding shares of Duramed preferred stock. Because the required votes of Duramed stockholders are based upon the number of outstanding shares of Duramed stock, rather than upon the shares actually voted, a failure to vote, an abstention or, if the shares are held in "street name," a failure to instruct the broker to vote, all will have the same effect as a vote against the merger.

     On the record date, the directors and executive officers of Duramed and Solvay Pharmaceuticals Inc., a major Duramed common stockholder, beneficially owned approximately 4,453,604 shares, or 16% of the outstanding Duramed common stock entitled to vote at the special meeting. Certain of these individuals and Solvay have entered into a voting agreement with Barr dated as of June 29, 2001 and have agreed to vote all shares of Duramed common stock owned by them as of the record date in favor of the adoption of the merger agreement and approval of the merger. They also granted officers of Barr irrevocable proxies to vote their shares of Duramed common stock in favor of the merger. Approximately 4,389,201 shares of Duramed common stock, which represent approximately 16% of the outstanding shares of Duramed common stock as of the record date, are subject to the voting agreements.

     The holders of all outstanding shares of Duramed preferred stock have agreed with Barr to vote in favor of the merger and have granted irrevocable proxies to officers of Barr for that purpose.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the merger agreement and approval of the merger.

     Shares of Duramed stock represented at the special meeting but not voting, including shares of Duramed stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum.

     Brokers who hold shares of Duramed stock in "street name" for customers who are the beneficial owners of those shares may not vote those shares in the absence of specific instructions from their customers. These non-voted shares are referred to as broker non-votes and count as votes against the adoption of the merger agreement and approval of the merger.

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Duramed a properly executed revocation of proxy, by submitting a properly executed proxy to the Secretary of Duramed bearing a later date or by appearing at the special meeting and voting in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Duramed will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Duramed may solicit proxies from stockholders by telephone or other electronic means or in person. Duramed will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by them. Duramed will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     MacKenzie Partners, Inc. will assist in the solicitation of proxies by Duramed. Duramed will pay MacKenzie Partners, Inc. a fee of $7,500, plus reimbursement of certain out-of-pocket expenses, and will indemnify MacKenzie Partners, Inc. against any losses arising out of its proxy solicitation services on behalf of Duramed.

     STOCKHOLDERS SHOULD NOT SEND IN STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of Duramed stock certificates will be mailed to Duramed stockholders shortly after completion of the merger.

OTHER MATTERS

     Duramed does not expect that any matter other than the proposal to adopt the merger agreement and approve the merger will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, the persons named as proxies will vote in accordance with their judgment.

                                 THE COMPANIES

BARR

     Barr is a specialty pharmaceutical company engaged in the development, manufacture and marketing of generic and proprietary prescription pharmaceuticals. Barr currently markets approximately 85 pharmaceutical products, representing various dosage strengths and product forms of approximately 35 chemical entities. Barr's products are manufactured in tablet, capsule and powder form. Barr principally focuses on developing and marketing generic and proprietary products in the oncology and female healthcare categories, including hormone replacement and oral contraceptives. For the fiscal year ended June 30, 2001, Barr's total revenues were $509.7 million and its net income was $62.5 million. Barr also spent $53.2 million on research and development to support both its generic and proprietary development during that period.

     Barr's business strategy has three core components:

     - developing and marketing selected generic pharmaceuticals that have one or more barriers to entry;

     - developing and introducing proprietary pharmaceuticals that will have some period of market exclusivity; and

     - developing the generic versions, and then challenging patents protecting brand pharmaceuticals that Barr believes are either invalid, unenforceable or not infringed by our products.

     Generic Strategy

     Barr's product development strategy is to develop pharmaceutical products which present barriers to entry that may limit competition and, therefore, offer longer product life-cycles and/or higher potential profitability. The characteristics of the products that Barr pursues may include:

     - the need for specialized manufacturing capabilities;

     - difficulty in raw material sourcing;

     - complex formulation or development characteristics;

     - regulatory or legal challenges; or

     - sales and marketing challenges.

     Barr is developing more than 60 generic pharmaceutical products. These include Abbreviated New Drug Applications, or ANDAs, filed at the FDA for 26 new generic products, including 18 filed during the fiscal year ended June 30, 2001. Barr also has five generic product ANDAs for which it has tentative approval. These five products are the subject of patent challenges.

     Barr's largest selling product is Tamoxifen citrate, or Tamoxifen, a breast cancer therapy that accounted for $322.3 million or 65% of Barr's product sales for the fiscal year ended June 30, 2001. Tamoxifen is the generic name for AstraZeneca Pharmaceuticals L.P.'s Nolvadex(R). In 1993, following the settlement of a patent challenge against AstraZeneca, the innovator of Tamoxifen, Barr entered into a non-exclusive supply and distribution agreement with AstraZeneca. Barr is the only distributor of Tamoxifen in the United States other than AstraZeneca. Barr has a tentatively approved ANDA to manufacture the 10 mg tablet of Tamoxifen and is awaiting approval of its 20 mg tablet application. After the patent expires in August 2002, Barr expects to continue to sell Tamoxifen either as a distributed product or as Barr's own manufactured product.

     Barr's second largest selling product is Warfarin Sodium, the generic equivalent of DuPont Pharmaceutical's Coumadin(R), an anti-coagulant, which accounted for 14% of Barr's product sales for the fiscal year ended June 30, 2001.

     Proprietary Strategy

     Barr's proprietary product development activities are not focused on discovering new molecules. Barr pursues candidates in three primary categories:

     - existing chemical compounds where the development of new forms (liquid vs. tablets or different dosages) offer therapeutic or marketing advantages;

     - new chemical entities in selected therapeutic categories, including some that are marketed in other countries but not currently sold in the United States; and

     - patent protected proprietary products in late stages of development.

     Pursuing products in these categories allows Barr to focus on products that should take less time and cost to gain approval than if Barr pursued new molecules. Barr's strategy focuses on products that Barr expects will have some period of market exclusivity and generate higher gross margins and maintain profitability longer than most generic products. In addition, Barr seeks to license or acquire patented products.

     In addition, Barr is in various stages of development on a number of proprietary pharmaceuticals, including two products which are in Phase III clinical trials.

     Patent Challenge Strategy

     Barr also actively challenges the patents protecting branded pharmaceutical products where Barr believes the patents are either invalid, unenforceable or not infringed by its products. Barr has initiated seven patent challenges: two have been resolved through settlement, two have resulted in favorable court decisions pending appeals, two are awaiting court decisions and, in one case, the patent was upheld.

     One of these challenges has involved Fluoxetine, the generic equivalent of Eli Lilly's antidepressant, Prozac(R), which had annual sales of approximately $2.9 billion for the twelve months ended June 30, 2001. Barr filed its ANDA for the 20 mg capsule of Fluoxetine in February 1996, and was sued for patent infringement by Eli Lilly, initiating the patent challenge process. The 20 mg Prozac capsule had annual sales of approximately $2.2 billion for the twelve months ended June 30, 2001. Barr also has tentative approval for its 10 mg capsule and is awaiting approval on its 10 mg tablet version of Fluoxetine.

     On August 9, 2000, a three judge panel of the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. ruled in favor of Barr's challenge to an Eli Lilly patent for Prozac. The panel unanimously upheld Barr's "double-patenting" claims, finding that the invention claimed in Eli Lilly's patent had been the subject of a previous patent, and thus could not be patent-protected for a second time. In so ruling, the panel struck down a patent that would have protected Prozac from generic competition until after December 2003. In October, 2000 Eli Lilly filed a petition asking the full Court of Appeals to rehear the case. On May 30, 2001, the Court denied the petition and issued a new ruling with the same results as the ruling in August, 2000. Eli Lilly's petition for a re-hearing of this ruling was denied on July 18, 2001. On July 24, 2001, Eli Lilly filed a motion to stay the issuance of a final judgment by the Court of Appeals while Eli Lilly seeks review by the U.S. Supreme Court. On July 26, 2001, the Court of Appeals denied Eli Lilly's motion and entered a judgment and mandate in Barr's favor. On July 30, 2001, the District Court in Indianapolis issued a final judgment in Barr's favor. Eli Lilly has announced its intention to petition the Supreme Court to review the Court of Appeals decision. Barr expects that the Supreme Court will deny Eli Lilly's petition. Barr launched Fluoxetine on August 2, 2001.

     The Barr "b" is Barr's registered trademark. All other trademarks and registered trademarks used in this joint proxy statement/prospectus are the property of their respective owners.

     Barr was incorporated in 1970 as a New York corporation. Its executive offices are located at 2 Quaker Road, P.O. Box D 2900, Pomona, NY, 10970-0519, and its telephone number at that address is (845) 362-1100. Barr maintains a website on the Internet at www.barrlabs.com. Barr's website, and the information contained on the website, is not part of this joint proxy statement/prospectus.

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

DURAMED

     Duramed develops, manufactures and markets a line of prescription drug products in tablet, capsule and liquid forms. Duramed's products include those of its own manufacture and those it markets under arrangements with other drug manufacturers. Duramed sells its products to drug store chains, drug wholesalers, private label distributors, health maintenance organizations, hospitals, nursing homes, retiree organizations, mail order distributors, other drug manufacturers, mass merchandisers and governmental agencies. For the year ended December 31, 2000, Duramed's total revenues were $83.5 million and its net income was $164,000.

     A key aspect of Duramed's strategic business plan has been to develop a portfolio of brand and generic female hormone products focused in the estrogen replacement therapy, hormone replacement therapy and oral contraceptive categories. In 1999, Duramed began marketing its first brand prescription estrogen replacement therapy product, Cenestin(R) (synthetic conjugated estrogens, A) Tablets ("Cenestin"). Cenestin is a plant-derived synthetic conjugated estrogens product for the treatment of moderate-to-severe vasomotor symptoms associated with menopause. A recent bone marker study of Cenestin demonstrated the product caused a favorable reduction in bone markers, which indicates a bone preservation effect. In addition, in the cardiovascular evaluation, a positive lipid profile was found.

     In addition to the brand product, Cenestin, Duramed has six generic female hormone products including Apri(TM) (desogestrel and ethinyl estradiol) Tablets, the first, and currently only, oral contraceptive bioequivalent to and therapeutically interchangeable with the brand products, Ortho-Cept(R) and Desogen(R) tablets; Aviane(TM) (levonorgesterel and ethinyl estradiol) Tablets, the first, and currently only, generic oral contraceptive bioequivalent to and therapeutically interchangeable with Alesse(TM); and Enpresse(TM) (levonorgesterel and ethinyl estradiol) Tablets, a triphasic regimen oral contraceptive bioequivalent to and therapeutically interchangeable with Triphasil(R) and Tri-Levlen(R), which is expected to begin shipping in November 2001.

     Duramed's long-term product development programs are designed to generate a stream of new product offerings, particularly in the female hormone product market. Opportunities in this market area include: additional brand products that include Cenestin in combination with other therapeutic drugs; other brand pharmaceuticals; and selected generic pharmaceuticals that have the potential to be marketed as part of a brand identity program.

     Duramed's strategy has been to focus its product development activities primarily on prescription drugs with attractive market opportunities and potentially limited competition due to technological barriers to entry, principally female hormone products. In addition to the women's health and female hormone products markets, Duramed seeks products that take advantage of its core competencies and are logical extensions of its existing product line due to these products' marketing or production characteristics. Duramed's product development capabilities include modified and controlled release technologies. During the year ended December 31, 2000, Duramed spent $3.8 million on research and development to support both its generic and proprietary development during that period.

     Duramed was incorporated in 1982 as a Delaware corporation. Its executive offices are located at 7155 East Kemper Road, Cincinnati, OH 45249, and its telephone number at that address is (513) 731-9900. Duramed maintains a website on the Internet at www.duramed.com. Duramed's website, and the information on the website, is not part of this joint proxy statement/prospectus.

SIGNIFICANT CONTRACTS BETWEEN THE COMPANIES

     Other than the agreements executed in connection with the merger, there are currently no contracts between Duramed and Barr which are material to either party.

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

                                   THE MERGER

BACKGROUND TO THE MERGER

     In September 2000 the Duramed board of directors established an acquisition/strategic alliances committee to work with Duramed's chief executive officer to review possible acquisitions of products or companies, joint ventures or strategic alliances to implement its business plan for the development of a portfolio of brand name and generic female hormone products in the estrogen replacement therapy, hormone replacement therapy and oral contraceptive categories. The committee consisted initially of Messrs. Peter R. Seaver, Chair, George W. Baughman, Richard R. Frankovic and S. Sundararaman.

     On November 17, 2000, Mr. Bruce Downey, the chief executive officer of Barr, and Mr. Martin Zeiger, senior vice president, strategic business development and general counsel of Barr, who were in Cincinnati, Ohio for an unrelated business conference, met briefly with Mr. E. Thomas Arington, the chief executive officer of Duramed, and other members of Duramed management. During this meeting, the parties discussed potential co-development, co-marketing, licensing and other arrangements between Barr and Duramed. One suggestion raised by Mr. Downey was a merger of Duramed and Barr. Mr. Arington responded that while Duramed would be interested in various business arrangements with Barr, his position and the position of Duramed's board of directors were that Duramed was not for sale.

     At a meeting of the acquisitions/strategic alliances committee held on November 21, 2000, at which Messrs. Seaver, Baughman and Sundararaman were present, Mr. Arington reported on the meeting with Barr.

     On March 16, 2001, Mr. E. Thomas Arington and Mr. Downey met briefly and discussed, in general terms, possible ventures between Duramed and Barr. These discussions did not involve a merger of Duramed and Barr. They agreed to meet again at the Banc of America Securities Healthcare Conference later in March in Las Vegas, Nevada.

     In late March 2001, at the Banc of America Securities Healthcare Conference, Mr. Paul Donofrio of Banc of America Securities, Barr's financial advisor, suggested to Mr. Arington that Duramed consider a merger with Barr. As previously agreed, Mr. Arington and Mr. Downey met and, at this meeting, Mr. Downey expressed an interest in Barr's merger with Duramed.

     At a meeting of the acquisition/strategic alliances committee held on April 4, 2001, Mr. Arington reported on the discussions with Mr. Donofrio and Mr. Downey. Messrs. Seaver, Baughman and Sundararaman attended the meeting. In view of the expression of interest by Mr. Downey, as well as management's understanding of Barr's business and its future prospects, Mr. Arington believed it was appropriate to speak further with Barr to determine whether a merger with Barr might be in the best interests of Duramed and its stockholders. Duramed's counsel then described to the members of the committee the procedures that might be considered for such discussions. It was agreed that any discussions with Barr would be overseen by the acquisition/strategic alliances committee, which would report to the Duramed board of directors for any final action if deemed appropriate. Counsel recommended that Duramed engage a financial advisor to assist Duramed in a potential transaction with Barr. After discussion, it was agreed that management should contact one or more investment banking firms and provide information about them and their proposed services to the committee.

     At a meeting of the acquisition/strategic alliances committee on April 17, 2001, representatives of UBS Warburg described UBS Warburg's merger and acquisition experience and the approach which UBS Warburg would take in advising Duramed with respect to discussions with Barr. After the representatives of UBS Warburg left the meeting, the members of the committee discussed the possible retention of UBS Warburg, including the question of whether it was necessary to interview other investment banking firms. Following these discussions, the committee authorized Duramed to retain UBS Warburg as its financial advisor to assist Duramed in a potential transaction with Barr.

     At a Duramed board of directors meeting on May 10, 2001, two new directors, Messrs. Vernon A. Brunner and Gerald L. Wolken, were added to the acquisition/strategic alliances committee. At a meeting
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

of the committee on that date, at which all members were present, the continuing members of the committee reviewed with Messrs. Wolken and Brunner the previous actions taken concerning Barr and considered what further action should be taken. After discussion, it was agreed that management should continue to meet with representatives of Barr and that an informal "subcommittee," consisting of Messrs. Brunner, Frankovic, Seaver and Wolken, be appointed to work directly with management.

     During the next four weeks, a number of meetings were held between management of Duramed and Barr and their respective advisors. On May 30 and 31, 2001, various Barr personnel visited Duramed's Cincinnati manufacturing facility and held general business discussions.

     On June 1, 2001, Messrs. Brunner, Frankovic and Seaver met with Mr. E. Thomas Arington and other Duramed personnel to review ongoing discussions among Duramed, Barr and their respective advisors.

     On June 5, 2001, Duramed and Barr entered into a mutual confidentiality agreement and Messrs. Downey, Zeiger and other Barr personnel, together with Barr's financial advisor, met with Mr. E. Thomas Arington and other Duramed personnel and representatives of Duramed's financial advisor. Both Duramed and Barr presented information concerning their business operations. On June 11, 2001, Mr. E. Thomas Arington and other Duramed personnel again met with Mr. Downey and other Barr personnel and their respective financial advisors.

     On June 12, 2001, at a meeting of the Barr board of directors, Mr. Downey, among other things, reviewed the meetings with Duramed and related matters, including the due diligence process, financial modeling and pooling issues.

     On June 12, 2001, at a meeting of the acquisition/strategic alliances committee, Messrs. Brunner, Frankovic and Seaver reviewed with the committee their meeting with Duramed management on June 1, 2001. Also at this meeting, management reviewed the various meetings held with representatives of Barr and described the business plan information provided to Barr. After discussion, the members agreed that management should continue discussions with Barr, with results to be reported back to the committee for consideration and possible further action.

     On June 14, 2001, Messrs. E. Thomas Arington and Downey met, together with other representatives of Duramed and Barr and their respective financial advisors. Mr. Downey expressed continued interest in Barr's merger with Duramed and suggested terms for a possible transaction. Following this discussion, both parties agreed to commence active mutual due diligence investigations.

     On June 15, 2001, at a meeting of the Barr board of directors, Mr. Downey reported on the meetings with Mr. E. Thomas Arington and the proposed terms of a possible merger transaction, including the purchase price, the composition of the Barr board of directors after the merger and key Duramed employee issues. Also at this meeting, managers reported on the potential synergies between Barr and Duramed and the due diligence process.

     The acquisition/strategic alliances committee met again on June 19, 2001. Mr. E. Thomas Arington reviewed with the committee the various meetings and discussions held among representatives of Duramed and Barr and their financial advisors. Duramed's financial advisor reviewed with the committee financial aspects of a possible merger. Duramed's counsel reported that Duramed had received a draft merger agreement prepared by Barr's counsel and reviewed with the committee certain of the provisions of the proposed merger agreement: a fixed exchange ratio, a separate stockholder's agreement under which certain Duramed stockholders would agree to vote for the merger and a termination fee which would be payable by Duramed to Barr under specified circumstances. The members of the committee, with the assistance of management and counsel, discussed the information presented and the course of action which Duramed should follow. The members noted that, in order for the merger to qualify as a pooling of interests for financial accounting purposes, Duramed's affiliates, including Solvay Pharmaceuticals, Inc., would be required to agree not to sell their shares for a period of time after the merger. The committee authorized management to contact Solvay with respect to the proposed transaction between Duramed and Barr. After discussion, the members of the committee agreed that Duramed and its legal and financial
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

advisors should proceed with due diligence investigations of, and discussions with, Barr. The committee also expressed the view that management, with the assistance of Duramed's financial advisor, should attempt to negotiate a higher per share price. It was agreed that management would thereafter consult with the full board of directors for further actions as discussions and negotiations continued.

     On June 24, 2001, at a meeting of the Barr board of directors, Mr. Downey reported that due diligence was proceeding and that no matter had been identified which would cause Barr to terminate the merger discussions. Barr representatives reviewed with the Barr directors a financial presentation of the proposed merger and various purchase price and valuation scenarios prepared by Banc of America Securities. Following this presentation and discussion, the Barr board unanimously agreed that management should proceed to finalize the merger with Duramed substantially on the terms described by Mr. Downey.

     A meeting of the Duramed board of directors was held on June 25, 2001. Participating were Messrs. E. Thomas Arington, Jeffrey T. Arington, Baughman, Brunner, Frankovic, Seaver, Sundararaman and Wolken. The Duramed directors reviewed the actions taken to date by the acquisition/strategic alliances committee and management. Mr. E. Thomas Arington reported that both companies had conducted various legal, technical, financial and business due diligence reviews and that these reviews and discussions between the parties were continuing. Duramed representatives then reviewed with the Duramed directors the results of their due diligence reviews, including research and development activities, technical and formulation matters, production and manufacturing capabilities, quality and regulatory matters, sales and marketing capabilities, legal affairs, financial and accounting matters, management information systems, human resources, clinical programs and possible reasons for and against the proposed merger.

     On June 26, 2001, Mr. Downey and Barr personnel and financial advisors met with Mr. E. Thomas Arington and Duramed personnel and financial advisors to discuss further the terms of the proposed merger. Mr. Downey presented an overview of the results of Barr's due diligence investigations of Duramed, reviewed the average stock prices for Duramed and Barr over the past month and suggested a merger with a fixed exchange ratio of .25 of a share of Barr common stock for each outstanding share of Duramed common stock. The Duramed representatives suggested instead an exchange ratio of .2624. Mr. Downey responded with a price protection mechanism proposal. The Duramed representatives rejected this proposal, and it was agreed that Messrs. Arington and Downey would meet again during the morning of June 27, 2001. Messrs. Arington and Downey met on the morning of June 27, 2001 and discussed a fixed exchange ratio of .2562 with no price protection mechanism. Mr. Arington agreed to present this exchange ratio to the Duramed board of directors.

     The Duramed board of directors met again on June 27, 2001. Mr. E. Thomas Arington reported on the discussions which had been held with Barr since the meeting of the Duramed board of directors on June 25, 2001 and noted that Barr had proposed for Duramed to be acquired in a stock-for-stock merger transaction in which each share of Duramed common stock would be converted into .2562 of a share of Barr common stock and described the discussions which had been held with Barr. Various Duramed personnel then reviewed further with the directors the due diligence reports considered previously at the June 25, 2001 meeting. Following this presentation, the Duramed directors considered the potential advantages and disadvantages of the proposed merger with Barr. Representatives of UBS Warburg updated the Duramed directors as to financial aspects of the proposed merger.

     Mr. Downey then joined the meeting and presented various information to the Duramed directors on the business and prospects of Barr. Counsel to Duramed described the terms of the proposed merger agreement, noting that the merger agreement provided for a fixed exchange ratio. Counsel also noted that, although the merger agreement would prohibit Duramed from soliciting other prospective buyers, Duramed would be permitted under certain circumstances to provide information to, and enter into discussions with, parties who made unsolicited approaches to Duramed. The Duramed board of directors would be able to terminate the merger agreement if, in the exercise of its fiduciary duties, the board of directors were presented with an offer which it deemed to be superior to that of the merger. Counsel noted that, in such event, Duramed would be required to pay a termination fee to Barr of $15 million, which fee had been

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

reduced from Barr's original proposal of $25 million. Approval of the merger would require the vote of holders of a majority of the outstanding shares of Duramed common stock. Certain Duramed stockholders (holding in total less than 20% of the outstanding shares of Duramed) would be required to vote for the merger. A similar agreement to vote in favor of the issuance of shares by Barr in the merger would be required from the holder of approximately 33% of Barr common stock. Counsel then reviewed the representations and warranties, various conditions to the closing of the merger and other provisions included in the merger agreement. Following counsel's presentation, the directors discussed further the information reviewed with the directors by Duramed management, Mr. Downey and Duramed's legal and financial advisors. Following these discussions, the meeting was adjourned until June 28, 2001.

     When the meeting resumed on June 28, 2001, all directors were present. Mr.
E. Thomas Arington updated the Duramed directors on further discussions with representatives of Barr and noted that it had been agreed that Messrs. Arington, Frankovic and Seaver would join the Barr board of directors and that he would assume the role of chairman of the business development committee of the Barr board of directors. Counsel noted that agreement had been reached on the final terms of the proposed merger agreement and that there were no significant changes from the terms reviewed with the Duramed directors on the previous day. At this meeting, UBS Warburg reviewed with the Duramed board of directors its various financial analyses with respect to the common stock exchange ratio and rendered to the directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 29, 2001, the date of the definitive merger agreement, to the effect that, as of the date of the opinion and based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as described in its written opinion, the common stock exchange ratio was fair, from a financial point of view, to the holders of Duramed common stock.

     At the conclusion of the meeting on June 28, 2001, the Duramed directors unanimously determined that the proposed merger, the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of the stockholders of Duramed, and recommended that the merger and the merger agreement be presented to the stockholders of Duramed at a special meeting for approval and adoption.

     The Barr board of directors concurrently held a meeting on June 28, 2001. At this meeting, Banc of America Securities reviewed with the Barr board of directors its various financial analyses with respect to the common stock exchange ratio and rendered to the directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 28, 2001, to the effect that, as of the date of the opinion and based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as described in its written opinion, the common stock exchange ratio provided for in the merger was fair, from a financial point of view, to Barr. The Barr board of directors considered the merger, the merger agreement and the transactions contemplated by the merger agreement, authorized the execution and delivery of the merger agreement and the voting agreement between Barr and certain affiliates of Duramed and recommended that the issuance of shares of Barr common stock in connection with the merger be presented to Barr's stockholders at a special meeting for approval.

     The definitive merger agreement, the voting agreement between Sherman Delaware, Inc. and Duramed, the voting agreement between Barr and certain affiliates of Duramed, a letter of the Duramed preferred stockholders, and affiliate letters were executed as of June 29, 2001. On June 29, 2001 Duramed and Barr issued a joint press release announcing the merger.

JOINT REASONS FOR THE MERGER

     At separate meetings held on June 28, 2001, the boards of directors of Barr and Duramed each concluded unanimously that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, their respective companies and stockholders. The factors considered by each board of directors and the reasons for its decisions are set forth below, and you should read them carefully.

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

     In addition, the boards of directors of both Barr and Duramed believe that the following potential benefits may result from the merger:

     - the merger will create a larger, more diversified pharmaceutical company, enabling it to compete more effectively for promising pharmaceutical opportunities, including product acquisition and development and licensing arrangements;

     - the merger will combine the growth prospects related to Duramed's portfolio of products with Barr's and both portfolios are expected to benefit from the availability of a large sales force;

     - the merger creates the opportunity to form a single company offering consumers a complete line of oral contraceptive products based on the combination of unique strengths that each partner will contribute. Barr will contribute a strong pipeline of generic and proprietary oncology, female healthcare products and oral contraceptives; a well-financed research and development capability; and significant expertise in legal, regulatory and government affairs activities. Duramed will contribute several key oral contraceptives, including Apri, Aviane and Enpresse; hormone replacement therapy products, including Cenestin, as well as the sales force that has been driving the growth of this innovative product; and pipeline development capabilities, including both single-entity and combination hormone products to be marketed as generic and brand products; and

     - the merger is expected to result in the elimination of some duplicative costs and the achievement of some operating efficiencies.

BARR'S REASONS FOR THE MERGER AND RECOMMENDATION OF BARR'S BOARD OF DIRECTORS

     In reaching its decision to adopt the merger agreement, Barr's board of directors consulted with Barr's management, as well as its legal counsel and its financial advisor, and considered the following material factors:

     - information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of Barr and Duramed as separate entities and on a combined basis, including:

       -- Duramed's improving financial results and prospects due to its successful introduction of new products,

       -- recent historical stock price performance of Barr common stock and Duramed common stock, and

       -- the percentage of the combined company that existing Barr stockholders would own following the merger.

     - the opportunity to bring Duramed's sales force to the combined company. This experienced sales force is important to Barr's ability to successfully launch its proprietary products, particularly the innovative SEASONALE oral contraceptive that is currently in clinical studies. In 1999, Duramed launched Cenestin and has been successful in using Cardinal Health Inc.'s contract sales organization to position Cenestin as a viable alternative to Premarin(R). Duramed has the right to bring this sales force in-house in July 2002 by offering employment to the sales representatives. This experienced sales team will allow the combined company to better position its joint new products within the physician community and to pursue more aggressively product licensing opportunities;

     - the expanded manufacturing capabilities, particularly in the specialized manufacturing suites used in the production of hormone replacement agents, oral contraceptives and oncology products;

     - the enhanced packaging capabilities of the combined entity, particularly in specialized packaging capabilities for oral contraceptives;

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

     - the ability for Barr to compete more effectively in the female health market against much larger existing competitors;

     - the opinion of Barr's financial advisor to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, which is described below under "-- Opinion of Barr's Financial Advisor," the common stock exchange ratio provided for in the merger was fair to Barr from a financial point of view;

     - the intended accounting for the merger as a pooling of interests which results in combined financial statements prepared on a basis consistent with the underlying view that stockholders' interests in the two companies have simply been combined; and

     - the agreement that E. Thomas Arington will become a member of the Barr board of directors and will assume the role of chairman of its business development committee, participate in day-to-day business development activities of Barr, be active in the management of Duramed during the transition, and continue in an advisory capacity after the merger.

     In reaching its conclusions and recommendations, the Barr board of directors considered all these factors generally positively, as advantages or opportunities, with the following exceptions:

     - the risk that the potential benefits of the merger might not be fully realized;

     - the risk that the combined company could experience slower growth relative to Barr's prior growth rate;

     - the risk of diverting management's attention from executing its own business plan; and

     - other applicable risks described in this joint proxy statement/prospectus under "Risk Factors."

     The Barr board of directors believed that certain of these risks were unlikely to occur or unlikely to have a material impact on the combined company, while others could be avoided or mitigated by Barr or Duramed, and that, overall, the risks associated with the merger were outweighed by the potential benefits.

     The discussion of the information and factors considered by the Barr board of directors is not intended to be exhaustive. In view of the variety of factors and the amount of information considered, the Barr board of directors did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors as a whole.

     The Barr board of directors has unanimously approved the merger agreement and the merger and believes that the terms of the merger are fair to, and in the best interests of, Barr and its stockholders. The Barr board of directors recommends a vote "FOR" approval of the issuance of shares of Barr common stock in connection with the merger.

DURAMED'S REASONS FOR THE MERGER AND RECOMMENDATION OF DURAMED'S BOARD OF DIRECTORS

     In reaching its decision to adopt the merger agreement, Duramed's board of directors consulted with Duramed's management, as well as its legal counsel and its financial advisor, and considered the following material factors to be in favor of the merger:

     - the exchange ratio and resulting theoretical value of a share of Duramed common stock as compared to how the common stock of Duramed has performed historically;

     - the historical financial information of Duramed and Barr, as well as the information presented to the Duramed directors with respect to the prospects of both Duramed and Barr;

     - business conditions in the industry in which Duramed and Barr operate and the competition in that industry, including the fact that Duramed's competitors generally have substantially greater financial resources than Duramed;

     - the results of the due diligence investigations of Barr conducted by Duramed and its advisors;
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

     - the theoretical alternatives to the merger, including continuing to operate Duramed as an independent company;

     - the possibility that if the merger is not completed, and in view of the consolidation generally taking place in the pharmaceutical industry, Duramed could receive an unsolicited acquisition proposal from another party on terms that are not as favorable as the merger;

     - the tax-deferred nature of the merger;

     - the perceived business synergies between Duramed and Barr;

     - the reduced risks that would result if Duramed were part of a larger, more financially stable organization;

     - the terms and conditions of the merger agreement, including the facts that Duramed may, under certain circumstances, provide information to and negotiate with prospective unsolicited purchasers after the execution of the merger agreement and that the Duramed board of directors may terminate the merger agreement in the event of a superior proposal;

     - the various financial analyses with respect to the common stock exchange ratio of Duramed's financial advisor and its opinion as to the fairness, from a financial point of view and as of the date of the opinion, of the common stock exchange ratio provided for in the merger, as more fully described below under "-- Opinion of Duramed's Financial Advisor;"

     - the fact that stockholders of Duramed will receive equity interests in the combined company after the merger and will be able to share in the combined company's growth; and

     - the belief of the directors that the effective merger price is greater than the amount which a stockholder of Duramed would be able to obtain in the open market in the immediate future if the merger were rejected.

     The Duramed directors noted the following factors which they believed were unfavorable to the proposed transaction:

     - the merger would occur at a time when Duramed is just beginning to enjoy the benefits of its long-term development activities;

     - the risks inherent in the antitrust litigation in which Barr is involved;

     - the differences in approach between Duramed's efforts to establish a brand name identity for its products and Barr's generic marketing strategy; and

     - the termination fee payable to Barr if the Duramed board of directors or Barr should terminate the merger agreement under certain circumstances.

     The discussion of the information and factors considered by the Duramed board of directors is not intended to be exhaustive. In view of the variety of factors and the amount of information considered, the Duramed board of directors did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors as a whole.

     In reaching its determination that the merger is advisable and in the best interests of the stockholders of Duramed, the Duramed directors were aware that the members of the board and certain executive officers have personal interests in the merger that are or may be different from, or in addition to, the interests of other Duramed stockholders. These interests are described below under "-- Interests of Duramed Directors and Executive Officers in the Merger." The decision of the board of directors of Duramed, however, was based upon the factors identified above and not the interests of those individuals.

     The Duramed board of directors has unanimously approved the merger agreement and the merger and believes that the terms of the merger are fair to, and in the best interests of, Duramed and its stockholders. The Duramed board of directors recommends a vote "FOR" adoption of the merger agreement and approval of the merger.

INTERESTS OF BARR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of Barr's board of directors with respect to the issuance of shares of Barr common stock in the merger, Barr stockholders should be aware that the members of Barr's board of directors and Barr's executive officers have personal interests in the merger that are or may be different from, or in addition to, the interests of other Barr stockholders.

     The members of Barr's board of directors and Barr's executive officers are beneficiaries of certain Barr compensation programs under which vesting is accelerated upon a "change of control." The merger will be deemed a "change of control" for purposes of such compensation programs.

     Under the Barr stock option plans adopted by vote of Barr stockholders, all outstanding options to purchase Barr common stock issued under the Barr stock plans, including those held by executive officers and directors of Barr, vest at the merger.

     The following table sets forth, as of June 30, 2001, the number of shares of Barr common stock subject to unvested options held by Barr's directors and executive officers and the average exercise prices of those options:

                                       NUMBER OF SHARES    WEIGHTED AVERAGE
                                          SUBJECT TO        EXERCISE PRICE
NAME                                   UNVESTED OPTIONS       PER SHARE
----                                   ----------------    ----------------
Salah U. Ahmed.......................       42,500              $38.78
Carole S. Ben-Maimon.................       50,000               55.95
Paul M. Bisaro.......................       69,998               41.92
Robert J. Bolger.....................        7,500               63.31
Timothy P. Catlett...................       47,499               37.32
Harold N. Chefitz....................       15,000               65.50
Edwin A. Cohen.......................        7,500               63.31
Bruce L. Downey......................      129,998               38.56
Michael F. Florence..................        7,500               63.31
Jacob ("Jack") M. Kay................        7,500               63.31
William T. McKee.....................       57,499               40.44
George P. Stephan....................        7,500               63.31
Martin Zeiger........................       55,000               25.19
                                           -------
          Total......................      504,994              $42.05

     Of this total, 224,157 options will vest by October 25, 2001 by their terms and are therefore not expected to be materially accelerated as a result of the merger.

     Barr's board of directors was aware of the interests described above when approving the merger.

INTERESTS OF DURAMED DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of Duramed's board of directors with respect to the merger, Duramed stockholders should be aware that the members of Duramed's board of directors and Duramed's executive officers have personal interests in the merger that are or may be different from, or in addition to, the interests of other Duramed stockholders.

  Stock Options

     The members of Duramed's board of directors and Duramed's executive officers are participants in Duramed stock option plans under which vesting is accelerated upon the occurrence of certain events, including the merger.

     Under the Duramed stock option plans adopted by vote of Duramed stockholders, all outstanding options to purchase Duramed common stock, including those held by executive officers and directors of Duramed, will vest in connection with the merger with Barr and will be assumed by Barr, subject to adjustment to reflect the exchange ratio.

     The following table sets forth, as of June 30, 2001, the number of shares of Duramed common stock subject to unvested options held by Duramed's directors and executive officers and the average exercise prices of those options:

                                       NUMBER OF SHARES    WEIGHTED AVERAGE
                                          SUBJECT TO        EXERCISE PRICE
NAME                                   UNVESTED OPTIONS       PER SHARE
----                                   ----------------    ----------------
E. Thomas Arington...................       538,428             $6.79
Jeffrey T. Arington..................       127,800              7.37
George W. Baughman...................         5,000              9.46
Vernon A. Brunner....................        10,000              9.46
Richard R. Frankovic.................        13,000              8.41
Lawrence A. Glassmann................        29,000              4.70
Timothy J. Holt......................        49,199              7.25
Peter R. Seaver......................        10,000              7.45
S. Sundararaman......................         5,000              9.46
Philip M. Urhan......................             0                --
Gerald L. Wolken.....................        15,000              8.13
                                          ---------
          Total......................       802,427             $6.95

     Although all unvested options will vest upon the completion of the merger, under a separate agreement with Barr, the Duramed directors' and executive officers' ability to sell their shares of Barr common stock received in exchange for shares of Duramed common stock or shares issuable on exercise of stock options is restricted until after Barr publicly releases earnings that include at least 30 days of post-merger combined operations of the two companies.

  Executive Agreements

     - E. Thomas Arington Amended and Restated Employment Agreement. Effective July 18, 2000, Duramed entered into an amended and restated employment agreement with Mr. E. Thomas Arington. The initial term of the agreement expires December 31, 2005. Under the agreement, Mr. Arington receives a salary in an amount to be set by the Duramed compensation committee, but not less than $41,666 per month. For 2000, the salary was set at that amount. In addition, Mr. Arington is entitled to receive for each year a separate annual bonus in such amount as may be determined by the Duramed compensation committee. For 2000, Mr. Arington's bonus was $165,000. The agreement also provides for life and disability insurance and for certain other customary benefits. Further, the agreement provides for the payment of a lump sum benefit to Mr. Arington equal to three times Mr. Arington's salary and bonus, plus a gross-up for federal excise tax purposes if necessary, pursuant to Section 280G of the Internal Revenue Code, plus vesting of all outstanding options and the continuation of certain medical and insurance benefits, in the event that Mr. Arington's employment is terminated without cause by Duramed or for good reason by Mr. Arington, following a change in control of Duramed during the term of the agreement. A "change in control" includes certain mergers, sales of assets or tender offers. The merger will constitute a change in control. "Good reason" includes a resignation by Mr. Arington for any reason within six months after a change in control. "Cause" means willful and continued failure to perform his duties under the agreement or willfully engaging in illegal conduct or gross misconduct which materially injures Duramed. If Mr. Arington terminates his employment without good reason, or if his employment is terminated by Duramed for cause, the agreement provides that he will not compete with Duramed for a period of one year after termination.

     - Change in Control Contingent Employment Agreements. Effective September 8, 2000, Duramed entered into change in control contingent employment agreements with certain executive officers, including Mr. Jeffrey T. Arington, President and Chief Operating Officer, Timothy J. Holt, Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer, and Lawrence A. Glassmann, Senior Vice President and General Counsel. In the event of a "change in control" of Duramed, as defined in the agreements, Duramed agrees to continue the employment of the employee for three years beginning with the date of the change in control. The merger will constitute a change in control. The agreements also provide for certain lump-sum payments (equal to three times salary and bonus) in the event of termination without cause or for good reason following a change in control of Duramed. The agreements contain defined terms and tax gross-up provisions similar to those in Mr. E. Thomas Arington's amended and restated employment agreement described above.

     - Waiver of Certain Executive Agreement Provisions. Barr has entered into separate letter agreements with the following executive officers of
       Duramed:

          - E. Thomas Arington, Chairman and Chief Executive Officer;

          - Jeffrey T. Arington, President and Chief Operating Officer;

          - Timothy J. Holt, Senior Vice President of Finance and
            Administration, Chief Financial Officer and Treasurer; and

          - Lawrence A. Glassmann, Senior Vice President and General Counsel.

     Pursuant to these letter agreements, in exchange for waiver payments of $600,000, $250,000, $250,000 and $50,000, respectively, each executive agreed to defer the exercise of his unrestricted right to terminate employment for good reason under his employment agreement or change in control contingent employment agreement, as applicable, until the six month period beginning on April 1, 2002 or on such earlier date as Barr advises the executive that his services are no longer needed.

     Appointment to Barr's Board of Directors

     Barr will take all necessary action to expand Barr's board of directors by three additional members and will take all necessary action to cause E. Thomas Arington, Richard R. Frankovic and Peter R. Seaver to be appointed directors of Barr after the merger.

     Indemnification and Insurance

     The merger agreement provides that all rights to indemnification and all limitations on liability existing in favor of current or former officers, directors or employees of Duramed as provided for under the Duramed certificate of incorporation, bylaws or indemnification agreements will be assumed by the surviving corporation in the merger and will continue in full force and effect in accordance with their terms following the merger. To the extent permitted, advancement of expenses and costs will be mandatory rather than permissive.

     For six years after the effective time of the merger, Barr will cause the surviving corporation to maintain directors' and officers' liability insurance on terms no less favorable than those in effect as of the date of the merger agreement. Barr's obligation to provide this insurance coverage is subject to a cap of 200% of the higher of the premiums paid by Duramed for its existing insurance coverage in its last full fiscal year or in the current fiscal year. If Barr cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, Barr is required to maintain only that amount of insurance coverage that can be obtained by paying an annual premium equal to the 200% cap.

     For six years after the effective time of the merger, Barr will cause the surviving corporation to indemnify and hold harmless the individuals who, prior to the merger, were officers, directors or employees of Duramed against all threatened losses, claims, damages and liabilities for acts or omissions occurring prior to the effective time of the merger and arising out or relating to the fact of the person's relationship with Duramed.

     Board Considerations

     Duramed's board of directors was aware of the interests described above when approving the merger.

ACCOUNTING TREATMENT

     Completion of the merger is conditioned upon its being accounted for as a pooling of interests and on the receipt by Barr and Duramed of letters from Deloitte & Touche LLP and Ernst & Young LLP, respectively, regarding each firm's concurrence with the Barr management's and the Duramed management's conclusions, respectively, that, as of the date the merger is completed, no conditions exist that would preclude accounting for the merger as a pooling of interests transaction under Accounting Principles Board Opinion No. 16 and applicable Securities and Exchange Commission rules and regulations, if the merger is completed in accordance with the merger agreement. Under this accounting treatment, upon completion of the merger, the assets and liabilities of Duramed would be added to those of Barr at their recorded book values and the stockholders' equity accounts of Barr and Duramed would be combined on Barr's consolidated balance sheet. On a pooling of interests accounting basis, Barr will retroactively restate its financial statements issued after completion of the merger to reflect the consolidated combined financial position and results of operations of Barr and Duramed as if the merger had taken place as of the earliest period covered by such financial statements.

EFFECTIVE TIME OF THE MERGER

     The effective time of the merger will be at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at a later time as may be agreed to by Duramed and Barr.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub, a wholly-owned subsidiary of Barr and a party to the merger agreement, will merge with and into Duramed. Duramed will survive the merger as a wholly-owned Delaware subsidiary of Barr.

MERGER CONSIDERATION

     At the effective time of the merger, each outstanding share of Duramed common stock will be converted into the right to receive .2562 shares of Barr common stock and each outstanding share of Duramed Series G preferred stock will be converted into the right to receive 5.0632 shares of Barr common stock, except that Duramed treasury stock and Duramed common stock held by Barr will be canceled. Duramed stockholders will receive cash for any fractional shares which they would otherwise receive in the merger. The exchange ratio was determined through arm's-length negotiations between Barr and Duramed.

     The merger agreement provides that, if between the date of the merger agreement and the effective time of the merger, the outstanding shares of Barr common stock are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the exchange ratio will be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

OWNERSHIP OF BARR FOLLOWING THE MERGER

     Assuming the exercise of all outstanding options and warrants to purchase shares of Duramed common stock, we anticipate that Duramed stockholders will receive up to 8,686,786 shares of Barr common stock in the merger. Based on that number and on the number of outstanding shares of Barr common stock on September 6, 2001, Duramed stockholders will own approximately 20% of the outstanding shares of Barr common stock following the merger.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of Duramed stock into the right to receive Barr common stock will occur automatically at the effective time of the merger. As soon as reasonably practicable after the completion of the merger, Mellon Investor Services LLC, the exchange agent, will send a letter of transmittal to each former Duramed stockholder. The transmittal letter will contain instructions for obtaining shares of Barr common stock and cash for any fractional shares of Barr common stock in exchange for shares of Duramed stock.

     All shares of Barr common stock issued in exchange for shares of Duramed stock, including any cash paid instead of any fractional shares of Barr common stock, will be issued in full satisfaction of all rights relating to such shares of Duramed stock.

     No fractional shares of Barr common stock will be issued to any Duramed stockholder upon surrender of certificates previously representing Duramed stock. The amount of cash for any fractional share a Duramed stockholder would otherwise receive will be calculated by multiplying the fractional share interest to which that stockholder is entitled by the closing price of Barr common stock on the last trading day before the date on which the merger is completed as reported on the New York Stock Exchange Composite Transactions Tape.

DURAMED STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED
PROXY

     After the effective time of the merger, each certificate that previously represented shares of Duramed stock will no longer be outstanding, automatically will be canceled and retired, will cease to exist and will represent only the right to receive the Barr common stock into which such shares are converted in the merger and the right to receive cash for any fractional shares of Barr common stock as described above.

     Until holders of certificates previously representing Duramed stock have surrendered those certificates to the exchange agent for exchange, those holders will not receive any dividends or distributions on the Barr common stock into which such shares have been converted with a record date after the effective time of the merger and will not receive cash for any fractional shares of Barr common stock. When holders surrender such certificates, they will receive any dividends with a record date after the effective time of the merger and a payment date on or prior to the date of surrender and any cash for fractional shares of Barr common stock, in each case without interest.

     In the event of a transfer of ownership of Duramed stock that is not registered in the transfer records of Duramed, a certificate representing the proper number of shares of Barr common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if:

     - such certificate is properly endorsed or otherwise is in proper form for transfer and

     - the person requesting such exchange pays any transfer or other taxes resulting from the issuance of shares of Barr common stock to a person other than the registered holder of such certificate.

STOCK EXCHANGE LISTING OF BARR COMMON STOCK

     It is a condition to the completion of the merger that the Barr common stock issuable to:

     - Duramed stockholders in the merger;

     - holders of options to acquire shares of Duramed common stock, which will be converted into options to acquire shares of Barr common stock, upon exercise of such options; and

     - holders of warrants to purchase common stock of Duramed, to be assumed by Barr, upon exercise of such warrants have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF DURAMED COMMON STOCK

     If the merger is completed, Duramed common stock will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     In the opinion of Winston & Strawn, tax counsel to Barr, and Taft, Stettinius & Hollister LLP, tax counsel to Duramed, the following is a summary of the material United States federal income tax consequences of the merger to holders of Duramed stock who exchange their shares of Duramed stock for shares of Barr common stock and, as applicable, cash in lieu of fractional shares of Barr common stock. This discussion addresses only such stockholders who hold their Duramed stock as a capital asset, and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, such as holders who are subject to alternative minimum tax provisions of the Internal Revenue Code, financial institutions, tax-exempt organizations, insurance companies, mutual funds, dealers in securities or foreign currencies, foreign holders, persons who hold such shares as a hedge against currency risk, or as part of a constructive sale or conversion transaction or straddle, holders whose shares are qualified small business stock for purposes of Sections 1202 and 1045 of the Internal Revenue Code or holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code, and other laws, regulations, rulings and decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. United States federal estate tax consequences and tax consequences under state, local and foreign laws are not addressed.

     THE FOLLOWING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. HOLDERS OF DURAMED STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES.

     No ruling has been, or will be, sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger. It is a condition to the completion of the merger that Barr receive an opinion of its tax counsel, Winston & Strawn, and that Duramed receive an opinion from its tax counsel, Taft, Stettinius & Hollister LLP, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The issuance of such opinions will be conditioned on customary assumptions and representations made by Barr, Merger Sub and Duramed. An opinion of counsel is not binding on the Internal Revenue Service or a court. As a result, neither Barr nor

Duramed can assure you that the tax considerations and opinions contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged.

     Effect of Qualification as a Reorganization; Exchange of Duramed Stock for Barr Common Stock

     Assuming the merger qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code,

     - each Duramed stockholder who exchanges Duramed stock for Barr common stock in the merger will not recognize gain or loss, except with respect to cash, if any, that such stockholder receives in lieu of a fractional share of Barr common stock;

     - each Duramed stockholder's aggregate tax basis in the Barr common stock received in the merger will be the same as such stockholder's aggregate tax basis in the Duramed stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received;

     - the holding period of the Barr common stock received in the merger by each Duramed stockholder will include the holding period of the Duramed stock that such stockholder surrendered in the merger; and

     - each Duramed stockholder who receives cash in lieu of a fractional share of Barr common stock will recognize gain or loss equal to the difference between the amount of cash received and such stockholder's tax basis in the Duramed stock surrendered for the fractional share.

     Backup Withholding

     Certain noncorporate holders of Duramed stock may be subject to backup withholding at a 30.5% rate on amounts received in exchange for their Duramed stock. Backup withholding will not apply, however, to a stockholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal that will be mailed to Duramed stockholders by the exchange agent shortly after completion of the merger, (2) provides a certification of foreign status on Form W-8BEN or successor form or
(3) is otherwise exempt from backup withholding.

REGULATORY MATTERS

     United States antitrust laws prohibit Barr and Duramed from completing the merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act and a required waiting period has ended. The waiting period applicable to Barr's and Duramed's submissions expired on September 20, 2001.

     See "The Merger Agreement -- Conditions to the Completion of the Merger."

APPRAISAL RIGHTS

     Under Delaware law, holders of Duramed common stock are not entitled to appraisal rights in connection with the merger because, on the record date, Duramed common stock was listed on the Nasdaq National Market and will be converted into shares of Barr common stock, which at the effective time of the merger will be listed on the New York Stock Exchange.

DURAMED EMPLOYEE BENEFITS MATTERS

     Barr will honor all existing employment, severance, consulting and salary continuation agreements between Duramed and its officers, directors, employees or consultants. In addition, each Duramed employee will be given credit for all service with Duramed under all employee benefit plans, programs, policies and arrangements maintained by Duramed or Barr, as the case may be, in which they participate or in which they become participants for all purposes (other than accrual of benefits) but only to the extent such service would be taken into account under the plan, program policy or arrangement of

Duramed or Barr, as the case may be, without regard to whether vesting a portion of the account benefit is based upon or calculated with respect to years of service under any qualified, non-qualified pension or retirement plan and each welfare benefit plan. All pre-existing conditions and exclusions (to the extent such conditions or exclusions are covered under Duramed's plans) shall be waived. All expenses incurred by any employee for deductibles and co-payments in the portion of the year prior to the date an employee first became a participant in such plan shall be credited to the benefit of such employee under such plan in the year in which such employee's participation commenced.

EFFECT ON AWARDS OUTSTANDING UNDER DURAMED STOCK PLANS

     Each option to purchase Duramed common stock granted under any of Duramed's stock option plans, which is outstanding immediately prior to the merger, will vest as of the effective time of the merger and will be assumed by Barr. Such assumed stock options will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Duramed stock option plan under which the option was granted, the number of shares of Barr common stock as the holder of the stock option would have been entitled to receive pursuant to the merger had the holder exercised the option in full immediately prior to the effective time of the merger at a price per share of Barr common stock equal to:

     - the aggregate exercise price for Duramed common stock purchasable pursuant to the option divided by

     - the conversion ratio for Duramed common stock.

     After the effective time of the merger, Barr will comply with the terms of the assumed Duramed stock option plans and the agreements governing any assumed Duramed stock options.

RESALE OF STOCK

     Barr common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Duramed stockholder who may be deemed to be an "affiliate" of Duramed or Barr for purposes of Rule 145 under the Securities Act or for purposes of qualifying the merger for pooling of interests accounting treatment. Each such affiliate has agreed not to transfer any Barr common stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. Each such affiliate has also agreed not to make any disposition of Duramed stock within 30 days prior to completion of the merger, and any disposition of Barr common stock until after such time as financial results covering at least 30 days of combined operations of Barr and Duramed after the merger have been published. The affiliates of Barr have agreed to similar restrictions on the disposition of Barr common stock currently owned by them within 30 days prior to completion of the merger and until after such time as financial results covering at least 30 days of combined operations of Barr and Duramed after the merger have been published. This joint proxy statement/prospectus does not cover resales of Barr common stock received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

OPINION OF BARR'S FINANCIAL ADVISOR

     In June 2001, Barr retained Banc of America Securities to act as its financial advisor in connection with the merger. Banc of America Securities is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiates underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Barr selected Banc of America Securities to act as its financial advisor on the basis of Banc of America Securities' experience and expertise in transactions similar to the merger, its reputation in the healthcare industry, its familiarity with Barr's business and its long-standing working relationship with Barr.

     In connection with Banc of America Securities' engagement, Barr requested that Banc of America Securities evaluate the fairness, from a financial point of view, to Barr of the common stock exchange ratio provided for in the merger. Barr did not limit the investigations made or procedures followed by Banc of America Securities in rendering its opinion. On June 28, 2001, at a meeting of the Barr board of directors held to evaluate the merger, Banc of America Securities delivered to the Barr board of directors its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated June 28, 2001, that, as of that date, and based on and subject to the matters described in the opinion, the common stock exchange ratio provided for in the merger was fair, from a financial point of view, to Barr.

     The full text of Banc of America Securities' written opinion to the Barr board of directors which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex 2, and is incorporated into this joint proxy statement/prospectus by reference. Holders of Barr common stock are encouraged to, and should, read this opinion carefully and in its entirety. The following summary of Banc of America Securities' opinion is qualified in its entirety by reference to the full text of the opinion.

     Banc of America Securities' opinion is addressed to the Barr board of directors and relates only to the fairness of the common stock exchange ratio provided for in the merger, from a financial point of view, to Barr. Banc of America Securities' opinion does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any stockholder as to how the stockholders of Barr or Duramed should vote at the stockholder meetings held in connection with the merger. In furnishing its opinion, Banc of America Securities does not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor does Banc of America Securities admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. Statements to this effect are included in Banc of America Securities' opinion.

     In arriving at its opinion, Banc of America Securities:

     - reviewed certain publicly available financial statements and other business and financial information of Barr and Duramed;

     - reviewed certain internal financial statements and other financial and operating data concerning Barr and Duramed;

     - analyzed certain financial forecasts prepared by the managements of Barr and Duramed;

     - discussed the past and current operations, financial condition and prospects of Barr with senior executives of Barr and discussed the past and current operations, financial condition and prospects of Duramed with senior executives of Duramed;

     - reviewed and discussed with senior executives of Barr and Duramed information relating to certain strategic, financial and operational benefits anticipated from the merger prepared by the management of Barr;

     - reviewed the potential pro forma impact of the merger on Barr's earnings per share, cash flow, consolidated capitalization and financial ratios;

     - reviewed and considered in the analysis, information prepared by members of senior management of Barr and Duramed relating to the relative contributions of Barr and Duramed to the combined company;

     - reviewed the reported prices and trading activity for Barr common stock and Duramed common stock;

     - compared the financial performance of Barr and Duramed and the prices and trading activity of Barr common stock and Duramed common stock with that of other publicly traded companies which Banc of America Securities deemed relevant;

     - compared financial terms of the merger to financial terms, to the extent publicly available, of other business combination transactions which Banc of America Securities deemed relevant;

     - participated in discussions and negotiations among representatives of Barr and Duramed and their financial and legal advisors;

     - reviewed the June 28, 2001 draft of the merger agreement and certain related documents; and

     - performed other analyses and considered other factors as Banc of America Securities deemed appropriate.

     Banc of America Securities did not assume any responsibility to independently verify the financial or other information, including the information listed above, that it reviewed for purposes of its opinion. Instead, Banc of America Securities relied on that information as being accurate and complete. Banc of America Securities also made the following assumptions without independent verification or investigation:

     - with respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Barr and Duramed;

     - with respect to Barr's estimates relating to certain strategic, financial and operational benefits anticipated from the merger (which Banc of America Securities relied on), that such benefits will be realized;

     - that the definitive merger agreement would be identical in all material respects to the June 28, 2001 draft merger agreement and that the merger will be completed as provided in such draft merger agreement, with full satisfaction of all covenants and conditions without any waivers thereof;

     - that, in connection with the receipt of all the necessary regulatory approvals for the merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits of the merger;

     - that the merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     - that the merger will be accounted for as a pooling of interests in accordance with U.S. generally accepted accounting principles.

     In addition, for purposes of its opinion, Banc of America Securities was not requested to make, and did not make or receive, any independent valuation or appraisal of the assets or liabilities, contingent or otherwise, of Duramed or Barr. Banc of America Securities' opinion was necessarily based on financial, economic, market and other conditions in effect on, and the information made available to it as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities did not assume any obligation to update, revise or reaffirm its opinion. Banc of America Securities did not express any opinion as to what the value of Barr common stock will be when issued to Duramed's stockholders pursuant to the merger or the prices at which shares of Barr common stock will trade subsequent to the merger.

     The following summary is merely a summary of the analyses and examinations that Banc of America Securities considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Therefore, the preparation of a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Banc of America Securities made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Banc of America Securities believes that selecting portions of its analyses and factors considered or focusing on the information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, would create an incomplete view of the process underlying its analyses and opinion. Banc of America Securities did not assign any specific weight to any of the analyses described below. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described below should not be interpreted as Banc of America Securities' view of the actual value of either Barr or Duramed.

     In performing its analyses, Banc of America Securities considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Duramed and Barr. No company, transaction or business used in Banc of America Securities' analyses as a comparison is identical to Duramed or Barr or the merger. Accordingly, an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in Banc of America Securities' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. The analyses were prepared solely as part of Banc of America Securities' analysis of the financial fairness of the common stock exchange ratio and were provided to the board of directors of Barr in connection with the delivery of Banc of America Securities' opinion. The analyses relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies or businesses might actually be sold or the prices at which any securities may trade at any time in the future. Accordingly, Banc of America Securities analyses and estimates are inherently subject to substantial uncertainty.

     HISTORICAL STOCK TRADING ANALYSIS. Banc of America Securities reviewed the average trading price for shares of Duramed common stock for the month of May 2001 and the closing price of Duramed common stock on June 26, 2001. In addition, Banc of America Securities analyzed the consideration to be received by the holders of Duramed common stock, based on the 0.2562 exchange ratio and the average closing price of Barr common stock for the last 20 trading days prior to June 26, 2001 of $72.64. This analysis indicated that the consideration per share of Duramed common stock to be received by holders of Duramed common stock in the merger represented:

     - a premium of 12.2% to the closing price of Duramed common stock on June 26, 2001; and

     - a premium of 83.8% to the average closing price of Duramed common stock for the month of May 2001.

     ANALYSIS OF SELECTED PUBLIC COMPANIES. Banc of America Securities compared selected financial, operating and stock market data of Duramed and Barr to corresponding data of the following publicly traded companies in the generic pharmaceutical industry:

     - IVAX Corporation

     - Mylan Laboratories Inc.

     - SICOR, Inc.

     - Taro Pharmaceutical Industries Ltd.

     - Teva Pharmaceutical Industries Ltd.

     - Watson Pharmaceuticals, Inc.

     These companies were chosen for comparison because they are publicly traded companies with operating characteristics that Banc of America Securities considered similar to those of Duramed and Barr. Based on public and other available information for each company, Banc of America Securities calculated aggregate value, which Banc of America Securities defined as diluted equity market value, plus total debt, less cash and cash equivalents, as a multiple of earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, for the last twelve months (LTM). Banc of America Securities also compared price to earnings (P/E) multiples using estimated net income for calendar years 2001, 2002 and 2003. This analysis indicated the ranges and means for multiples as set forth below, and Banc of America Securities compared this information to the multiples for Duramed and Barr.

                                                                               CALENDAR YEAR P/E
                                                    AGGREGATE VALUE    ---------------------------------
                                                    AS A MULTIPLE OF     2001        2002        2003
                                                     LTM EBITDA(1)     ESTIMATED   ESTIMATED   ESTIMATED
                                                    ----------------   ---------   ---------   ---------
High..............................................        46.8x           49.5x       33.7x       29.6x
Low...............................................        15.8x           21.3x       16.5x       14.9x
Mean..............................................        28.2x           32.9x       26.1x       21.5x
Median............................................        24.0x           33.4x       27.8x       21.8x
Duramed Management(2).............................        46.6x           42.3x        9.8x        7.2x
Modified Duramed(2)...............................        46.6x           53.2x       32.7x        9.8x
Barr w/Fluoxetine (Wall Street)...................        23.3x           23.3x       16.5x       14.9x
Barr w/o Fluoxetine (Wall Street).................        23.3x           38.1x       25.3x       17.3x

---------------
(1) LTM data is historical and therefore reflects actual results.

(2) Duramed multiples are based on the implied aggregate value (for LTM EBITDA) and the implied equity value per share (for earnings) of Duramed at announcement of the transaction.

     Banc of America Securities then applied a range of selected multiples of LTM EBITDA and estimated net income for calendar years 2001, 2002 and 2003 derived from the selected companies to corresponding financial data of Duramed. This analysis indicated an implied per share equity reference range for Duramed of $16.00 to $44.00 based on projections provided by Duramed management on June 11, 2001 at Duramed's management presentation to Barr management, (the "Duramed Management Case") and $12.00 to $32.00 based on modified Duramed management projections, which represented Barr management's best estimate of Duramed's future financial performance (the "Modified Duramed Case"), as compared to the per share equity value for Duramed implied by the exchange ratio based on the average closing price of Barr common stock for the 20 trading days prior to June 26, 2001 of $18.61. Equity values were calculated based on closing stock prices on June 26, 2001. Estimated financial data for the selected comparable companies were based on publicly available information with respect to LTM EBITDA and Wall Street research analyst consensus estimates with respect to 2001, 2002 and 2003 earnings per share. Estimated financial data for Duramed was based on both the Duramed Management Case and the Modified Duramed Case. Estimated financial data for Barr was based on Wall Street research analyst consensus estimates, including and excluding the impact of Fluoxetine.

     ANALYSIS OF SELECTED ACQUISITIONS. Using publicly available information, Banc of America Securities reviewed the purchase prices and implied transaction multiples in the following ten acquisition transactions in the generic and specialty pharmaceutical industries announced since September 1997:

      ANNOUNCEMENT
          DATE                           ACQUIROR                              TARGET
      ------------                       --------                              ------
        09/29/97           F.H. Faulding & Co. Limited           Faulding Inc.
        05/07/98           Alpharma Inc.                         Cox Pharmaceuticals
        05/18/98           Cardinal Health, Inc.                 RP Scherer Corporation
        07/26/99           Shire Pharmaceuticals Group plc       Roberts Pharmaceutical Corporation
        08/10/99           Teva Pharmaceuticals Industries Ltd.  Copley Pharmaceutical, Inc.
        12/01/99           King Pharmaceuticals, Inc.            Medco Research, Inc.
        05/25/00           Watson Pharmaceuticals, Inc.          Schein Pharmaceutical, Inc.
        07/13/00           King Pharmaceuticals, Inc.            Jones Pharma Incorporated
        09/11/00           Elan Corporation, plc                 Dura Pharmaceuticals, Inc.
        03/27/01           Johnson & Johnson                     ALZA Corporation

     Each transaction was selected because Banc of America Securities believed the acquired company has similar operating characteristics to those of Duramed and because the transaction was relatively recent.

     Banc of America Securities reviewed the aggregate value as of the announcement of the transaction, which Banc of America Securities defined as diluted equity market value at the purchase price, plus total debt, less cash and cash equivalents, in each of the selected acquisitions as a multiple of LTM EBITDA, and also reviewed the acquired company's equity value as of the announcement of the transaction as a multiple of estimated net income for the first and second projected fiscal years as of the date of the transaction. Based on these calculations, Banc of America Securities noted the ranges for, and median of the multiples in each of, the selected acquisitions as summarized in the following table and compared these multiples to those for Duramed.

                                       AGGREGATE VALUE AT
                                        ANNOUNCEMENT OF                EQUITY VALUE AT ANNOUNCEMENT
                                          TRANSACTION                 OF TRANSACTION AS A MULTIPLE OF
                                       ------------------    -------------------------------------------------
                                         AS A MULTIPLE       FIRST PROJECTED FISCAL    SECOND PROJECTED FISCAL
                                         OF LTM EBITDA          YEAR NET INCOME            YEAR NET INCOME
                                       ------------------    ----------------------    -----------------------
High.................................         30.9x                   51.9x                      42.6x
Low..................................         14.8x                   20.1x                      16.5x
Mean.................................         21.7x                   37.9x                      30.9x
Median...............................         19.3x                   38.3x                      30.7x
Duramed Management...................         46.6x                   42.3x                       9.8x
Modified Duramed.....................         46.6x                   53.2x                      32.7x

     Banc of America Securities then applied a range of selected multiples to LTM EBITDA and first and second projected fiscal year net income derived from the comparable transactions to corresponding financial data of Duramed. This analysis indicated an implied per share equity reference range for Duramed of $15.00 to $45.00 based on the Duramed Management Case and $11.00 to $20.00 based on the Modified Duramed Case, as compared to the per share equity value for Duramed implied by the exchange ratio based on the average closing price of Barr common stock for the 20 trading days prior to June 26, 2001 of $18.61. All multiples for the selected transactions were based on financial information publicly available at the time of the announcement of the relevant transaction.

     ANALYSIS OF SELECTED ACQUISITION PREMIUMS. Using publicly available information, Banc of America Securities analyzed the premiums paid in 114 stock-for-stock transactions completed since January 1, 1998, with transaction values between $350 and $750 million as well as 30 stock-for-stock healthcare transactions completed since January 1, 1998, with transaction values between $250 million and $1 billion. For each of the selected transactions, Banc of America Securities reviewed the premiums (represented by the purchase price over the market price of the acquired company's stock) paid in each transaction based on the acquired company's stock price for the one day, one-week and one-month periods prior to public announcement of the transaction. Banc of America Securities then applied a range of selected premiums derived from the selected transactions to the average stock prices of Duramed common stock for corresponding periods prior to June 26, 2001. This analysis indicated an implied per share equity reference range for Duramed of $16.00-$19.00, as compared to the per share equity value for Duramed implied by the exchange ratio based on the average closing price of Barr common stock for the 20 trading days prior to June 26, 2001 of $18.61.

     DISCOUNTED CASH FLOW ANALYSIS. Banc of America Securities performed a discounted cash flow analysis in order to estimate the present value of the sum of Duramed's estimated future stand-alone, unlevered, after-tax free cash flows plus its perpetuity value, which was derived from estimated calendar year 2005 unlevered, after-tax free cash flow with implied perpetuity growth rates ranging from 2.0% to 6.0%. Banc of America Securities performed its analysis for Duramed using two scenarios, the Duramed Management Case and the Modified Duramed Case. Cash flows were discounted at rates ranging from 11.0% to 13.0%. This analysis indicated an implied per share equity reference range for Duramed of $38.00 to $47.00 based on the Duramed Management Case and $17.00-$21.00 based on the Modified Duramed Case, as compared to the per share equity value for Duramed implied by the exchange ratio based on the average closing price of Barr common stock for the 20 trading days prior to June 26, 2001 of $18.61.

     CONTRIBUTION ANALYSIS. Banc of America Securities estimated the contribution of each of Barr and Duramed to the pro forma combined company with respect to EBITDA and net income for fiscal years ending June 30, 2002, 2003 and 2004, based on projections provided by Barr management (the Barr "Management Base Case"), which includes the impact of Fluoxetine, and both the Duramed Management Case and the Modified Duramed Case. In addition, Banc of America Securities estimated the contribution of each of Barr and Duramed to the pro forma combined company with respect to net income for fiscal years 2002, 2003 and 2004, based on Wall Street research analyst consensus estimates for Barr, excluding the impact of Fluoxetine, and both the Duramed Management Case and the Modified Duramed Case. Banc of America Securities also included the contribution of cost savings and other potential synergies to the pro forma company with respect to EBITDA and net income for fiscal years 2002, 2003 and 2004 based on Barr management's estimates of the strategic, financial and operational benefits of the merger, for which Barr received no credit in this analysis. The analysis indicated that Barr would contribute to the EBITDA and net income of the combined company as set forth in the following table:

                                         BARR CONTRIBUTION BASED ON                BARR CONTRIBUTION BASED ON
                                        MODIFIED DURAMED PROJECTIONS             DURAMED MANAGEMENT PROJECTIONS
                                   ---------------------------------------   ---------------------------------------
                                   FISCAL 2002   FISCAL 2003   FISCAL 2004   FISCAL 2002   FISCAL 2003   FISCAL 2004
                                   -----------   -----------   -----------   -----------   -----------   -----------
EBITDA (Barr Management).........     89.7%         74.7%         69.0%         82.7%         65.2%         58.4%
Net Income Barr Management.......     92.8%         75.7%         68.9%         85.1%         65.1%         57.3%
Wall Street Consensus (without
  Fluoxetine)....................     85.0%         71.6%         65.5%         71.4%         60.1%         53.5%

     Banc of America Securities then compared these percentages to the pro forma share ownership of Barr shareholders in the combined company implied by the merger, based on the average closing price of Barr common stock for the 20 trading days prior to June 26, 2001. Banc of America Securities noted that, on a pro forma basis, the implied ownership of Barr shareholders in the combined company on a diluted basis was 82%.

     PRO FORMA MERGER ANALYSIS. Banc of America Securities prepared a pro forma analysis of the financial impact of the merger on Barr, including cost savings and other potential synergies based on Barr management's estimates of the strategic, financial and operational benefits anticipated from the merger. Banc of America Securities performed this analysis using the Barr Management Base Case (which includes the impact of Fluoxetine) and both the Duramed Management Case and the Modified Duramed Case. In addition, Banc of America Securities performed this analysis using Wall Street research analyst consensus estimates for Barr, excluding the impact of Fluoxetine, and both the Duramed Management Case and the Modified Duramed Case. Based on Wall Street research analysts consensus estimates for Barr for fiscal years 2002, 2003 and 2004, excluding the impact of Fluoxetine, and the Modified Duramed Case, the merger would be neutral to holders of Barr common stock in 2002 and accretive to them thereafter. Based on Wall Street research analysts consensus estimates for Barr for fiscal years 2002, 2003 and 2004, excluding the impact of Fluoxetine, and the Duramed Management Case, the merger would be accretive to holders of Barr common stock in 2002 and thereafter. Based on the Barr Management Base Case for fiscal years 2002, 2003 and 2004, which includes the impact of Fluoxetine, and both the Duramed Management Case and the Modified Duramed Case, the merger would be dilutive to holders of Barr common stock in 2002 and accretive to them thereafter.

     Banc of America Securities' opinion and the financial analyses described above were among the many factors considered by the board of directors of Barr in its evaluation of the merger and should not be viewed as determinative of the views of the board of directors of Barr or its management with respect to the merger or the common stock exchange ratio provided for in the merger.

     Under an engagement letter dated June 19, 2001, Barr has agreed to pay Banc of America Securities for its financial advisory services in connection with the merger a fee of up to $3.5 million upon completion of the merger. The board of directors of Barr was aware of this fee structure and took it into account in considering Banc of America Securities opinion and in approving the merger. The engagement letter also calls for Barr to reimburse Banc of America Securities for its reasonable out-of-pocket expenses, including reasonable fees and expenses of Banc of America Securities' legal counsel, and to indemnify Banc of America Securities and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     Banc of America Securities and its affiliates have in the past performed certain financial advisory and financing services for Barr and Duramed and have received customary fees for those services. In the ordinary course of business, Banc of America Securities and its affiliates may actively trade the debt and equity securities of Duramed and Barr for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

OPINION OF DURAMED'S FINANCIAL ADVISOR

     On June 28, 2001, at a meeting of the Duramed board of directors held to evaluate the proposed merger, UBS Warburg delivered to the Duramed board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 29, 2001, the date of the merger agreement, to the effect that, as of the date of the opinion and based on and subject to various assumptions, matters considered and limitations described in the opinion, the common stock exchange ratio provided for in the merger was fair, from a financial point of view, to the holders of Duramed common stock.

     The full text of UBS Warburg's opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg. This opinion is attached as Annex 3 and is incorporated into this joint proxy statement/prospectus by reference. UBS WARBURG'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE COMMON STOCK EXCHANGE RATIO PROVIDED FOR IN THE MERGER AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION. THE OPINION DOES NOT ADDRESS DURAMED'S UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO HOW TO VOTE WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MERGER. HOLDERS OF DURAMED COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. The summary of UBS Warburg's opinion described below is qualified in its entirety by reference to the full text of its opinion.

     In arriving at its opinion, UBS Warburg:

     - reviewed current and historical market prices and trading volumes of Duramed common stock and Barr common stock;

     - reviewed publicly available business and historical financial information relating to Duramed and Barr;

     - reviewed internal financial information and other data relating to Duramed's and Barr's businesses and financial prospects and the potential cost savings and other synergies anticipated to result from the merger, including estimates and financial forecasts relating to Duramed and Barr, that Duramed and Barr provided to or discussed with UBS Warburg and were not publicly available;

     - conducted discussions with members of Duramed's and Barr's senior managements;

     - reviewed publicly available financial and stock market data with respect to other companies in lines of businesses that UBS Warburg believed to be generally comparable to those of Duramed and Barr;

     - compared the financial terms of the merger with the publicly available financial terms of other transactions which UBS Warburg believed to be generally relevant;

     - considered the pro forma financial impact of the merger on Barr;

     - reviewed the merger agreement; and

     - conducted other financial studies, analyses and investigations, and considered other information, as UBS Warburg deemed necessary or appropriate.

     In connection with its review, with Duramed's consent, UBS Warburg did not assume any responsibility for independent verification of any of the information that UBS Warburg was provided or reviewed for the purpose of its opinion and, with Duramed's consent, UBS Warburg relied on that information being complete and accurate in all material respects. In addition, at Duramed's direction, UBS Warburg did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Duramed or Barr, and was not furnished with any evaluation or appraisal.

     With respect to the financial forecasts and estimates that it reviewed, UBS Warburg assumed, at the direction of Duramed regarding the financial forecasts and estimates relating to Duramed and at the direction of Barr regarding the financial forecasts and estimates relating to Barr, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Duramed and Barr as to the future financial performance of each of their companies and the potential cost savings and other synergies anticipated to result from the merger, including the amount, timing and achievability of those synergies. UBS Warburg also relied, without independent verification, on the assessments of Duramed's and Barr's managements as to the existing and future products of Duramed and Barr and the risks associated with those products.

     UBS Warburg assumed, at Duramed's direction, that the merger would qualify as a tax-free reorganization for federal income tax purposes and would be accounted for as a pooling of interests transaction for financial accounting purposes. UBS Warburg also assumed, with Duramed's consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the merger would be obtained without any material adverse effect on Duramed, Barr or the merger. UBS Warburg's opinion is necessarily based on economic, monetary, market and other conditions existing, and information available to UBS Warburg, on the date of its opinion.

     At Duramed's direction, UBS Warburg was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the merger. UBS Warburg expressed no opinion as to the value of Barr common stock when issued in the merger or the prices at which Barr common stock will trade at any time. In connection with its engagement, UBS Warburg was not requested to, and it did not, solicit third party indications of interest in the acquisition of all or a part of Duramed. In rendering its opinion, UBS Warburg assumed, at Duramed's direction, that each of Duramed and Barr would comply with all material covenants and agreements contained in, and other material terms of, the merger agreement and that the merger would be completed in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement. Duramed imposed no other instructions or limitations on UBS Warburg with respect to the investigations made or the procedures followed by UBS Warburg in rendering its opinion.

     In connection with rendering its opinion to Duramed's board of directors, UBS Warburg performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all of the analyses performed and factors considered by UBS Warburg in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the analysis of selected publicly traded companies and the analysis of selected transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to Duramed, Barr or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

     UBS Warburg believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS Warburg's analyses and opinion. None of the analyses performed by UBS Warburg was assigned greater significance by UBS Warburg than any other. UBS Warburg arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole. UBS Warburg did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

     The estimates of Duramed's and Barr's future performance provided by Duramed's and Barr's managements in or underlying UBS Warburg's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS Warburg considered industry performance, general business and economic conditions and other matters, many of which are beyond Duramed's and Barr's control. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

     The exchange ratio provided for in the merger was determined through negotiation between Duramed and Barr and the decision to enter into the merger was solely that of Duramed's board of directors. UBS Warburg's opinion and financial analyses were only one of many factors considered by Duramed's board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Duramed's board of directors or management with respect to the merger or the exchange ratio provided for in the merger.

     The following is a brief summary of the material financial analyses performed by UBS Warburg and reviewed with Duramed's board of directors in connection with its opinion dated June 29, 2001. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND UBS WARBURG'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF UBS WARBURG'S FINANCIAL ANALYSES.

  Analysis of Selected Public Companies.

     Duramed. UBS Warburg compared selected financial information and operating statistics for Duramed with corresponding financial information and operating statistics of the following 17 selected publicly held companies in the specialty pharmaceutical and generic pharmaceutical industries:

  SPECIALTY PHARMACEUTICAL              GENERIC PHARMACEUTICAL
  ------------------------              ----------------------
  Allergan, Inc.                        Andrx Corporation
  Elan Corporation, plc                 Biovail Corporation
  Forest Laboratories, Inc.             Galen Holdings PLC
  IVAX Corporation                      K-V Pharmaceutical Company
  King Pharmaceuticals, Inc.            Mylan Laboratories Inc.
  Medicis Pharmaceutical Corporation    Pharmaceutical Resources, Inc.
  Shire Pharmaceuticals Group plc       SICOR Inc.
                                        Teva Pharmaceutical Industries Ltd.
                                        Watson Pharmaceuticals, Inc.
                                        Barr

     UBS Warburg reviewed enterprise values, calculated as equity value, plus debt, less cash, as multiples of latest 12 months and estimated calendar years 2001 and 2002 net revenues and earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA. UBS Warburg also reviewed equity values as a multiple of estimated calendar years 2001 and 2002 earnings per share, commonly known as EPS. UBS Warburg then compared the multiples derived from the selected companies with corresponding multiples for Duramed based on the closing price of Duramed common stock on June 27, 2001 and as implied in the merger based on the common stock exchange ratio and the closing price of Barr common stock on June 27, 2001. Multiples for the selected companies also were based on closing stock prices on June 27, 2001. Estimated financial data for the selected companies were based on publicly available research analysts' estimates, excluding, in the case of Barr, the impact of estimated Fluoxetine sales and earnings for fiscal year 2002. Estimated financial data for Duramed were based on internal estimates of

Duramed's management as prepared for the Duramed board of directors. This analysis indicated the following implied low, mean, median and high enterprise and equity value multiples for the selected companies, as compared to the multiples for Duramed based on the closing price of Duramed common stock on June 27, 2001 and as implied in the merger based on the common stock exchange ratio and the closing price of Barr common stock on June 27, 2001:

                                                                                         IMPLIED MULTIPLES
                                                                                         OF DURAMED BASED
                                                                     IMPLIED MULTIPLES       ON COMMON
                                                                     OF DURAMED BASED     STOCK EXCHANGE
                                                                     ON CLOSING PRICE    RATIO AND CLOSING
                                                                        OF DURAMED         PRICE OF BARR
                                  IMPLIED MULTIPLES OF SELECTED        COMMON STOCK        COMMON STOCK
                                SPECIALTY PHARMACEUTICAL COMPANIES   ON JUNE 27, 2001    ON JUNE 27, 2001
ENTERPRISE VALUE                ----------------------------------   -----------------   -----------------
AS MULTIPLES OF:                 LOW      MEAN    MEDIAN     HIGH
----------------                ------   ------   -------   ------
Net Revenue
  Latest 12 months............   7.0x     10.8     10.4x    14.3x           6.1x                6.6x
  Estimated calendar year
     2001.....................   6.0x     9.0x      8.8x    12.0x           3.9x                4.2x
  Estimated calendar year
     2002.....................   5.5x     7.9x      8.1x    10.2x           2.7x                2.9x
EBITDA
  Latest 12 months............  26.4x    33.5x     34.3x    40.4x          41.8x               45.0x
  Estimated calendar year
     2001.....................  17.3x    24.9x     24.7x    32.2x          28.9x               31.2x
  Estimated calendar year
     2002.....................  16.6x    21.2x     21.2x    24.9x          13.6x               14.6x

                                                                                         IMPLIED MULTIPLES
                                                                                         OF DURAMED BASED
                                                                     IMPLIED MULTIPLES       ON COMMON
                                                                     OF DURAMED BASED     STOCK EXCHANGE
                                                                     ON CLOSING PRICE    RATIO AND CLOSING
                                                                        OF DURAMED         PRICE OF BARR
                                  IMPLIED MULTIPLES OF SELECTED        COMMON STOCK        COMMON STOCK
                                SPECIALTY PHARMACEUTICAL COMPANIES   ON JUNE 27, 2001    ON JUNE 27, 2001
EQUITY VALUE                    ----------------------------------   -----------------   -----------------
AS MULTIPLE OF:                  LOW      MEAN    MEDIAN     HIGH
---------------                 ------   ------   -------   ------
EPS
  Estimated calendar year
     2001.....................  28.9x    38.3x     38.5x    48.9x          76.9x               83.1x
  Estimated calendar year
     2002.....................  24.3x    31.5x     31.2x    38.2x          27.4x               29.6x

                                                                                         IMPLIED MULTIPLES
                                                                                         OF DURAMED BASED
                                                                     IMPLIED MULTIPLES       ON COMMON
                                                                     OF DURAMED BASED     STOCK EXCHANGE
                                                                     ON CLOSING PRICE    RATIO AND CLOSING
                                                                        OF DURAMED         PRICE OF BARR
                                  IMPLIED MULTIPLES OF SELECTED        COMMON STOCK        COMMON STOCK
                                 GENERIC PHARMACEUTICAL COMPANIES    ON JUNE 27, 2001    ON JUNE 27, 2001
ENTERPRISE VALUE                ----------------------------------   -----------------   -----------------
AS MULTIPLES OF:                 LOW      MEAN    MEDIAN     HIGH
----------------                ------   ------   -------   ------
Net Revenue
  Latest 12 months............   3.9x     7.8x      7.3x    17.3x           6.1x                6.6x
  Estimated calendar year
     2001.....................   3.5x     6.1x      5.8x    11.5x           3.9x                4.2x
  Estimated calendar year
     2002.....................   3.1x     4.9x      4.5x     9.4x           2.7x                2.9x
EBITDA
  Latest 12 months............  16.0x    29.1x     26.5x    44.0x          41.8x               45.0x
  Estimated calendar year
     2001.....................  12.4x    22.0x     20.2x    48.8x          28.9x               31.2x
  Estimated calendar year
     2002.....................  10.5x    14.5x     13.8x    19.8x          13.6x               14.6x

EQUITY VALUE
AS MULTIPLE OF:
------------------------------
EPS
  Estimated calendar year
     2001.....................  22.8x    40.3x     35.4x    90.9x          76.9x               83.1x
  Estimated calendar year
     2002.....................  19.6x    25.1x     24.5x    31.5x          27.4x               29.6x

     Barr. UBS Warburg also compared the multiples derived from the selected generic pharmaceutical companies with corresponding multiples for Barr. Multiples for the selected companies were based on closing stock prices on June 27, 2001. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for Barr were based on publicly available research analysts' estimates, excluding the impact of estimated Fluoxetine sales and earnings for fiscal year 2002. This analysis indicated the following implied low and high enterprise and equity value multiples for the selected generic pharmaceutical companies, as compared to the multiples for Barr based on the closing price of Barr common stock on June 27, 2001:

                                                                                  IMPLIED MULTIPLES
                                                                   IMPLIED        OF BARR BASED ON
                                                                MULTIPLES OF      CLOSING PRICE OF
                                                              SELECTED GENERIC       BARR COMMON
                                                               PHARMACEUTICAL         STOCK ON
                                                                  COMPANIES         JUNE 27, 2001
ENTERPRISE VALUE                                              -----------------   -----------------
AS MULTIPLES OF:                                                LOW      HIGH
----------------                                              -------   -------
Net Revenue
  Latest 12 months..........................................    3.9x     17.3x           5.0x
  Estimated calendar year 2001..............................    3.5x     11.5x           4.3x
  Estimated calendar year 2002..............................    3.1x      9.4x           4.4x
EBITDA
  Latest 12 months..........................................   16.0x     44.0x          38.7x
  Estimated calendar year 2001..............................   12.4x     48.8x          21.0x
  Estimated calendar year 2002..............................   10.5x     19.8x          13.8x

EQUITY VALUE
AS MULTIPLE OF:
------------------------------------------------------------

EPS
  Estimated calendar year 2001..............................   22.8x     90.9x          38.0x
  Estimated calendar year 2002..............................   19.6x     31.5x          22.6x

  Analysis of Selected Precedent Transactions

     UBS Warburg reviewed implied enterprise and equity values in the following 11 selected transactions in the pharmaceutical industry:

               ACQUIROR                                 TARGET
               --------                                 ------
  Johnson & Johnson                     ALZA Corporation
  Elan Corporation plc                  Dura Pharmaceuticals, Inc.
  Cephalon, Inc.                        Anesta Corp.
  King Pharmaceuticals, Inc.            Jones Pharma Incorporated
  Watson Pharmaceuticals, Inc.          Schein Pharmaceutical, Inc.
  Galen Holdings PLC                    Warner Chilcott Public Limited Company
  Elan Corporation plc                  The Liposome Company, Inc.
  Endo Pharmaceuticals Holdings Inc.    Algos Pharmaceutical Corporation
  Teva Pharmaceutical Industries        Copley Pharmaceutical, Inc.
    Ltd.
  Shire Pharmaceuticals Group plc       Roberts Pharmaceutical Corporation

     UBS Warburg reviewed enterprise values as multiples of latest 12 months net revenue and EBITDA. UBS Warburg reviewed equity values as a multiple of latest 12 months, one-year forward and two-year forward net income. UBS Warburg then compared the implied multiples derived from the selected transactions with the latest 12 months net revenue and EBITDA and latest 12 months and estimated calendar years 2001 and 2002 net income multiples implied for Duramed in the merger based on the common stock exchange ratio and the closing price of Barr common stock on June 27, 2001. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data for Duramed were based on internal estimates of Duramed's management as prepared for the Duramed board of directors. This analysis indicated the following implied low, mean, median and high enterprise and equity value multiples for the selected transactions, as compared to the multiples for Duramed implied in the merger based on the common stock exchange ratio and the closing price of Barr common stock on June 27, 2001:

                                                                          IMPLIED MULTIPLES OF
                                                                        DURAMED BASED ON COMMON
                                                                        STOCK EXCHANGE RATIO AND
                                                                         CLOSING PRICE OF BARR
                                       IMPLIED MULTIPLES IN SELECTED          COMMON STOCK
                                                TRANSACTIONS                ON JUNE 27, 2001
ENTERPRISE VALUE                       ------------------------------   ------------------------
AS MULTIPLES OF:                        LOW    MEAN    MEDIAN   HIGH
----------------                       -----   -----   ------   -----
Net Revenue
  Latest 12 months...................  1.8x    7.1x    5.8x     19.2x              6.6x
EBITDA
  Latest 12 months...................  15.0x   24.3x   23.5x    33.9x             45.0x

EQUITY VALUE
AS MULTIPLE OF:
-------------------------------------
Net Income
  Latest 12 months...................  39.4x   47.6x   49.3x    52.2x            154.3x
  Estimated calendar year 2001.......  32.4x   41.5x   39.7x    51.5x             83.1x
  Estimated calendar year 2002.......  22.9x   35.8x   34.0x    47.9x             29.6x

     UBS Warburg also reviewed the premiums paid in the selected transactions based on the purchase prices paid in the selected transactions relative to the target company's closing stock prices one day and 30 days prior to public announcement of the transaction. UBS Warburg then compared the implied premiums derived from the selected transactions with the premiums implied in the merger based on the common stock exchange ratio and the closing price of Barr common stock on July 27, 2001 and the closing price of Duramed common stock one trading day and 30 trading days prior to public announcement of the merger. This analysis indicated the following implied low, mean, median and high premiums in the selected transactions, as compared to the premiums implied in the merger:

                                               IMPLIED PREMIUMS              IMPLIED PREMIUMS
                                           IN SELECTED TRANSACTIONS             IN MERGER
                                     ------------------------------------    ----------------
SPECIFIED PERIOD                      LOW       MEAN     MEDIAN     HIGH
----------------                     ------    ------    ------    ------
One day prior......................  (10.7)%   20.5%     22.6%     42.1%            8.0%
30 days prior......................  (6.1)%    37.6%     37.2%     74.7%           58.4%

  Discounted Cash Flow Analysis

     UBS Warburg performed an analysis of the present value of the estimated unlevered, after-tax free cash flows that Duramed and Barr could each generate over fiscal years 2002 through 2005 and, in the case of Duramed, the third and fourth quarters of fiscal year 2001. Financial data used in this analysis were based on internal estimates of the management of Duramed as prepared for the Duramed board of directors and internal estimates of the management of Barr, including, in the case of Barr, the impact of estimated Fluoxetine sales and earnings for fiscal year 2002. UBS Warburg applied multiples of 9.0x to 15.0x to the estimated calendar year 2005 EBITDA of each of Duramed and Barr using discount rates of 14.0% to 18.0%. UBS Warburg then derived an implied exchange ratio reference range from the equity reference ranges for Duramed and Barr implied by this analysis. This analysis indicated an implied exchange ratio reference range of approximately 0.220x to 0.235x, as compared to the common stock exchange ratio provided for in the merger of 0.2562x.

  Historical Exchange Ratio Analysis

     UBS Warburg performed a historical exchange ratio analysis comparing the common stock exchange ratio provided for in the merger with the exchange ratios implied for Duramed and Barr based on the daily closing prices of Duramed common stock and Barr common stock on June 27, 2001 and the average daily closing prices of Duramed common stock and Barr common stock during the one-year period preceding June 27, 2001. This analysis indicated an implied exchange ratio reference range of 0.040x to 0.242x, as compared to the common stock exchange ratio provided for in the merger of 0.2562x.

  Contribution Analysis

     UBS Warburg analyzed the relative contributions of Duramed and Barr to the combined company's net income and EBITDA for fiscal year 2000 and estimated fiscal years 2001 through 2004 based on internal estimates of the management of Duramed as prepared for the Duramed board of directors and internal estimates of the management of Barr, both including and excluding the impact of estimated Fluoxetine sales and earnings on Barr's estimated net income and EBITDA for fiscal year 2002. UBS Warburg then compared the percentage contributions of Duramed to these operational metrics to the percentage equity ownership of its stockholders in the combined company and the percentage that Duramed will constitute of the combined company's enterprise value immediately upon completion of the merger. Based on the common stock exchange ratio, this analysis indicated the following contribution reference ranges for Duramed, as compared to the percentage equity ownership of its stockholders in the combined company and the percentage that Duramed will represent of the combined company's enterprise value, immediately upon completion of the merger:

  DURAMED'S IMPLIED NET INCOME    DURAMED'S IMPLIED EQUITY
  CONTRIBUTION REFERENCE RANGE    OWNERSHIP PERCENTAGE
  ----------------------------    ------------------------
          6% to 15%                         18%

  DURAMED'S IMPLIED EBITDA        DURAMED'S IMPLIED
  CONTRIBUTION REFERENCE RANGE    ENTERPRISE PERCENTAGE
  ----------------------------    -----------------------
          9% to 20%                         21%

  Pro Forma Impact Analysis

     UBS Warburg analyzed the potential pro forma effect of the merger on Barr's estimated EPS in fiscal years 2002, 2003 and 2004 based on internal estimates of the management of Duramed as prepared for the Duramed board of directors and internal estimates of the management of Barr, after giving effect to potential cost savings anticipated by the management of Duramed to result from the merger and excluding the impact of estimated Fluoxetine sales and earnings on Barr's estimated EPS in fiscal year 2002. Based on the common stock exchange ratio provided for in the merger, this analysis indicated that the merger could be accretive to Barr's estimated EPS commencing in fiscal years 2003 and 2004. This analysis also indicated that the merger could be accretive to Duramed's estimated EPS in each of the fiscal years analyzed relative to Duramed's estimated EPS on a stand-alone basis. Actual results may vary from projected results and the variations may be material.

  Other Factors

     In rendering its opinion, UBS Warburg also reviewed and considered other factors, including:

     - historical trading volumes and market prices for Duramed common stock and Barr common stock and the relationship between movements in Duramed common stock, movements in Barr common stock and movements in the common stock of selected companies in the specialty pharmaceutical and generic pharmaceutical industry;

     - the average purchase price of Duramed common stock over the one year period ended June 27, 2001;

     - the range of premiums implied in the merger based on the exchange ratios derived from the historical exchange ratio analysis described above; and

     - selected published research analysts' reports for Barr.

  Miscellaneous

     Under the terms of its engagement, Duramed has agreed to pay UBS Warburg for its financial advisory services upon completion of the merger an aggregate fee based on a percentage of the total consideration, including liabilities assumed, payable in the merger. The aggregate fee payable to UBS Warburg is currently estimated to be approximately $5 million. In addition, Duramed has agreed to reimburse UBS Warburg for its reasonable expenses, including reasonable fees and disbursements of its counsel, and to indemnify UBS Warburg and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

     Duramed selected UBS Warburg as its financial advisor in connection with the merger because UBS Warburg is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS Warburg is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

     UBS Warburg and its affiliates in the past have provided services to Barr unrelated to the merger, for which services UBS Warburg and its affiliates have received compensation. In the ordinary course of business, UBS Warburg, its successors and affiliates may actively trade the securities of Duramed and Barr for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities.

                              THE MERGER AGREEMENT

     This is a summary of the material provisions of the merger agreement. The merger agreement, which is attached as Annex 1 to this joint proxy statement/prospectus and is incorporated herein by reference, contains the complete terms of that agreement. You should read the entire merger agreement carefully.

EFFECTIVE TIME

     The effective time of the merger will be at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at a later time as may be agreed to by Duramed and Barr.

CONDITIONS TO THE COMPLETION OF THE MERGER

     Conditions to Barr's and Duramed's Obligations to Complete the Merger

     Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions that include, in addition to other customary closing conditions, the following:

     - the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, is not the subject of any stop order or proceedings seeking a stop order;

     - the merger agreement has been approved and adopted, and the merger has been approved, by the affirmative vote of holders of a majority of the outstanding shares of Duramed common stock and the affirmative vote of the holders of two-thirds of the outstanding shares of Duramed preferred stock;

     - no action, proceeding, temporary restraining order, injunction or other court order or statute, rule or regulation is in effect that seeks to prevent or delay the completion of the merger, challenges the terms of the merger agreement or seeks material damages in connection with the merger agreement;

     - all consents and approvals of governmental entities necessary for consummation of the merger and related transactions have been obtained, other than those which if not obtained would not have a material adverse effect on Barr or Duramed;

     - any waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act has expired or has been terminated;

     - the shares of Barr common stock to be issued to:

          - Duramed stockholders upon completion of the merger,

          - holders of options to acquire shares of Duramed common stock, which will be converted into options to acquire shares of Barr common stock, upon exercise of such options, and

          - holders of warrants to purchase Duramed common stock, to be assumed by Barr in the merger, upon exercise of such warrants have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

     - Barr and Merger Sub have received an opinion from their tax counsel, Winston & Strawn, in form and substance reasonably satisfactory to Barr and Merger Sub, and Duramed has received an opinion from its tax counsel, Taft, Stettinius & Hollister LLP, in form and substance reasonably satisfactory to Duramed to the effect that:

          - the merger will qualify as a reorganization within the meaning of
            Section 368(a) of the Internal Revenue Code,

          - none of Duramed, Barr or Merger Sub will recognize any gain or loss for federal income tax purposes on the merger, and

          - stockholders of Duramed will not recognize any gain or loss (except as a result of receiving cash in lieu of fractional shares of Barr common stock) for federal income tax purposes on the exchange of Duramed stock solely for shares of Barr common stock pursuant to the merger; and

     - Barr and Duramed have received letters dated as of the date on which the merger is to be completed from Deloitte & Touche LLP and Ernst & Young LLP, respectively, regarding each firms' concurrence with Barr management's and Duramed management's conclusions, respectively, that, as of the date the merger is completed, no conditions exist that would preclude accounting for the merger as a pooling of interests transaction under Accounting Principles Board Opinion No. 16 and applicable Securities and Exchange Commission rules and regulations if the merger is completed in accordance with the merger agreement.

     Condition to Barr's Obligation to Complete the Merger

     Barr's obligation to effect the merger is further subject to satisfaction or waiver of the condition that Duramed must have performed in all material respects its obligations under the merger agreement required to be performed by the effective time of the merger and the representations and warranties of Duramed in the merger agreement, to the extent qualified with respect to materiality, must be true and correct in all respects, and to the extent not qualified with respect to materiality, must be true and correct in all material respects, except as expressly contemplated by the merger agreement and except that the accuracy of representations and warranties that by their terms speak as of the date of the merger agreement or some other date will be determined as of such date.

     Condition to Duramed's Obligation to Complete the Merger

     Duramed's obligation to effect the merger is further subject to satisfaction or waiver of the condition that Barr must have performed in all material respects its obligations under the merger agreement required to be performed by the effective time of the merger and the representations and warranties of Barr in the merger agreement, to the extent qualified with respect to materiality, must be true and correct in all respects, and to the extent not qualified with respect to materiality, must be true and correct in all material respects, except as expressly contemplated by the merger agreement and except that the accuracy of representations and warranties that by their terms speak as of the date of the merger agreement or some other date will be determined as of such date.

NO SOLICITATION

     Duramed will not, nor will it authorize or cause any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

     - solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal, as described below; or

     - participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, an acquisition proposal.

     The merger agreement provides that the term "acquisition proposal" means any offer or proposal relating to any:

     - direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Duramed;

     - direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Duramed;

     - tender offer or exchange offer that if completed would result in any person beneficially owning 15% or more of any class of equity securities of Duramed; or

     - merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Duramed,

in each case, other than the transactions contemplated by the merger agreement.

     Notwithstanding the restrictions described above, if, at any time prior to the time Duramed stockholders have adopted the merger agreement:

     - Duramed receives a bona fide written acquisition proposal that Duramed's board of directors determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, constitutes or is reasonably likely to lead to a superior proposal, as described below; and

     - such acquisition proposal was unsolicited and made after the date of the merger agreement and did not otherwise result from a breach by Duramed of the no solicitation provisions described above,

Duramed may, if Duramed's board of directors determines in good faith, after consultation with outside counsel, that the failure to respond to such proposal is reasonably likely to breach its fiduciary duties to the Duramed stockholders under applicable law, subject to providing prior notice to Barr:

     - furnish information about Duramed and its subsidiaries to the person making such acquisition proposal under a confidentiality agreement not less restrictive than the confidentiality agreement between Duramed and Barr, provided that all such information is also provided to Barr; and

     - participate in discussions or negotiations regarding such acquisition proposal.

     The term "superior proposal" means any bona fide offer made by a third party that if completed would result in such person (or its stockholders) owning, directly or indirectly, a majority of the shares of Duramed common stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of Duramed, which Duramed's board of directors determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, to be:

     - more favorable to the Duramed stockholders from a financial point of view than the merger, taking into account all the terms and conditions of such proposal and the merger agreement with Barr, including any changes to the financial terms of the merger proposed by Barr in response to such proposal or otherwise; and

     - reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

     Generally, neither Duramed's board of directors nor any committee of Duramed's board of directors may:

     - withdraw, or modify in a manner adverse to Barr, or propose to withdraw, or modify in a manner adverse to Barr, the approval, recommendation or declaration of advisability by Duramed's board of directors or such committee of Duramed's board of directors of the merger agreement or the merger;

     - recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any acquisition proposal; or

     - approve or recommend, or propose to approve or recommend, or allow Duramed to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement related to any acquisition proposal.

     However, at any time prior to the time Duramed stockholders have adopted the merger agreement with Barr, Duramed's board of directors may withdraw its recommendation of the merger agreement and the merger or recommend the approval of an acquisition proposal if Duramed's board of directors determines in good faith, after consultation with outside counsel, that the failure to take such action would reasonably likely constitute a breach of its fiduciary duties to the stockholders of Duramed under applicable law. No such withdrawal of Duramed's board of directors' recommendation of the merger agreement and the merger or recommendation of a superior proposal may be made until after the fifth business day following Barr's receipt of written notice from Duramed advising Barr that Duramed's board of directors intends to take such action and specifying the terms and conditions of such superior proposal. In determining whether to take such action, Duramed's board of directors must take into account any changes to the financial terms of the merger proposed by Barr in response to its receipt of such notice from Duramed or otherwise.

     In addition to the no solicitation provisions described above, the merger agreement provides that Duramed must promptly advise Barr orally and in writing of any bona fide acquisition proposal, the material terms and conditions of any such acquisition proposal and the identity of the person making any such acquisition proposal. Duramed must keep Barr fully informed of the status and details, including any changes, of any such acquisition proposal or inquiry and must provide to Barr copies of all correspondence and other written material sent or provided by any person to Duramed that describes any of the terms or conditions of any acquisition proposal as soon as practicable after receipt or delivery of such correspondence or other written material.

     Duramed's board of directors may take and disclose to the Duramed stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Securities Exchange Act or make any required disclosure to Duramed stockholders if, in the good faith judgment of Duramed's board of directors, after consultation with outside counsel, failure to make such disclosure would constitute a violation of applicable law, except that in no event may Duramed or its board of directors or any committee of the board of directors withdraw its recommendation of the merger agreement or the merger, recommend an acquisition proposal or enter into an agreement regarding an acquisition proposal in a manner prohibited by the no solicitation provisions described above.

MANAGEMENT FOLLOWING THE MERGER

     Barr will take all necessary action to reconstitute and expand Barr's board of directors by three additional members and to cause three of Duramed's current directors, E. Thomas Arington, Richard R. Frankovic and Peter R. Seaver, to be appointed directors of Barr after the merger.

WARRANTS

     Following the merger, Barr will take all reasonable steps to assume the outstanding warrants to purchase Duramed common stock, reserve for issuance a sufficient number of shares of Barr common stock for delivery upon exercise of the warrants and, as long as the warrants remain outstanding, will use its reasonable efforts to maintain the effectiveness of a registration statement for the sale of any Barr common stock issued upon the exercise of any of the warrants.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to the effective time of the merger, even if the merger agreement has been adopted by the Duramed stockholders:

     - by mutual written consent of Barr and Duramed;

     - by either Barr or Duramed, if the merger has not been completed by December 31, 2001, except that this right to terminate the merger agreement will not be available to any party which has breached in any material respect its obligations under the merger agreement in any manner which has been a proximate cause of or resulted in the failure of the merger to be completed on or before that date;

     - by either Barr or Duramed, if the completion of the merger is made illegal by any foreign or domestic, whether federal, state, county, municipal or local, law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding, or if the completion of the merger is prohibited by any judgment, injunction, order or decree of a court or other governmental entity, and such judgment, injunction, order or decree shall become final and nonappealable;
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     - by either Barr or Duramed, if the Duramed common and preferred stockholders do not adopt the merger agreement at the special Duramed stockholder meeting;

     - by Duramed, if the approval of the Barr stockholders of the issuance of Barr common stock in connection with the merger is not obtained;

     - by either Barr or Duramed, if the other party has materially breached any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach has not been or cannot be cured within 20 business days following receiving written notice from the other party of such breach or failure to perform;

     - by Barr, if a "Duramed triggering event" occurs, as set forth below:

          - Duramed's board of directors fails to recommend that the Duramed stockholders vote to adopt the merger agreement,

          - Duramed's board of directors fails to reaffirm publicly its recommendation to stockholders of the adoption of the merger agreement, or fails to reaffirm its determination that the merger is in the best interests of Duramed's stockholders, within ten business days after Barr reasonably requests in writing that such recommendation or determination be reaffirmed,

          - Duramed's board of directors withdraws or modifies in a manner adverse to Barr, or proposes to withdraw or modify in a manner adverse to Barr, the approval, recommendation or declaration of advisability of the merger agreement or the merger or recommends, adopts or approves, or proposes publicly to recommend, adopt or approve, any acquisition proposal,

          - Duramed enters into any letter of intent or similar document or any contract relating to any acquisition proposal,

          - Duramed fails to hold the special meeting of its stockholders as promptly as practicable and in any event within 75 days after this registration statement is declared effective under the Securities Act unless enjoined or prohibited by law,

          - a tender or exchange offer relating to securities of Duramed is commenced and Duramed does not send to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Duramed recommends rejection of such tender or exchange offer,

          - an acquisition proposal is publicly announced, and Duramed fails to issue within ten days after such announcement a press release that reaffirms the recommendation of Duramed's board of directors that Duramed's stockholders adopt the merger agreement with Barr, or

          - Duramed or any of its representatives materially violates the non-solicitation restrictions of the merger agreement; or

     - by Duramed, if prior to its special stockholder meeting regarding the merger, as a result of an acquisition proposal, Duramed's board of directors determines in good faith after consulting with outside counsel that the failure to take such action would reasonably likely constitute a breach of its fiduciary duties to the Duramed stockholders, but only if the following conditions are met:

          - Barr must have received a notice that Duramed's board of directors has withdrawn (or modified in a manner adverse to Barr), or proposed to withdraw (or modified in a manner adverse to Barr), the approval, recommendation or declaration of advisability by Duramed's board of directors of the merger agreement and the merger or has recommended, adopted or approved, or proposed publicly to recommend, adopt or approve, any acquisition proposal, and such notice must include written notification of Duramed's board of directors' intention to terminate the merger agreement,

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

          - Barr must not have made, within five business days of receipt of notice described above, an offer to Duramed's board of directors that Duramed's board of directors determines, in good faith and after meeting with the representatives of Barr, is more favorable to the stockholders of Duramed than the superior proposal,

          - Duramed must have made the requisite termination payment, and

          - Duramed must otherwise have complied with the non-solicitation provisions of the merger agreement.

FEES AND EXPENSES

     General

     Each party will pay its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is completed, except that, if the merger agreement is terminated for any reason, Barr and Duramed will each pay one-half of (1) the expenses incurred in connection with the preparation, filing, printing and mailing of the registration statement of which this joint proxy statement/prospectus is a part and (2) the filing fees for the premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act.

     Duramed Termination Fee

     Duramed must pay to Barr a termination fee of $15 million in each of the following circumstances:

     - Barr terminates the merger agreement pursuant to a "Duramed triggering event" described above;

     - Duramed terminates the merger agreement because prior to its special stockholder meeting, as a result of an acquisition proposal, Duramed's board of directors determines in good faith after consulting with outside counsel that the failure to take such action would reasonably likely constitute a breach of its fiduciary duties to the Duramed stockholders and all required conditions are met; or

     - either Barr terminates the merger agreement because the merger has not been completed by December 31, 2001 and Duramed has materially breached any of its representations, warranties, covenants or agreements contained in the merger agreement or Barr or Duramed terminates the merger agreement because of failure to receive approval of the merger agreement by the Duramed stockholders, and within eight months after termination of the merger agreement

          - a transaction is completed that would constitute an acquisition proposal (except that, for this purpose, references to "15%" in the definition of "acquisition proposal" shall become "25%"),

          - a definitive agreement for a transaction that would constitute an acquisition proposal is entered into and such transaction is completed, whether or not in the eight-month period, or

          - any person acquires beneficial ownership or the right to acquire beneficial ownership of, or any group is formed that beneficially owns, or has the right to beneficially own, outstanding shares of Duramed stock then representing 50% or more of any class of Duramed stock.

     Barr Termination Fee

     Barr must pay to Duramed a termination fee of $15 million upon Duramed's termination of the merger agreement if the Barr stockholders do not approve the issuance of Barr common stock in connection with the merger.

CONDUCT OF BUSINESS PENDING THE MERGER

     Duramed has agreed that, during the period from the date of the merger agreement to the effective time of the merger, it will, and will cause each of its subsidiaries to, carry on its business in the ordinary course consistent with past practice and in compliance with applicable laws and regulations and, to the extent consistent with prudent business practices, will use its reasonable efforts to preserve intact its business organization and goodwill in all material respects, keep available the services of its current officers

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

and key employees and maintain satisfactory relationships with suppliers, distributors, customers and others with whom it has significant business relationships. In addition, without limiting the generality of the foregoing, during the period from the date of the merger agreement to the effective time of the merger, Duramed has agreed that it will not, and will not permit any of its subsidiaries to, without Barr's prior written consent:

     - authorize or pay any dividends (other than regular dividends on Duramed preferred stock) on or make any distribution with respect to outstanding shares of Duramed stock;

     - enter into or amend any severance or similar agreements or arrangements which would be triggered by the merger, with any of its directors or employees, except to the extent required by law or the terms of any agreement or benefit plan in existence on June 29, 2001 or any collective bargaining agreement entered into in the ordinary course of business;

     - enter into any new written employment, consulting or salary continuation agreement with any employee, independent contractor or director which has a term of more than one year or compensation at an annual rate in excess of $150,000, or grant any increases in compensation or benefits to any management employee, independent contractor, officer or director;

     - authorize, propose or announce an intention to authorize or propose, or enter into or complete an agreement with respect to any merger, consolidation or business combination, any acquisition of any assets or securities, or any disposition of assets or securities involving consideration (including stock, debt and all contingent payments);

     - propose or adopt any amendments to its corporate charter or bylaws (except as contemplated by the merger agreement);

     - issue any shares of its capital stock except upon exercise of outstanding stock options and warrants, conversion of Duramed preferred stock or pursuant to Duramed's 1999 Nonemployee Directors Stock Plan or 2000 Stock Bonus Plan;

     - grant, confer or award any options, warrants, conversion rights or other rights to acquire any shares of its capital stock;

     - purchase, exchange, convert, or redeem any shares of Duramed's capital stock except for conversion of Duramed preferred stock;

     - amend in any significant respect the terms of Duramed's benefit plans, including but not limited to employee benefit plans, programs or arrangements in existence on the date of the merger agreement, or adopt any new employee benefit plans, programs or arrangements;

     - enter into any credit facilities or other loan agreements as a borrower or lender, amend any existing credit facility or loan agreement to increase its borrowing availability or increase applicable prepayment penalties or incur indebtedness that is subject to any prepayment penalty or for which Duramed or its subsidiaries are obligated to pay any discount, origination or similar fees, or grant any liens on any of its assets;

     - enter into any material agreement with aggregate consideration in excess of $2,000,000 per year or make any cash advance or upfront guarantee in excess of $250,000 individually or $1,000,000 in the aggregate;

     - enter into an agreement or arrangement with any affiliate, any family member of any affiliate or any stockholder who owns more than 10% of the outstanding capital stock of Duramed;

     - incur any material income tax liability outside of the ordinary course of business, make or revoke any material tax election, settle or compromise any material tax liability, or change (or request a change) to any material aspect of its method of accounting;

     - enter into, amend, or extend any material collective bargaining or other labor agreement;

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     - except as may be required by applicable law or the terms of any agreement in existence on June 29, 2001, make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, or enter into any similar transaction, or enter into an agreement to effect any of the foregoing, in each case which would reasonably be expected to adversely affect the ability of Duramed to complete the transactions under the merger agreement or materially delay obtaining any consents or approvals of any governmental entity required under the merger agreement or otherwise materially delay the completion of the merger; or

     - agree to take any of the foregoing actions or take any action that is intended or would reasonably be expected to result in any of the conditions to the merger not being satisfied, except, in each case, as may be required by applicable law.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties relating to, among other things:

     - corporate organization and similar corporate matters of Barr, Merger Sub and Duramed;

     - capital structure of Barr and Duramed;

     - obligations with respect to capital stock of Barr and Duramed;

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of Barr, Merger Sub and Duramed;

     - documents filed by each of Barr and Duramed with the Securities and Exchange Commission and the accuracy of information contained in such documents;

     - absence of undisclosed liabilities of Duramed and Barr;

     - accuracy of information supplied by each of Barr and Duramed in connection with this joint proxy statement/prospectus and the registration statement of which it is a part;

     - absence of material changes or events concerning Barr and Duramed;

     - pending or threatened material litigation of Barr and Duramed;

     - material contracts and agreements of Duramed;

     - compliance with applicable laws by Barr and Duramed;

     - absence of changes in benefit plans and labor relations matters of Duramed;

     - matters relating to the Employee Retirement Income Security Act for Duramed;

     - excess parachute payments to any director, officer, employee or consultant of Duramed or its affiliates;

     - filing of tax returns and payment of taxes by Duramed;

     - title to Duramed's properties;

     - intellectual property rights of Barr and Duramed;

     - required stockholder vote of Barr and Duramed;

     - applicability of the requirements of certain state takeover statutes to Barr and Duramed;

     - receipt of opinions by Duramed and Barr from each of their financial advisors;

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     - the absence of actions by Duramed that would prevent using the pooling of interests method to account for the merger;

     - absence of actions by Duramed that would prevent the merger from qualifying as a tax-free reorganization for federal income tax purposes;

     - inapplicability of the rights agreement between Duramed and The Provident Bank;

     - compliance by Barr and Duramed with applicable regulatory and governmental requirements;

     - maintenance by Duramed of insurance policies that are consistent with industry standards and Duramed's historical claims expenses;

     - there have been no transactions, agreements, arrangements or understandings between Duramed or Barr, on the one hand, and Duramed's or Barr's affiliates or any other person, on the other hand, that would be required to be disclosed under Item 404 or Regulation S-K under the Securities Act;

     - the largest ten suppliers and ten customers of Duramed and its relationship with each; and

     - matters relating to disclosure in the representations and warranties of the merger agreement on the part of Barr and Duramed.

INDEMNIFICATION

     All rights to indemnification and all limitations on liability existing in favor of current or former officers, directors or employees of Duramed as provided for under the Duramed certificate of incorporation, bylaws or indemnification agreements will be assumed by the surviving corporation in the merger and will continue in full force and effect in accordance with their terms following the merger. To the extent permitted, advancement of expenses and costs will be mandatory rather than permissive.

     For six years after the effective time of the merger, Barr will, or will cause the surviving corporation to, maintain directors' and officers' liability insurance on terms no less favorable than those in effect as of the date of the merger agreement. Barr's obligation to provide this insurance coverage is subject to a cap of 200% of the greater of the amount of premiums paid by Duramed for its existing insurance coverage in its last fiscal year and in the year in which the merger occurs. If Barr cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, Barr is required to maintain only that amount of insurance coverage that can be obtained by paying an annual premium equal to the 200% cap.

     In addition to these rights, for a period six years after the effective time of the merger, Barr will cause the surviving corporation to indemnify and hold harmless the individuals who, prior to the merger, were officers, directors or employees of Duramed against all threatened losses, claims, damages and liabilities for acts or omissions occurring prior to the effective time of the merger and arising out or relating to the fact of the person's relationship with Duramed.

CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

     The certificate of incorporation of Merger Sub will be the certificate of incorporation of the surviving corporation until changed or amended and the bylaws of Merger Sub, as in effect immediately prior to the completion of the merger, will be the bylaws of the surviving corporation until changed or amended, except that the name of the surviving corporation will be changed to Duramed Pharmaceuticals, Inc.

AMENDMENT; EXTENSION AND WAIVER

     Subject to applicable law:

     - the merger agreement may be amended by mutual consent of the parties in writing at any time, except that after the merger agreement has been adopted by the stockholders of Duramed, no amendment may be entered into which requires further approval by Duramed stockholders or requires the approval of stockholders of Barr unless such approval is obtained; and

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     - at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party:

          - extend the time for performance of any of the obligations or other acts of any other party to the merger agreement,

          - waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document, or

          - waive compliance by any other party with any agreements or conditions in the merger agreement, except that no such waiver may be made after the merger agreement has been adopted by the stockholders of Duramed which requires further approval by Duramed stockholders or requires the approval of stockholders of Barr unless such approval is obtained.

                               VOTING AGREEMENTS

     In connection with the merger, Barr entered into a voting agreement with directors and officers who are Duramed common stockholders and a major holder of Duramed common stock, under which they agreed to vote in favor of the merger and related transactions and granted to officers of Barr an irrevocable proxy to vote such stockholder's shares of Duramed stock in favor of the merger and related transactions. Under the voting agreement, Barr agrees to indemnify each such Duramed stockholder against costs and expenses incurred by such stockholder in connection with the voting agreement for a period of two years from the later of the date of the voting agreement or the effective date of the merger. Approximately 4,389,201 shares of Duramed common stock, representing approximately 16% of the outstanding shares of Duramed common stock as of September 6, 2001, are subject to this voting agreement.

     Barr also entered into an agreement with the holders of all outstanding shares of Duramed preferred stock, under which they agreed to vote in favor of the merger and related transactions and have granted to officers of Barr an irrevocable proxy to vote such stockholder's shares of Duramed stock in favor of the merger and related transactions.

     Duramed entered into a voting agreement with a major holder of Barr common stock, under which such stockholder agreed to vote in favor of the issuance of Barr common stock in connection with the merger, and Duramed agreed to indemnify the stockholder against certain costs and expenses incurred by such stockholder in connection with the voting agreement for a period of two years from the later of the date of the voting agreement or the effective date of the merger. Approximately 11,382,038 shares of Barr common stock, representing approximately 32% of the outstanding shares of Barr common stock as of September 6, 2001, are subject to this voting agreement.

     The voting agreements will terminate automatically if the merger agreement is terminated.

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                  DESCRIPTION OF CAPITAL STOCK; CAPITALIZATION

BARR

     The following summary of the capital stock of Barr is subject in all respects to applicable New York law, the Barr certificate of incorporation, as amended, and the Barr bylaws. See "Comparison of Rights of Stockholders of Barr and Duramed" on this page and "Where You Can Find More Information" on page 86.

     The total authorized shares of capital stock of Barr consist of (1) 100,000,000 shares of common stock, par value $0.01 per share, and (2) 2,000,000 shares of preferred stock, par value $1.00 per share. At the close of business on September 6, 2001, 35,500,839 shares of Barr common stock were issued and outstanding and no shares of Barr preferred stock were issued and outstanding.

     Barr's board of directors is authorized to provide for the issuance from time to time of Barr preferred stock in series and, as to each series, to fix the designation, the dividend rate and the preferences, if any, which dividends on that series will have compared to any other class or series of capital stock of Barr, the voting rights, if any, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, if any, applicable to that series and the redemption price or prices and the other terms of redemption, if any, applicable to that series.

DURAMED

     The total authorized shares of capital stock of Duramed consist of (1) 50,000,000 shares of common stock, par value $0.01 per share, and (2) 500,000 shares of preferred stock, par value $0.001 per share. On the close of business on September 6, 2001, 27,241,144 shares of Duramed common stock were issued and outstanding and 100,000 shares of Duramed Series G Mandatory Redeemable Convertible Preferred Stock were issued and outstanding.

     The Duramed certificate of incorporation provides that shares of Duramed preferred stock may be issued as a class, without series or, if so determined from time to time by Duramed's board of directors, in one or more series. The Duramed certificate of incorporation further provides that shares of Duramed preferred stock, and each series thereof, will have the voting powers and other rights, privileges, preferences and restrictions as set forth in the resolution of Duramed's board of directors providing for the issuance of the shares of Duramed preferred stock. Duramed's board of directors is expressly authorized to fix or alter any and all the rights, preferences, privileges and restrictions and other terms of the Duramed preferred stock and any series thereof, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares of any series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

            COMPARISON OF RIGHTS OF STOCKHOLDERS OF BARR AND DURAMED

     Barr is a New York corporation subject to the New York Business Corporation Law, which we refer to as New York law. Duramed is a Delaware corporation subject to the General Corporation Law of the State of Delaware, which we refer to as Delaware law. Duramed stockholders, whose rights are currently governed by the Duramed certificate of incorporation, the Duramed bylaws and Delaware law, will, upon completion of the merger, become stockholders of Barr and their rights will be governed by the Barr certificate of incorporation, the Barr bylaws and New York law.

     The following description summarizes the material differences that may affect the rights of stockholders of Barr and Duramed but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. Stockholders should review carefully the relevant provisions of New York law, Delaware law, the Barr certificate of incorporation, the Barr bylaws, the Duramed certificate of incorporation and the Duramed bylaws.

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BUSINESS COMBINATIONS

  Barr

     New York law generally provides that the completion of a merger, consolidation, dissolution or disposition of substantially all of the assets of a New York corporation requires:

     - the approval of the corporation's board of directors; and

     - the affirmative vote of the holders of two-thirds of all outstanding shares entitled to vote, unless

          - the corporation's certificate of incorporation requires only the affirmative vote of a majority of all outstanding shares entitled to vote on such matter, or

          - the corporation was incorporated after February 22, 1998, and

          - in certain situations, the affirmative vote by the holders of a majority of all outstanding shares of each class or series of shares.

     Neither Barr's certificate of incorporation nor bylaws contain provisions relating to stockholder approval of business combinations.

  Duramed

     Delaware law generally requires the affirmative vote of a majority of the board of directors of a Delaware corporation and at least a majority of the corporation's outstanding shares entitled to vote to authorize a merger or consolidation or sale, lease or exchange of all or substantially all of the corporation's assets.

     The terms of Duramed's preferred stock provide that an action affecting the rights of holders of that stock must be approved by two-thirds of the outstanding shares of preferred stock.

     Duramed's certificate of incorporation provides that certain business combinations require a supermajority vote of the stockholders (two-thirds). This supermajority approval applies in the following types of business combinations:

     - any merger or consolidation of Duramed with or into any other entity which is the beneficial owner of voting securities of Duramed representing 15% or more of the votes then entitled to be voted in an election of directors of Duramed;

     - any sale, lease or exchange of substantially all the assets of Duramed to any other entity which is the beneficial owner of voting securities of Duramed representing 15% or more of the votes then entitled to be voted in an election of directors of Duramed;

     - any sale, lease or exchange of assets to Duramed in exchange for voting securities (or the right to purchase voting securities) of Duramed with any other entity which is the beneficial owner of voting securities of Duramed representing 15% or more of the votes then entitled to be voted in an election of directors of Duramed; or

     - any reclassification of securities, recapitalization or other transaction designed to decrease the number of Duramed stockholders remaining after any other entity has acquired outstanding voting securities of Duramed representing 15% or more of the votes then entitled to be voted in an election of directors of Duramed;

unless Duramed's board of directors has authorized such business combination prior to the time that any such entity became an owner of voting securities of Duramed representing 15% or more of the votes then entitled to be voted in an election of directors of Duramed. At its meeting on June 28, 2001, Duramed's board of directors authorized and approved the merger prior to the time that Barr, as a result of its voting agreements with certain Duramed stockholders, may have become a beneficial owner of Duramed shares. As a result, these provisions of Duramed's certificate of incorporation will not apply to the merger.

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STATE ANTI-TAKEOVER LAWS

  Barr

     Section 912 of the New York Business Corporation Law prohibits any business combination with, involving or proposed by any interested stockholder for a period of five years after the date on which the interested stockholder became an interested stockholder. After the five-year period, a business combination between a resident domestic corporation and an interested stockholder is prohibited unless either certain "fair price" provisions are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder or its affiliates. The term "business combination" is defined to include a variety of transactions, including:

     - mergers, sales or dispositions of assets;

     - issuances of stock, liquidations, reclassifications; and

     - benefits from the corporation, including loans or guarantees.

     The term "interested stockholder" is defined generally as any person who, directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of a resident domestic New York corporation.

     The restrictions of Section 912 do not apply to any business combination with an interested stockholder if the business combination or the purchase of stock by the interested stockholder is approved by the board of directors of the resident domestic corporation. Barr will be considered a resident domestic corporation as long as at least 10% of its voting stock is owned beneficially by residents of, or organizations having their principal offices in, the State of New York.

     A resident domestic corporation may adopt an amendment to its bylaws expressly electing not to be governed by Section 912. The amendment must be approved by the affirmative vote of the holders, other than interested stockholders and their affiliates and associates, of a majority of the outstanding voting stock, excluding the voting stock of interested stockholders and their affiliates and associates. Such amendment will not, however, be effective until 18 months after such stockholder vote and will not apply to any business combination with an interested stockholder who was such on or before the effective date of such amendment. Barr has not amended its bylaws and remains governed by Section 912.

  Duramed

     Section 203 of the Delaware General Corporation Law generally prohibits any business combination between a Delaware corporation and any interested stockholder for a period of three years after the date on which the interested stockholder became an interested stockholder. The term "business combination" is defined to include a variety of transactions, including:

     - mergers and consolidations;

     - sales or dispositions of assets having an aggregate market value equal to 10% or more of the aggregate market value of the corporation determined on a consolidated basis;

     - issuances of stock except for certain pro rata and other issuances; and

     - disproportionate benefits from the corporation including loans and guarantees.

     The term "interested stockholder" is defined generally as any person who, directly or indirectly, beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is subject to be determined whether such person is an interested stockholder.

     The restrictions of Section 203 do not apply, however:

     - if, before such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in a stockholder becoming an interested stockholder;

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

     - if, upon completion of the transaction resulting in a stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction was commenced, except, for the purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and by certain employee plans of the corporation;

     - if, on or subsequent to such date, the business combination is approved by the board of directors and the holders of at least two-thirds of the shares not involved in the transaction; or

     - under certain other circumstances.

     A Delaware corporation may also adopt an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 if, in addition to any other vote required by law, the amendment is approved by the affirmative vote of a majority of the shares entitled to vote. However the amendment, except under certain circumstances, will not be effective until 12 months after the stockholder vote and will not apply to any business combination with an interested stockholder before the effective date of such amendment.

     Duramed's board of directors authorized and approved the merger prior to the time that Barr may have become a beneficial owner of Duramed shares. As a result, this provision of Delaware law will not apply to the merger.

APPRAISAL RIGHTS

  Barr

     Stockholders of a New York corporation have the right to dissent and receive payment of the fair value of their shares, except as otherwise provided by New York law, in the event of certain amendments or changes to the certificate of incorporation adversely affecting their shares, certain mergers or consolidations, certain sales, leases, exchanges or other dispositions of all or substantially all the corporation's assets and certain share exchanges.

     Barr stockholders do not have dissenters' rights of appraisal in the merger.

  Duramed

     Under Delaware law, a stockholder who is entitled to vote and does not vote in favor of a statutory merger or consolidation may demand appraisal of its shares by the Delaware Court of Chancery. Unless the corporation's certificate of incorporation provides otherwise, such dissenters' rights are not available in certain circumstances, including:

     - to stockholders of a corporation whose shares are either

          - listed on a national securities exchange or designated as a national market security by Nasdaq, or

          - held of record by more than 2,000 holders; and

     - to stockholders of a corporation surviving a merger if no vote of stockholders of the surviving corporation is required to approve the merger.

     Notwithstanding the previous sentence, appraisal rights are available to any stockholder required to accept for his shares anything except:

     - shares of stock of the surviving corporation;

     - shares of any other corporation which shares are listed on a national securities exchange or designated as a national market security by Nasdaq or held of record by more than 2,000 holders;

     - cash in lieu of fractional shares; or

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

     - any combination of the foregoing.

     Because Duramed common stock is listed on the Nasdaq National Market and Duramed stockholders will receive Barr common stock which is listed on the New York Stock Exchange, Duramed common stockholders do not have dissenters' rights in connection with the merger.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

  Barr

     Under New York law, amendments to a certificate of incorporation generally must be approved by a vote of the board of directors followed by vote of a majority of all outstanding shares entitled to vote thereon at a meeting of stockholders, unless the certificate of incorporation requires the vote of a greater number or proportion of shares; such provision may not be altered, amended or repealed except by such greater vote. The approval of a majority of the votes of all outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve a proposed amendment to a corporation's certificate of incorporation, whether or not such holders are otherwise entitled to vote on such amendment by the certificate of incorporation, that would:

     - decrease the par value of the shares of such class, change any shares of such class into a different number of shares of the same class or into the same or a different number of shares of a different class, alter or change the designation, relative rights, preferences or limitations of the shares of such class, including the provision of new conversion rights or the alteration of any existing conversion rights, so as to affect them adversely;

     - exclude or limit the voting rights of such shares, except as such rights may be limited by voting rights given to new shares then being authorized of any existing or new class or series of shares; or

     - subordinate their rights by authorizing shares having preferences superior to the rights of such existing shares.

     The Barr certificate of incorporation is silent as to amendments.

  Duramed

     Generally, under Delaware law, proposed amendments to a corporation's certificate of incorporation must be adopted by:

     - a resolution of the board of directors;

     - the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon; and

     - the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.

     If the amendment would adversely affect the rights of any holders of shares of a class or series, the vote of the holders of a majority of all outstanding shares of such class or series, voting as a class, is also necessary to authorize the amendment. Duramed's certificate of incorporation provides that any amendment to Duramed's certificate of incorporation requires the affirmative vote of at least two-thirds of the total voting power of all outstanding shares of Duramed common stock.

AMENDMENTS TO BYLAWS

  Barr

     Under New York law, except as otherwise provided in its certificate of incorporation, a corporation's bylaws may be amended, repealed or adopted by a majority of the shares entitled to vote in the election of directors. When so provided in its certificate of incorporation or a bylaw adopted by the stockholders, a corporation's bylaws also may be amended, repealed or adopted by the board but any bylaw adopted by

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

the board may be amended or repealed by the stockholders entitled to vote on the bylaw as provided by New York law. The Barr bylaws provide that the bylaws are subject to alteration or repeal, and new bylaws may be adopted by a majority vote of the stockholders at the time who are entitled to vote in the election of directors. The bylaws further provide that the board of directors has the power to make, adopt, alter, amend and repeal the bylaws, but the stockholders entitled to vote on such changes may alter, amend or repeal bylaws made by the board of directors. The board of directors has no power to change the quorum for a meeting of the stockholders or of the board of directors, or to change the bylaws with respect to the removal of directors or the filling of vacancies in the board of directors resulting from the removal by the stockholders.

  Duramed

     Delaware law provides that a corporation's bylaws may be adopted, amended or repealed by the stockholders, and, if authorized in the corporation's certificate of incorporation, by the board of directors. The Duramed certificate of incorporation provides that the board of directors is authorized to adopt, amend or repeal the Duramed bylaws. In addition, the Duramed bylaws provide that the bylaws may be amended by the board of directors or by the affirmative vote of the holders of outstanding voting securities of Duramed entitling them to exercise two-thirds of the voting power of Duramed on such proposal.

PREEMPTIVE RIGHTS

  Barr

     Under New York law, except as otherwise provided by New York law or in its certificate of incorporation, the holders of equity shares of a corporation incorporated prior to February 22, 1998 are granted certain preemptive rights. Barr was incorporated prior to February 22, 1998. However, Barr's certificate of incorporation provides that no holder of Barr common stock has any preemptive rights with respect to any securities of Barr.

  Duramed

     Under Delaware law, a stockholder does not have preemptive rights unless the rights are specifically granted in the certificate of incorporation. Duramed's certificate of incorporation does not provide for preemptive rights.

REDEMPTION OF CAPITAL STOCK

  Barr

     Under New York law, with certain limitations, a corporation's certificate of incorporation may provide for one or more classes or series of shares to be redeemable, in whole or in part, at the option of the corporation, the holder or another person or upon the happening of a specified event, within such times and under such conditions as are stated in the certificate of incorporation. Barr's certificate of incorporation does not provide for the redemption of any stock.

  Duramed

     Under Delaware law, with certain limitations, a corporation's stock may be made redeemable by the corporation at its option, at the option of the holders of the stock or upon the happening of a specified event. The Duramed certificate of incorporation does not provide for the redemption of common stock.

DIVIDENDS

  Barr

     Under New York law, a corporation may declare and pay dividends or make other distributions out of surplus only, so that the net assets of the corporation remaining after the declaration, payment or distribution must at least equal the amount of its stated capital. A corporation may not declare and pay

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

dividends or make other distributions when the corporation is insolvent or would thereby be made insolvent or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation.

  Duramed

     Under Delaware law, a board of directors may authorize a corporation to make distributions to its stockholders, limited by any restrictions in its certificate of incorporation, either:

     - out of surplus; or

     - if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/ or the preceding fiscal year.

     Under Delaware law, no distribution out of net profits is permitted, however, if the corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until such deficiency has been repaired.

DURATION OF PROXIES

  Barr

     Under New York law, no proxy is valid more than 11 months after its date unless otherwise provided in the proxy. Irrevocable proxies may be created for:

     - a pledgee;

     - a person who has purchased or agreed to purchase the shares;

     - a creditor or creditors of the corporation who extend or continue credit to the corporation in consideration of the proxy provided the proxy so states;

     - a person who has contracted to perform services as an officer of the corporation if a proxy is required by the employment contract; or

     - a person designated under a voting agreement.

  Duramed

     Under Delaware law, no proxy is valid more than three years after its date unless otherwise provided in the proxy. A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

STOCKHOLDER ACTION

  Barr

     Under New York law, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken by stockholder vote may be taken without a meeting on written consent signed by the holders of all outstanding shares entitled to vote or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting. Barr's bylaws authorize stockholder action by unanimous written consent.

  Duramed

     Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents describing the action taken is
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

signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting. Duramed's certificate of incorporation expressly forbids any action of the stockholders by written consent.

SPECIAL STOCKHOLDER MEETINGS

  Barr

     New York law provides that special meetings of stockholders may be called by the board and by the persons authorized by the certificate of incorporation or the bylaws. New York law further provides that if, for a period of one month after the date fixed by or under the bylaws for the annual meeting of stockholders or, if no date has been so fixed, for a period of 13 months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If the special meeting is not called by the board within two weeks after the expiration of the period or if it is called but there is a failure to elect the directors for a period of two months after the expiration of the period, holders of 10% of the votes of the shares entitled to vote in an election of directors may demand a special meeting for the election of directors. The Barr bylaws provide that a special meeting of the stockholders may be called at any time by the board of directors, and can be called by the President or Secretary of Barr at the written request of the holders of 25% of the shares of Barr stock outstanding and entitled to vote. The Barr bylaws provide that notice of a stockholder meeting must be given not less than 10 or more than 60 days before the meeting. All meetings of stockholders are held at Barr's principal office, or such other location as the notice may provide.

  Duramed

     Delaware law provides that special meetings of stockholders may be called by the board of directors or by the persons authorized by the certificate of incorporation or by the bylaws. Delaware law further provides that if an annual meeting is not held within 30 days of the date designated for the meeting, or is not held for a period of 13 months after the last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held if requested by any stockholder or director. The Duramed bylaws provide that special meetings of the stockholders may be called by directors or by any officer instructed by the directors to call the meeting. Written notice of all meetings of stockholders must be given, stating the place, date, and hour of the meeting and stating the place within the location where the meeting is to be held at which the list of stockholders of Duramed may be examined. The notice of annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business that may properly come before the meeting and shall state the purposes of the meeting. The notice of a special meeting shall in all instances state the purposes for which the meeting is called. Notice of any meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived and unless the stockholders will vote on a merger of Duramed at the meeting, in which case Delaware law requires notice to be provided to each stockholder not less than 20 days prior to the meeting.

CUMULATIVE VOTING

  Barr

     Under New York law, the certificate of incorporation of a corporation may provide for cumulative voting in the election of directors. Barr's certificate of incorporation does not provide for cumulative voting.

  Duramed

     Under Delaware law, the certificate of incorporation of a corporation may provide for cumulative voting in the election of directors or at elections held under specified circumstances. Duramed's certificate of incorporation does not provide for cumulative voting.

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

NUMBER AND ELECTION OF DIRECTORS

  Barr

     Subject to certain limitations, New York law permits the number of directors of a corporation to be fixed by its bylaws, by action of the stockholders or by action of the board under the specific provision of a bylaw adopted by the stockholders. At each annual meeting of the stockholders, directors are to be elected to hold office until the next annual meeting, except for corporations with classified boards. New York law permits the certificate of incorporation or the specific provisions of a bylaw adopted by the stockholders to provide that directors be divided into either two, three or four classes.

     The Barr bylaws provide that the total number of directors will be eight, unless otherwise determined by a majority vote of the entire board of directors. The bylaws also provide that the number of directors may never be less than three, unless all of the outstanding shares of Barr stock are owned beneficially and of record by less than three stockholders, in which event the number of directors may not be less than the number of stockholders. Barr currently has ten directors. Barr's board of directors is not classified.

  Duramed

     Delaware law permits the certificate of incorporation or the bylaws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, the number may not be changed without amending the certificate of incorporation. Delaware law also permits the certificate of incorporation of a corporation or a bylaw adopted by the stockholders to provide that directors be divided into one, two or three classes. The term of office of one class of directors shall expire each year with the terms of office of no two classes expiring the same year.

     The Duramed bylaws provide that the total number of directors will be at least one, the number to be determined from time to time by resolution of Duramed's board of directors. No decrease in the size of the board of directors may shorten the term of any incumbent director. Duramed currently has nine directors. Duramed's board of directors is not classified.

REMOVAL OF DIRECTORS

  Barr

     New York law provides that any or all of the directors may be removed for cause by vote of the stockholders. The certificate of incorporation or bylaws adopted by the stockholders may provide for the removal by action of the board, except in the case of any director elected by cumulative voting, or by the holders of the shares of any class or series, or holders of bonds, voting as a class, when so entitled by the certificate of incorporation. If the certificate of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the stockholders.

     The removal of directors, with or without cause, is subject to the following:

     - in the case of a corporation having cumulative voting, no director may be removed when the votes cast against the director's removal would be sufficient to elect the director if voted cumulatively; and

     - if a director is elected by the holders of shares of any class or series, the director may be removed only by the applicable vote of the holders of the shares of that class or series voting as a class.

     An action to procure a judgment removing a director for cause may be brought by the attorney general or by the holders of 10% of the outstanding shares, whether or not entitled to vote.

     Barr's bylaws provide that any director may be removed at any time, with or without cause, by the stockholders at a special meeting of the stockholders called for that purpose. The bylaws also provide that a director may be removed by the board of directors for cause.

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

  Duramed

     Delaware law provides that a director or directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors, except that:

     - members of a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise; and

     - in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which the director is a part.

     Duramed's bylaws provide that any Duramed director may be removed, with or without cause, by vote of the stockholders.

VACANCIES

  Barr

     Under New York law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by vote of the board of directors then in office, though less than a quorum. However, the certificate of incorporation or bylaws may provide that such newly created directorships or vacancies are to be filled by vote of the stockholders. Unless the certificate of incorporation or bylaws adopted by the stockholders provide that the board may fill vacancies occurring on the board by reason of the removal of directors without cause, such vacancies may be filled only by vote of the stockholders.

     A director elected to fill a vacancy, unless elected by the stockholders, will hold office until the next meeting of stockholders at which the election of directors is in the regular order of business and until his or her successor is elected and qualified. Unless otherwise provided in the certificate of incorporation or bylaws, notwithstanding the above, whenever the holders of any class or classes of shares or series are entitled to elect one or more directors by the certificate of incorporation, any vacancy that may be filled by the board or a majority of the directors then in office will be filled by a majority of the directors then in office elected by the class or classes or series. However, if no such director is in office, then the vacancy may be filled by the stockholders as provided above.

     Barr's bylaws provide that any vacancy in the board of directors occurring as a result of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the stockholders is filled by the stockholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, will be filled for the unexpired portion of the term by the majority vote of the remaining directors, though less than a quorum, at any regular or special meeting of the board of directors called for that purpose.

  Duramed

     Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws, vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. In the case of a classified board, such vacancies and newly created directorships may be filled by a majority of the directors elected by the class, or by the sole remaining director so elected. In the case of a classified board, directors elected to fill vacancies or newly created directorships hold office until the next election of the class for which they have been chosen, and until their successors have been duly elected and qualified. In addition, the Delaware Court of Chancery

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may summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office, if:

     - at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board as constituted immediately before the increase; and

     - any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for the directors applies to the Delaware Court of Chancery for the order.

     Duramed's bylaws provide that any vacancies may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum, or by a plurality of the votes cast by the stockholders at any annual or special meeting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Barr

     Under New York law, a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation. However, no indemnification may be made in respect of

     - a threatened action, or a pending action which is settled or otherwise disposed of; or

     - any claim, issue or matter as to which the person has been adjudged to be liable to the corporation,

unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the portion of the settlement amount and expenses as the court deems proper.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to New York law, any indemnification under New York law pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by:

     - the disinterested directors if a quorum is available;

     - by the board upon the written opinion of independent legal counsel; or

     - by the stockholders.

     The indemnification described above under New York law is not exclusive of other indemnification rights to which a director or officer may be entitled by:

     - the certificate of incorporation or bylaws;

     - a resolution of stockholders;

     - a resolution of directors; or

     - an agreement providing for such indemnification.

     However, no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so

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adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Barr's bylaws provide that it may indemnify any officer or director of Barr against the reasonable expenses incurred in an action arising out of or related to his connection to Barr if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of Barr. No indemnification is available in relation to matters as to which such director or officer is adjudged to have breached his duty to Barr.

  Duramed

     Under Delaware law, a corporation may indemnify any director, officer, employee or agent made or threatened to be made party to any threatened, pending or completed proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Duramed's certificate of incorporation requires Duramed to indemnify these persons to the full extent permitted by Delaware law.

     Delaware law also establishes several mandatory rules for indemnification. In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor, a corporation may indemnify an officer, director, employee or agent if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no person found to be liable to the corporation may be indemnified unless the court in which the action or suit was brought determines that the person is fairly and reasonably entitled to indemnity for such expenses. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the indemnification provisions of Delaware law must be indemnified by the corporation for reasonable expenses incurred, including attorneys' fees. Delaware law states that a determination must be made that a director or officer has met the required standard of conduct before the director or officer may be indemnified. The determination may be made by a majority vote of a quorum of disinterested directors, by independent legal counsel in a written opinion if a majority of disinterested directors so directs, or by the stockholders.

     Delaware law also provides that a corporation may advance expenses to an officer or director upon receipt of an undertaking by or on behalf of the officer or director to repay the corporation if it is determined that the required standard of conduct has not been met.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

  Barr

     New York law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for damages for any breach of duty in such capacity. However, no such provision can eliminate or limit the liability of any director:

     - if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that the director's acts violated certain provisions of New York law; or

     - for any act or omission prior to the adoption of such a provision in the certificate of incorporation.

     Neither Barr's certificate of incorporation nor bylaws contain any provision relating to the personal liability of directors and officers of Barr.

  Duramed

     Delaware law provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach

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of fiduciary duty as a director. However, the provision cannot eliminate or limit the liability of a director for:

     - any breach of the director's duty of loyalty to the corporation or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     - violation of certain provisions of Delaware law;

     - any transaction from which the director derived an improper personal benefit; or

     - any act or omission prior to the adoption of the provision in the certificate of incorporation.

     Duramed's certificate of incorporation provides that, to the fullest extent of the law, a director of Duramed will not be liable to Duramed or its stockholders for monetary damages for breach of fiduciary duty as a director.

RIGHTS PLANS

  Barr

     New York law expressly authorizes the adoption of a rights plan by a corporation's board of directors and 20% stock ownership is the required minimum ownership to trigger the right under such rights plan. Barr has no rights plan.

  Duramed

     Delaware law has no express statutory provision permitting adoption of a rights plan. Delaware courts have determined, however, that Delaware law permits valid adoption of a rights plan by a company's board of directors. Delaware courts have not determined that a minimum percentage of shares must be owned by a person before rights are triggered under a rights plan.

     Duramed has a rights agreement with The Provident Bank under which Duramed issued rights to purchase Series A preferred stock of Duramed (or comparable preferred stock of Duramed if the aggregate amount of issued and outstanding shares of Series A preferred stock to be used equals the authorized amount). Each right entitles Duramed common stockholders to buy one one-hundredth newly issue of such preferred stock at an exercise price of $80.00. The rights are exercisable if a person or group acquires 20% or more of Duramed common stock, announces a tender offer or exchange offer for 30% or more of Duramed common stock or is declared an adverse person by the Duramed board of directors. The rights also provide Duramed common stockholders with the right to purchase, in lieu of the preferred stock, shares of Duramed common stock having a market value at that time of twice each right's exercise price under certain circumstances where a person or group has acquired a 30% block of Duramed's common stock or been declared an adverse person.

     Under the merger agreement, Duramed represents and warrants that it has taken all actions necessary to cause the rights agreement to be amended to render it inapplicable to the merger transaction, to ensure that the merger does not trigger the exercise clauses of the rights agreement and to terminate the rights agreement upon consummation of the merger.

                                 LEGAL MATTERS

     The legality of Barr common stock offered by the joint proxy statement/prospectus and certain United States federal income tax consequences of the merger will be passed upon for Barr by Winston & Strawn, which from time to time acts as counsel and tax counsel for Barr and its subsidiaries.

     Certain United States federal income tax consequences of the merger will be passed upon for Duramed by its tax counsel, Taft, Stettinius & Hollister LLP, which from time to time acts as counsel for Duramed. Timothy E. Hoberg, Esq., a partner in that firm, is Assistant Secretary of Duramed. Attorneys for that firm participating in the matter beneficially own approximately 16,000 shares of Duramed common stock.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedule of Barr incorporated in this joint proxy statement/prospectus by reference from Barr's Annual Report on Form 10-K for the year ended June 30, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and related financial statement schedule of Duramed incorporated in this joint proxy statement/prospectus by reference to the Duramed Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000 have been so incorporated in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                                 OTHER MATTERS

     As of the date of this joint proxy statement/prospectus, Barr's board of directors knows of no matters that will be presented for consideration at the special meeting of Barr stockholders other than as described in this joint proxy statement/prospectus.

     As of the date of this joint proxy statement/prospectus, Duramed's board of directors knows of no matters that will be presented for consideration at the special meeting of Duramed stockholders other than as described in this joint proxy statement/prospectus.

                          FUTURE STOCKHOLDER PROPOSALS

     Barr's 2001 annual meeting of stockholders is scheduled to take place on October 25, 2001. The deadline for submission of stockholder proposals for inclusion in Barr's proxy materials for the 2001 Barr annual meeting was May 28, 2001. The deadline for submission of stockholder proposals for inclusion in Barr's proxy materials for the 2002 annual meeting is May 27, 2002.

     If a Barr stockholder intends to present a proposal at the 2002 annual meeting and has not requested timely inclusion in Barr's proxy materials for that meeting as described in the preceding paragraph, Barr must receive notice of the proposal no later than August 9, 2002. If Barr receives notice of the proposal by that date and advises stockholders in next year's proxy materials about the nature of the matter and how Barr management intends to vote on such matter, Barr may use its discretionary authority to vote on the proposal. If Barr does not receive notice of the proposal by August 9, 2002, Barr may use its discretionary authority to vote on the proposal if the stockholder does present it at the annual meeting.

     Notices of proposals for the 2002 annual meeting should be addressed to Secretary, Barr Laboratories, Inc., 2 Quaker Road, P.O. Box D 2900, Pomona, New York 10970-0519. Barr reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

     Duramed's 2002 annual meeting of stockholders is scheduled to take place in early May 2002. Duramed will hold a 2002 annual meeting of Duramed stockholders only if the merger is not completed before the time of such meeting. The deadline for submission of stockholder proposals for inclusion in Duramed's proxy materials for the 2002 annual meeting is December 6, 2001. If the merger is not completed, Duramed stockholders may present proper proposals for consideration at the 2002 annual meeting of Duramed stockholders by submitting the proposals in writing to the Secretary of Duramed.

     Separate from the requirements described above concerning the notice required for a proposal to be included in the its proxy statement, the Duramed bylaws also provide for advance notice of nominations by stockholders for election of stockholder nominees as directors at an annual meeting and of other proposals to be presented at the annual meeting of stockholders, even if such nominations or proposals are not to be included in the Duramed proxy statement. In addition to meeting other requirements specified in the Duramed bylaws, the required notice by the stockholder for the 2002 annual meeting must be received in writing by the Secretary of Duramed no earlier than January 5, 2002 and no later than February 4, 2002.

     Any such proposal must meet the requirements of the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy documents.

                      WHERE YOU CAN FIND MORE INFORMATION

     Barr and Duramed file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at "http://www.sec.gov". Reports, proxy statements and other information concerning Barr may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The Securities and Exchange Commission allows Barr and Duramed to "incorporate by reference" information into this joint proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus.

     This joint proxy statement/prospectus incorporates by reference the documents set forth below that Barr and Duramed have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Barr and Duramed that is not included in or delivered with this joint proxy statement/prospectus.

BARR FILINGS

     - Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed on August 24, 2001.

DURAMED FILINGS

     - Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 20, 2001 (as amended by Amendment No. 1 on Form 10-K/A, filed on March 21, 2001).

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, filed on May 9, 2001, and June 30, 2001, filed on August 14, 2001.

     - Current Report on Form 8-K, filed on July 10, 2001.

     Barr and Duramed also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and, in the case of Barr, the date of the completion of the merger, and, in the case of Duramed, the date of the special meeting of Duramed's stockholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Barr has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Barr and Duramed has supplied all such information relating to Duramed.

     You also may obtain the documents incorporated by reference from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. You may request a document incorporated by reference in this joint proxy statement/prospectus by writing or calling the company that filed it at the following address:


   Barr Laboratories, Inc.             or       Duramed Pharmaceuticals, Inc.
       Two Quaker Road                              7155 East Kemper Road
       P.O. Box D 2900                               Cincinnati, OH 45249
    Pomona, NY 10970-0519                       Attention: Investor Relations
Attention: Investor Relations                     Telephone: (513) 731-9900
  Telephone: (845) 362-1100

     You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated September 21, 2001. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of Barr common stock in the merger creates any implication to the contrary.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus contains and incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbors provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are not statements of historical fact and relate to matters such as future business operations, prospects, revenue and income, business strategies, operating efficiencies and synergies, competitive positions, growth opportunities and plans or objectives of management for each of Barr, Duramed and the combined company, as the case may be. Forward-looking statements are necessarily estimates reflecting the best judgment of the senior management of Barr (with regard to matters relating to Barr) and Duramed (with regard to matters relating to Duramed) and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These statements should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - the timing and outcome of legal proceedings;

     - the difficulty in predicting the timing of FDA approvals;

     - the difficulty in predicting the timing and outcome of court decisions on patent challenges, including the possible U.S. Supreme Court review of the Prozac decision;

     - court and FDA decisions on exclusivity periods;

     - market and customer acceptance and demand for new pharmaceutical products;

     - the ability to market proprietary products;

     - the impact of competitive products and pricing;

     - timing and success of product development and launch;

     - availability of raw materials;

     - fluctuations in operating results;

     - competitive factors, including technological advances achieved and patents attained by competitors and generic competition as patents on Barr's and Duramed's products expire;

     - government laws and regulations affecting their operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing; and

     - other factors detailed from time to time in our filings with the Securities and Exchange Commission.

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the documents incorporated by reference in this joint proxy statement/prospectus.

     The list above sets forth some, but not all, of the factors that could impact upon Barr's and Duramed's ability to achieve results described in any forward-looking statements. Further information for the respective companies can be found in Barr's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and in Duramed's Annual Report on Form 10-K/A for the year ended December 31, 2000. You should not place undue reliance on any forward-looking statements, as they speak only as of the date made. You also should understand that it is not possible to predict or identify all such factors and that the list should not be considered a complete statement of all potential risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Barr's and Duramed's projections. Barr and Duramed undertake no obligation to update any forward-looking statements as a result of future events or developments.

                                                                         ANNEX 1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            BARR LABORATORIES, INC.,

                            BETA MERGER SUB I, INC.

                                      AND

                         DURAMED PHARMACEUTICALS, INC.

                           DATED AS OF JUNE 29, 2001

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE 1.       THE MERGER..................................................     2
Section 1.1.     The Merger..................................................     2
Section 1.2.     Closing.....................................................     2
Section 1.3.     Effective Time..............................................     2
Section 1.4.     Effects of the Merger.......................................     2
Section 1.5.     Certificate of Incorporation and Bylaws of the Surviving
                 Corporation.................................................     2
Section 1.6.     Directors...................................................     2
Section 1.7.     Officers....................................................     2
ARTICLE 2.       EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                 CORPORATIONS; EXCHANGE OF CERTIFICATES......................     2
Section 2.1.     Capital Stock of Merger Sub.................................     2
Section 2.2.     Cancellation of Treasury Stock and Parent Owned Stock.......     3
Section 2.3.     Conversion of Company Stock.................................     3
Section 2.4.     Exchange of Certificates....................................     3
Section 2.5.     Stock Transfer Books........................................     6
ARTICLE 3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............     6
Section 3.1.     Organization, Qualification, Etc............................     6
Section 3.2.     Capital Stock...............................................     6
Section 3.3.     Corporate Authority Relative to this Agreement; No
                 Violation...................................................     7
Section 3.4.     Reports and Financial Statements............................     8
Section 3.5.     No Undisclosed Liabilities..................................     8
Section 3.6.     No Violation of Law.........................................     8
Section 3.7.     Environmental Laws and Regulations..........................     8
Section 3.8.     No Undisclosed Employee Benefit Plan Liabilities or
                 Severance Arrangements......................................     9
Section 3.9.     Absence of Certain Changes or Events........................    11
Section 3.10.    Investigations; Litigation..................................    11
Section 3.11.    Joint Proxy Statement; Registration Statement; Other
                 Information.................................................    12
Section 3.12.    Tax Matters.................................................    12
Section 3.13.    Opinion of Company Financial Advisor........................    13
Section 3.14.    Required Vote of the Company Stockholders...................    13
Section 3.15.    Insurance...................................................    13
Section 3.16.    Real Property; Title........................................    13
Section 3.17.    Collective Bargaining Agreements and Labor..................    13
Section 3.18.    Material Contracts..........................................    13
Section 3.19.    Takeover Statute............................................    13
Section 3.20.    Transactions With Affiliates................................    13
Section 3.21.    Intellectual Property.......................................    14
Section 3.22.    Accounting Matters..........................................    14
Section 3.23.    Rights Agreement............................................    14
Section 3.24.    Regulatory Compliance.......................................    14
Section 3.25.    Suppliers and Customers.....................................    15
Section 3.26.    Disclosure..................................................    16

                                                                               PAGE
                                                                               ----
ARTICLE 4.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....    16
Section 4.1.     Organization, Qualification, Etc............................    16
Section 4.2.     Capital Stock...............................................    16
Section 4.3.     Corporate Authority Relative to this Agreement..............    16
Section 4.4.     Reports and Financial Statements............................    17
Section 4.5.     No Undisclosed Liabilities..................................    18
Section 4.6.     No Violation of Law.........................................    18
Section 4.7.     Absence of Certain Changes or Events........................    18
Section 4.8.     Investigations; Litigation..................................    18
Section 4.9.     Joint Proxy Statement; Registration Statement; Other
                 Information.................................................    18
Section 4.10.    Required Vote of Parent Stockholders........................    18
Section 4.11.    Opinion of Parent Financial Advisor.........................    19
Section 4.12.    Material Contracts..........................................    19
Section 4.13.    Takeover Statute............................................    19
Section 4.14.    Transactions With Affiliates................................    19
Section 4.15.    Intellectual Property.......................................    19
Section 4.16.    Regulatory Compliance.......................................    19
Section 4.17.    Disclosure..................................................    21
ARTICLE 5.       COVENANTS RELATING TO CONDUCT OF BUSINESS...................    21
Section 5.1.     Conduct of Business by the Company..........................    21
Section 5.2.     Joint Proxy Material; Registration Statement................    22
Section 5.3.     Stockholders' Meetings......................................    23
Section 5.4.     Approvals and Consents; Cooperation.........................    24
Section 5.5.     Access to Information; Confidentiality......................    24
Section 5.6.     Affiliates..................................................    25
Section 5.7.     Rights Under Stock Plans....................................    25
Section 5.8.     Filings; Other Action.......................................    26
Section 5.9.     Further Assurances..........................................    26
Section 5.10.    No Solicitation by the Company..............................    27
Section 5.11.    Director and Officer Liability..............................    28
Section 5.12.    Accountants' "Comfort" Letters..............................    29
Section 5.13.    Additional Reports..........................................    29
Section 5.14.    Plan of Reorganization......................................    30
Section 5.15.    Warrants....................................................    30
Section 5.16.    Pooling of Interests........................................    30
Section 5.17.    Rights Agreement............................................    30
Section 5.18.    Conveyance Taxes............................................    30
Section 5.19.    Public Announcements........................................    31
Section 5.20.    Termination Fee and Expenses................................    31
Section 5.21.    Notice of Certain Events....................................    32
Section 5.22.    Section 16(b) Board Approval................................    32
Section 5.23.    Employee Plans and Employment Agreement.....................    32
Section 5.24.    Corporate Governance........................................    33

                                                                               PAGE
                                                                               ----
ARTICLE 6.       CONDITIONS TO THE MERGER....................................    33
Section 6.1.     Conditions to the Obligations of Each Party.................    33
Section 6.2.     Conditions to the Obligations of Parent and Merger Sub......    34
Section 6.3.     Conditions to the Obligations of the Company................    34
ARTICLE 7.       TERMINATION.................................................    34
Section 7.1.     Termination.................................................    34
Section 7.2.     Effect of Termination.......................................    35
ARTICLE 8.       GENERAL PROVISIONS..........................................    35
Section 8.1.     Notices.....................................................    35
Section 8.2.     Definitions.................................................    36
Section 8.3.     Counterparts................................................    38
Section 8.4.     Entire Agreement; No Third-Party Beneficiaries..............    38
Section 8.5.     Assignment..................................................    38
Section 8.6.     Governing Law...............................................    39
Section 8.7.     Enforcement.................................................    39
Section 8.8.     Severability................................................    39
Section 8.9.     Interpretation..............................................    40
Section 8.10.    Finders or Brokers..........................................    40
Section 8.11.    Survival of Representations and Warranties..................    40
Section 8.12.    Survival of Covenants and Agreements........................    40
Section 8.13.    Attorneys' Fees.............................................    40
Section 8.14.    Amendment...................................................    40
Section 8.15.    Extension; Waiver...........................................    40
Section 8.16.    Procedure for Termination, Amendment, Extension or Waiver...    40

     This AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2001, is entered into by and among Barr Laboratories, Inc., a New York corporation ("Parent"), Beta Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Duramed Pharmaceuticals, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the combination of the Company and Parent upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger, including, without limitation, the exhibits attached hereto (collectively, this "Agreement");

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective shareholders for Merger Sub to merge with and into Company as set forth below (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), and each issued and outstanding share of Series G Preferred stock, stated value $100 per share, of the Company ("Company Preferred Stock" and, together with the Company Common Stock, the "Company Stock") other than shares owned directly or indirectly by Parent, Merger Sub or the Company, will be converted into shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") in accordance with the provisions of Article 2 of this Agreement;

     WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (i) Parent and certain stockholders of the Company are entering into a voting agreement dated as of the date of this Agreement in the form of Exhibit A hereto (the "Company Stockholders Voting Agreement") pursuant to which such stockholders have agreed to vote their shares of Company Stock in favor of the Merger and the approval and adoption of the terms of this Agreement and (ii) certain directors, officers and stockholders of the Company are delivering to Parent an affiliate letter dated as of the date of this Agreement in substantially the form of Exhibit B hereto;

     WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Company and certain stockholder(s) of Parent are entering into a voting agreement dated as of the date of this Agreement in the form of Exhibit C hereto (the "Parent Stockholder Voting Agreement") pursuant to which such stockholder(s) has (have) agreed to vote its (their) shares of Parent Common Stock in favor of the issuance of shares of Parent Common Stock in connection with the Merger;

     WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law, as amended (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3) of the Merger. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company and Merger Sub in accordance with the DGCL.

     Section 1.2 Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Winston & Strawn, 200 Park Avenue, New York, New York 10166, unless another date, time or place is agreed in writing by the parties hereto.

     Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall execute and file in the office of the Secretary of State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the DGCL and shall make all other filings or recordings, and take such other and further action as may be required under the DGCL in connection with the Merger. The Merger shall become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "Effective Time").

     Section 1.4 Effects of the Merger. The Merger shall have the effect set forth in the DGCL.

     Section 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation.

          (a) The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by Law and this Agreement, except that the name of Merger Sub shall be changed to the name of the Company.

          (b) The By-laws of Merger Sub as in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by Law and this Agreement.

     Section 1.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE 2
          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 2.1 Capital Stock of Merger Sub. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Stock or any shares of capital stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of the common stock, par value $0.01 per share, of the Surviving Corporation, and such shares shall, following the Merger, represent all of the issued and outstanding capital stock of the Surviving Corporation.

     Section 2.2 Cancellation of Treasury Stock and Parent Owned Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Stock or any shares of capital stock of Merger Sub, each share of Company Stock issued and held, immediately prior to the Effective Time, in the Company's treasury, and each share of Company Stock that is owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, shall automatically be canceled and retired and shall cease to exist, and no shares of Parent Common Stock or other consideration shall be delivered in exchange therefor.

     Section 2.3 Conversion of Company Stock. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Stock or any shares of capital stock of Merger Sub, subject to this Section 2.3 and Section 2.4(f):

          (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.2) shall be converted into .2562 (the "Class A Conversion Number") duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock; and

          (ii) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.2) shall be converted into 5.0632 (the "Class B Conversion Number") duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock, provided, however, that, in any event, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Class A Conversion Number and the Class B Conversion Number shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The shares of Parent Common Stock to be issued to holders of Company Stock in accordance with this Section 2.3 and the amount in cash to be paid in lieu of fractional shares in accordance with Section 2.4(f)(ii) are collectively referred to as the "Merger Consideration". As of the Effective Time, all shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

     (b) The Company represents and warrants that the holders of Company Stock will not be entitled to appraisal rights in the Merger.

     Section 2.4 Exchange of Certificates.

     (a) Exchange Agent. Promptly after the Effective Time, Parent shall deliver to a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates evidencing such number of shares of Parent Common Stock issuable to holders of Company Stock in the Merger pursuant to Section 2.3 and cash in an amount required to be paid pursuant to Section 2.4(d) and 2.4(f) (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver, out of the Exchange Fund, to holders of Company Stock, Parent Common Stock contemplated to be issued pursuant to Section 2.3 (and any dividends or other distributions to which such holders are entitled pursuant to Section 2.4(d)) and the cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled to pursuant to Section 2.4(f), out of the Exchange Fund. Except as contemplated by Section 2.4(g), the Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Stock (other than shares cancelled in accordance with Section 2.2 (the "Cancelled Shares")) (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock, or cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f).

     (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which such holder's shares of Company Stock shall have been converted pursuant to this Article 2 (and any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.4(d)), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Stock which is not registered in the transfer records of the Company, shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d) may be issued to a transferee if the Certificate representing such shares of Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the number of whole shares of Parent Common Stock into which the shares of Company Stock formerly represented thereby have been converted, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d).

     (d) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to
Section 2.4(f), until the holder of such Certificate shall surrender such Certificate.

     Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid promptly to the holder of such Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) the amount of dividends and other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, (ii) at the appropriate payment date, the amount of dividends and other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock and (iii) the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f).

     (e) No Further Rights in Company Stock. All shares of Parent Common Stock into which the shares of Company Stock shall be converted in accordance with the terms hereof (including any cash paid pursuant to Section 2.4(d) or 2.4(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock.

     (f) No Fractional Shares.

          (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) In lieu of the issuance of fractional shares, each holder of Company Stock shall be entitled to receive an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transaction Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day prior to the Closing Date.

     (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any shares of Parent Common Stock) which remains undistributed to the holders of Company Stock for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Stock who have not theretofore complied with this Article 2 shall thereafter look only to Parent for, and Parent shall deliver, the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.4(f) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.4(d). Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     (h) No Liability. None of the Exchange Agent, Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

     (i) Withholding Rights. Each of the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of Tax Law. To the extent that amounts are properly withheld by the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock, in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent, as the case may be.

     (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holder thereof is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holder thereof is entitled pursuant to Section 2.4(d).

     (k) Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Merger Sub or the

Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

     Section 2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock, except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent (or Parent for any reason) shall promptly be exchanged for certificates representing shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.4(d).

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the "Company Disclosure Letter"):

     Section 3.1 Organization, Qualification, Etc. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect on the Company. The copies of the Company's Certificate of Incorporation and By-laws which have been made available to Parent are complete and correct and in full force and effect on the date of this Agreement. Except as set forth in the Company Disclosure Letter, the Company has no Subsidiaries.

     Section 3.2 Capital Stock. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 500,000 shares of preferred stock, $.001 par value per share. As of May 31, 2001, 26,736,314 shares of Company Common Stock were issued and outstanding, no shares of the Company's Series A Preferred Stock were outstanding and 100,000 shares of the Company Preferred Stock were issued and outstanding. An aggregate of 1,976,285 shares of the Company Common Stock are reserved for issuance upon conversion of the Company Preferred Stock. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments, rights of first refusal, preemptive rights, calls or rights obligating the Company to issue any capital stock or other securities of, or other ownership interests in, the Company, other than options, warrants and other rights to receive or acquire an aggregate of 3,686,344 shares of the Company Common Stock pursuant to the Company's stock option plans, as amended (the "Company Stock Option Plans"), and warrants to purchase an aggregate of 1,499,254 shares of the Company Common Stock (the "Warrants"). The Company Disclosure Letter provides complete and accurate summary, as of the date hereof, of all outstanding options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (the "Stock Options") or otherwise, the number of shares of Company Common Stock subject thereto and the grant dates, expiration dates and exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company

Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in the Company Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in the Company Disclosure Letter, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or (C) any warrants, calls, options or other rights to acquire from the Company, or any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth in the Company Disclosure Letter, the Company is not a party to any voting agreement with respect to the voting of any such securities.

     Section 3.3 Corporate Authority Relative to this Agreement; No
Violation. The Company has the corporate power and authority to enter into this Agreement and the Parent Stockholder Voting Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Parent Stockholder Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and, except for the approval and adoption of the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement and the approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock and the affirmative vote of the holders of two-thirds of the outstanding shares of Company Preferred Stock (the "Company Required Vote"), no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Company Stockholders Voting Agreement, the Parent Stockholder Voting Agreement and the transactions contemplated hereby and thereby. As of the date of this Agreement, the Board of Directors of the Company has determined that the transactions contemplated by this Agreement and the Parent Stockholder Voting Agreement are advisable and in the best interest of its stockholders and, subject to the provisions contained in Section 5.10, to recommend to such stockholders that they vote in favor thereof. This Agreement and the Parent Stockholder Voting Agreement have been duly and validly executed and delivered by the Company and, assuming this Agreement and the Parent Stockholder Voting Agreement have been duly and validly executed and delivered by the other parties hereto, and subject to the Company Stockholder Approval (as defined in Section 5.3(a)) and the Parent Stockholder Approval (as defined in Section 5.3(b)), this Agreement and the Parent Stockholder Voting Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Other than in connection with or in compliance with the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated thereunder (the "Exchange Act"), the rules and regulations of the NYSE and the NASDAQ National Market System, the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the New Jersey Industrial Site Recovery Act (the "New Jersey Act"), any non-United States competition, antitrust and investment Laws and the securities or blue sky Laws of the various states, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation (collectively, the "Company Required Approvals"), no authorization, consent or approval of, or filing with, any Governmental Entity is required to be made or obtained by the Company for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not have a Material Adverse Effect on the Company. Except for the Company Required Approvals and as set forth in the Company Disclosure Letter, the Company is not subject to or obligated under any charter, bylaw, material contract or any governmental license, franchise or permit, or subject to any order or decree, which would be breached or violated, cause a default or acceleration (with or without notice or lapse of time, or both), by its executing or, subject to the approval of its stockholders, carrying out this Agreement or the Parent Stockholder Voting Agreement.

     Section 3.4 Reports and Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the Securities and Exchange Commission (the "SEC") required to be filed by the Company since January 1, 1999 (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis or Current Reports on Form 8-K, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports
(i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) shall not apply to the financial statements included in the Company SEC Reports (which are covered by the following sentence). The audited financial statements and unaudited interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of the Company as of the dates thereof and its results of operations and cash flows for the periods then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP). Since January 1, 1999, the Company has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

     Section 3.5 No Undisclosed Liabilities. As of the date of this Agreement, the Company has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet except (a) liabilities or obligations reflected in any of the Company SEC Reports, (b) liabilities or obligations incurred since April 1, 2001 in the ordinary course of the Company's business and (c) liabilities or obligations which would not have a Material Adverse Effect on the Company. The Company is not in default in respect of the terms and conditions of any indebtedness or obligation binding upon it, which default may have a Material Adverse Effect on the Company.

     Section 3.6 No Violation of Law. The business of the Company is not being conducted in violation of any statute, Law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity (collectively, "Legal Provisions") except (a) as described in any of the Company SEC Reports and (b) for violations or possible violations which would not have a Material Adverse Effect on the Company. The Company has all permits, licenses and governmental authorizations material to ownership or occupancy of its properties and assets and the carrying on of its business, including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA"), except for such permits, licenses and governmental authorizations, the failure of which to have would not have a Material Adverse Effect on the Company.

     Section 3.7 Environmental Laws and Regulations. Except as set forth in the Company SEC Reports or the Company Disclosure Letter,

          (a) the Company has been and is in compliance with all applicable Laws relating to pollution or protection of human health or the environment (including, without limitation, air, surface water, ground water, land surface, subsurface strata, and natural resources) (collectively, "Environmental Law"), except for noncompliance which would not have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the obtaining in a timely manner and possession by the Company of all permits and other governmental authorizations required under applicable

     Environmental Law, which permits and governmental authorizations are currently maintained in full force and effect, and compliance with the terms and conditions thereof;

          (b) the Company has not received notice of, and is not the subject of, any pending or, to the Company's Knowledge, threatened actions, causes of action, claims, investigations, demands or notices by any Person alleging liability under, or non-compliance with, any Environmental Law or that the Company is a potentially responsible party at any Superfund site or state equivalent site (collectively, "Environmental Claims");

          (c) to the Company's Knowledge, there are no circumstances that are reasonably likely to prevent material compliance with Environmental Law and permits and authorizations required thereunder in the future, or to jeopardize the validity of or ability of the Company to obtain, maintain, and comply with all permits and authorizations required under Environmental Law;

          (d) the Company has not disposed of or released, or caused or allowed the disposal or release of, and, to the Company's Knowledge, there is not present, any Hazardous Material (at a concentration or level, or in a quantity, which requires a response action or remedial action under any Environmental Law) at any real property currently owned, operated, or leased by the Company; the Company has received no notice of, and has no Knowledge of, any alleged liability, non-compliance, or requirement to conduct a response or remedial action under any Environmental Law with respect to such real property; no such real property or portion thereof is listed, or has been proposed to be listed, on the National Priorities List or analogous state list or is or has been subject to an environmental Lien; and there is currently, and formerly, no aboveground or underground storage tank used or formerly used to store any Hazardous Material, no PCBs or PCB-containing equipment or material, and no asbestos or asbestos-containing material at such real property;

          (e) the Company has received no notice of, and has no Knowledge of, any alleged liability, non-compliance, or requirement to conduct a response or remedial action under any Environmental Law with respect to any real property formerly owned, operated, or leased by the Company, and no such real property or portion thereof is listed, or has been proposed to be listed, on the National Priorities List or analogous state list or is or has been subject to an environmental Lien;

          (f) the Company has received no notice of, and has no Knowledge of, any alleged liability of the Company under any Environmental Law with respect to any disposal or release of any Hazardous Material (at a concentration or level, or in a quantity, which requires a response action or remedial action under any Environmental Law) at any other real property;

          (g) the Company has not agreed to indemnify any predecessor or other Person with respect to any environmental liability or to pay or otherwise contribute to any response action or remedial action, other than customary indemnity provisions contained in agreements entered into in the ordinary course of business and provisions which would not have a Material Adverse Effect on the Company;

          (h) the Company has provided to Parent all Environmental Documents;
     and

          (i) the Company has complied with all applicable Environmental Laws in connection with entering into this Agreement and consummation of the transaction contemplated herein, including but not limited to the New Jersey Act.

     Section 3.8 No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements.

          (a) All benefit and compensation plans, contracts, policies, agreements or other arrangements providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits, change in control, employment agreement, deferred compensation or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, or arrangements covering current employees or former employees of the Company including, without limitation, any individual whom the Internal Revenue Service might reasonably recharacterize as an employee (all such current and former employees of the Company being herein referred to as the "Employees") and current or former directors of the Company, including, but not limited to,

     "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") are listed on Section 3.8(a) of the Company Disclosure Letter. Except as set forth in the Company Disclosure Letter, there are no "change in control" or similar provisions covering current or former employees of the Company.

          (b) All employee benefit plans within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA or the Code, are in substantial compliance with ERISA, the Code, and all other applicable Law, except for such exceptions as would not have a Material Adverse Effect on the Company. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, or operates as a standardized prototype plan with respect to which none of the circumstances which would require it to obtain a favorable determination letter is applicable, or is operating within the remedial amendment period and may still obtain a favorable determination letter from the Internal Revenue Service or, with respect to those plans that are within the remedial amendment period and have not obtained a favorable determination letter, would preclude the issuance of an unfavorable determination letter by the Internal Revenue Service and there exists no circumstances likely to result in revocation of any such favorable determination letter, except, in each case, for such exceptions as would not have a Material Adverse Effect on the Company. There is no material pending or, to the Knowledge of the Company, threatened litigation, claim, proceeding, however designated, relating to the Plans except for such litigation, claim, proceeding, however designated, as would not have a Material Adverse Effect on the Company. Except for such exceptions as would not have a Material Adverse Effect on the Company, neither the Company nor any Person whom the Company is obligated to indemnify has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject the Company or any person whom the Company would be required to indemnify to a tax or penalty imposed by either
     Section 4975 of the Code or Section 502(i) of ERISA in an amount which could have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth a list of those Pension Plans with respect to which the Company Knows that the revocation of a favorable determination letter is likely, without regard to whether it may have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth a list of any material pending or threatened litigation, claims, or proceeding of which the Company has Knowledge, without regard as to whether it may have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth a list of transactions of which the Company has Knowledge that could subject the Company or any person whom the Company would be required to indemnify to a tax or penalty imposed by either Section 4975 of the Code or
     Section 502(i) of ERISA, without regard to whether such tax or penalty could have a Material Adverse Effect on the Company.

          (c) No current or former Pension Plan of the Company or any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") is or has been subject to Title IV of ERISA (including, without limitation, a multiemployer plan under Section 4001(a)(3) of ERISA or Section 412 of the Code within the past six years, except for such exceptions as would not have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth a list of current and of former Pension Plans of the Company or any ERISA Affiliates of which the Company has knowledge that is or has been subject to Title IV of ERISA (including, without limitation, a multiemployer plan under Section 4001(c)(3) of ERISA) or Section 412 of the Code within the past six years without regard to whether such Plan would have a Material Adverse Effect on the Company.

          (d) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the audited financial statements of the Company, except for such exceptions as would not have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth a list of all contributions required to be made under the terms of any Benefit Plan of

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     which the Company has Knowledge that has not been timely made or reflected on the Company SEC Reports, without regard to whether the failure to make or reflect such contributions would have a Material Adverse Effect on the Company.

          (e) The Company has no obligations for retiree health and life benefits under any Benefit Plan, except for those under collective bargaining agreements existing on the date of this Agreement and as set forth on the Company Disclosure Schedule.

          (f) Except as set forth on the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, solely as a result of such consummation, (i) entitle any Employees to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, materially increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans (other than the Company Stock Option Plans and the options and warrants described on the Company Disclosure Letter) or (iii) result in any breach or violation of, or a default under (with or without notice or lapse of time, or both), any of the Benefit Plans.

          (g) Other than payments or benefits that may be made pursuant to the agreements and Benefits Plans listed in the Company Disclosure Schedule: no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the transactions contemplated hereby by or for the benefit of any director, officer, employee or consultant of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan or otherwise would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b) (1) of the Code); no person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other Person in the event that the excise tax required by Section 4999 (a) of the Code is imposed on such person (a "Parachute Gross Up Payment"); and the Board of Directors of the Company has not granted to any director, officer, employee or consultant of the Company any right to receive any Parachute Gross Up Payment.

          (h) All Benefit Plans covering current or former non-U.S. Employees comply in all material respects with applicable Law, except for such exceptions as would not have a Material Adverse Effect on the Company. No unfunded liabilities exist with respect to any Benefit Plan that covers such non-U.S. Employees, except for such exceptions as would not have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth a list of all Benefit Plans covering current or former non U.S. Employees of which the Company has Knowledge that do not comply in all material respects with applicable Law, without regard to whether such noncompliance would have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth a list of all unfunded liabilities with respect to Benefit Plans covering current or former non U.S. employees, without regard to whether such unfunded liabilities would have a Material Effect on the Company.

     Section 3.9 Absence of Certain Changes or Events. Other than as disclosed in the Company SEC Reports or in the Company Disclosure Letter, since April 1, 2001 and to the date of this Agreement, the business of the Company has been conducted in all material respects in the ordinary course and there has not been any event, occurrence, development or state of circumstances or facts that has had a Material Adverse Effect on the Company. Since April 1, 2001 and to the date of this Agreement, no dividends or distributions, except for regular dividends on the Company Preferred Stock, have been declared or paid on or made with respect to the shares of capital stock or other equity interests of the Company nor have any such shares been repurchased or redeemed.

     Section 3.10 Investigations; Litigation. Except as described in any of the Company SEC Reports and the Company Disclosure Schedule:

          (a) no Governmental Entity has notified the Company in writing of an intention to conduct the investigation or review of the Company by the Governmental Entity, and no investigation or review by

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

     any Governmental Entity with respect to the Company which would have a Material Adverse Effect on the Company is pending; and

          (b) there are no actions, suits or proceedings pending (or, to the Company's Knowledge, threatened) against or affecting the Company or any of its properties or before any Governmental Entity, which have a Material Adverse Effect on the Company.

     Section 3.11 Joint Proxy Statement; Registration Statement; Other Information. The information, taken as a whole, with respect to the Company to be included in the Joint Proxy Statement (as defined in Section 5.2) or the Registration Statement (as defined in Section 5.2) will not, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the Parent Special Meeting (as defined in Section 5.3) and the Company Special Meeting (as defined in Section 5.3), or, in the case of the Registration Statement, at the time it becomes effective or at the effective time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent, Merger Sub or any Affiliate of Parent specifically for inclusion in the Joint Proxy Statement. The Joint Proxy Statement (as it relates to the Company) will comply as to form in all material respects with the provisions of the Exchange Act.

     Section 3.12 Tax Matters.

     (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company and each affiliated, combined, consolidated or unitary group of which the Company is or was a member (a "Company Group") have been timely filed or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not have a Material Adverse Effect on the Company. All Taxes due and owing by the Company or any Company Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any Company Group nor has the Company filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which would have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company or any Company Group with respect to completed and settled examinations or concluded litigation have been paid. The Company is not a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or any Company Group could become liable to another Person as a result of the imposition of a Tax upon any Person, or the assessment or collection of a Tax, except for such agreements as would not have a Material Adverse Effect on the Company. The Company has complied with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not have a Material Adverse Effect on the Company.

     (b) Except as set forth in the Company Disclosure Letter, there is no contract, plan, or arrangement covering any employee or former employee (including the vesting of Stock Options under the Company Stock Option Plans) that individually or collectively could give rise to a payment that is not deductible under Code section 280G or 162, and no member of the Company Group will be required to include an adjustment in taxable income pursuant to Code section 481 as a result of the transactions or events occurring on or prior to Closing. In the past five years, no member of the Company Group has been party to a transaction that was reported to qualify as a reorganization within the meaning of Code section 368(a), been distributed in by a corporation in a transaction reported to qualify under Code section 355, or been distributed by a corporation in a transaction reported to qualify under Code section 355.

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

     (c) The Company has no Knowledge of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.13 Opinion of Company Financial Advisor. On the date of this Agreement, the Board of Directors of the Company has received the opinion from UBS Warburg LLC (the "Company Financial Advisor") to the effect that, as of the date of this Agreement, the Class A Conversion Number is fair to the holders of Company Stock from a financial point of view. A copy of the written opinion of the Company Financial Advisor will be delivered to Parent solely for information purposes after receipt thereof by the Company.

     Section 3.14 Required Vote of the Company Stockholders. Except for the Company Required Vote, no other vote of the stockholders of the Company is required by Law or the charter or By-laws of the Company in order for the Company to consummate the Merger and the transactions contemplated hereby.

     Section 3.15 Insurance. The Company has insurance policies that are consistent with industry standards and the Company's historical claims expenses.

     Section 3.16 Real Property; Title. The Company has good and marketable title subject to Permitted Liens to all real properties owned by it, except where the failure to have such title would not have a Material Adverse Effect on the Company.

     Section 3.17 Collective Bargaining Agreements and Labor. The Company has delivered to Parent all labor or collective bargaining agreements in effect as of the date of this Agreement which pertain to a material number of the employees of the Company. As of the date of this Agreement, except as set forth in the Company Disclosure Letter, there are no pending complaints, charges or claims against the Company filed with any public or Governmental Entity, arbitrator or court based upon the employment or termination by the Company of any individual, except for such complaints, charges or claims which if adversely determined would not have a Material Adverse Effect on the Company.

     Section 3.18 Material Contracts.

     (a) Except as set forth on the Company Disclosure Schedule, the Company has not received notice of any violation or default under any material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) to which the Company is a party.

     (b) The Company is not (i) in violation of or default under any contract or agreement that restricts its ability to compete or otherwise conduct its business as presently conducted, except for such violations or defaults as would not have a Material Adverse Effect on the Company or (ii) a party to, or bound by, any contract or agreement that restricts or would restrict the ability of the Company, Parent or any of its Subsidiaries from competing or otherwise conducting their respective businesses as such businesses are conducted on the date of this Agreement, except for such restrictions that would not have a Material Adverse Effect on Parent or the Company.

     Section 3.19 Takeover Statute. The Board of Directors of the Company has approved this Agreement, the Company Stockholders Voting Agreement and the transactions contemplated hereby and thereby and such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of Section 203 of the DGCL, such that the restrictions of Section 203 of the DGCL do not apply to this Agreement, the Parent Stockholder Voting Agreement, the Company Stockholders Voting Agreement and the transactions contemplated hereby and thereby, including the Merger. Except as provided in Section 4.13 below, to the Knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

     Section 3.20 Transactions With Affiliates. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the Company SEC Reports or the Company Disclosure Letter, there have been no transactions, agreements, arrangements or understandings between the

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

Company, on the one hand, and the Company's Affiliates or any other Person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     Section 3.21 Intellectual Property. Except to the extent disclosed in the Company SEC Reports and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) would not have a Material Adverse Effect on the Company: (a) the Company owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) necessary for the conduct of its business as currently conducted;
(b) to the Company's Knowledge, the use of any Intellectual Property by the Company does not infringe on or otherwise violate the rights of any Person and is in accordance in all material respects with any applicable license pursuant to which the Company acquired the right to use any Intellectual Property; (c) no Person is challenging, infringing on or otherwise violating any material right of the Company with respect to any Intellectual Property owned by and/or licensed to the Company; and (d) the Company has not received any written notice of any pending claim with respect to any Intellectual Property used by the Company and, to the Knowledge of the Company, no Intellectual Property owned and/or licensed by the Company is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

     Section 3.22 Accounting Matters. Neither the Company nor, to the Company's Knowledge, its Affiliates has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the merger as a pooling of interests.

     Section 3.23 Rights Agreement. The company has taken all actions necessary to cause the Rights Agreement dated as of August 17, 1988, as amended on August 17, 1998, between the Company and The Provident Bank, as rights agent (the "Rights Agreement"), to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Company Stockholders Voting Agreement, the Merger and the other transactions contemplated by this Agreement and the Company Stockholders Voting Agreement, (ii) ensure that (x) none of Parent, Merger Sub or any other Subsidiary of Parent is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (y) a Distribution Date, a Triggering Event or a Shares Acquisition Date (as such terms as defined in the Rights Agreement) does not occur, in the case of clauses (x) and (y), solely by reason of the execution of this Agreement or the Company Stockholders Voting Agreement or the consummation of the Stockholders Voting Agreement and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

     Section 3.24 Regulatory Compliance. (i) As to all products subject to the FDCA and the FDA regulations thereunder that are manufactured, tested, distributed and/or marketed by the Company (each such product, a "Pharmaceutical Product"), the Company is manufacturing, testing, distributing or marketing, as the case may be, each such Pharmaceutical Product in substantial compliance with all applicable requirements under the FDCA and similar Legal Provisions including those relating to investigational use, premarket clearance, good manufacturing practices, labeling advertising, record keeping, filing of reports and security, except for instances of noncompliance or possible noncompliance that would not have a Material Adverse Effect on the Company. The Company has not received any major adverse written notice within the past two years from the FDA or any other similar foreign Governmental Entity (A) regarding the approvability or approval of a Pharmaceutical Product or the labeling of any products of the Company or (B) alleging any violation of any Legal Provision by the Company which, in the case of either clause (A) or (B), individually or in the aggregate has had or would have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth all of the Company's Warning Letters received from the FDA over the last five years.

     (ii) Except as described in the Company Disclosure Letter, no Pharmaceutical Product has been withdrawn, suspended or discontinued as a result of any action by the FDA or any other similar Governmental Entity by the Company or, to the Knowledge of the Company, any licensee of any Pharmaceutical Product, in the United States or outside the United States (whether voluntarily or otherwise), in each case within the past five years. No proceedings in the United States or outside of the

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

United States of which the Company has Knowledge (whether completed or pending) seeking the withdrawal, suspension or seizure of any Pharmaceutical Product are pending against the Company or, to the Knowledge of the Company, any licensee of any Pharmaceutical Product nor have any such proceedings been pending at any prior time, in each case which has had or would have a Material Adverse Effect on the Company.

     (iii) As to each drug of the Company for which a new drug application, abbreviated new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company is in substantial compliance within the meaning of 21 U.S.C. Sections 331, 355, 356a and 356b or 21 C.F.R. Parts 202, 203, 312 and 314, respectively, and similar Legal Provisions and all terms and conditions of such applications, except for failures to be in compliance that have not had and would not have a Material Adverse Effect on the Company. As to each such drug, the Company and the officers, employees or agents of the Company have included in the application for such drug, where required, the certification described in 21 U.S.C. Section 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C. Section 335a(k)(2) or any similar Legal Provision, and each such certification and list was true and accurate when made and remains true and accurate, except for such inaccuracies which have not had and would not have a Material Adverse Effect on the Company. In addition, the Company is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

     (iv) No article of any drug manufactured and/or distributed by the Company is (A) adulterated within the meaning of 21 U.S.C. Section 351 (or similar Legal Provisions), (B) misbranded within the meaning of 21 U.S.C. Section 352 (or similar Legal Provisions) or (C) a product that is in violation of 21 U.S.C.
Section 355 (or similar Legal Provisions), except for instances of noncompliance or possible noncompliance with the foregoing that have not had and would not have a Material Adverse Effect on the Company.

     (v) Except for instances that have not had and would not have a Material Adverse Effect on the Company, (i) to the Knowledge of the Company, during the last five years no officer, employee or agent of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke with respect to the Company its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, and
(ii) nor has, to the Knowledge of the Company, any officer, Employee or agent of the Company, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. Section 335a(b) or any similar Legal Provision.

     (vi) The Company has not received any written notice within the past two years that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval of any Pharmaceutical Product, or commenced, or overtly threatened to initiate, any action to enjoin production of any Pharmaceutical Product.

     Section 3.25 Suppliers and Customers. The Company Disclosure Letter sets forth the 10 largest suppliers, all sole source suppliers and the 10 largest customers of the Company, in each case for the period from January 1, 2000 through the date hereof. During the period from January 1, 2000 through the date hereof, none of such 10 largest suppliers, sole source suppliers or 10 largest customers has canceled or substantially modified its agreement or commitment with the Company to supply or purchase products or services (or threatened in writing to do any of the foregoing). To the Knowledge of the Company, the relationship of the Company with each of such suppliers and each of such customers of the Company is a good commercial working relationship. The Company does not have Knowledge that any such supplier or customer intends to cancel or otherwise substantially modify its relationship with the Company or limit materially its services, supplies or materials to the Company, substantially modify its usage or purchase of

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

its services and products either as a result of the transactions contemplated hereby or otherwise, or has any pending or threatened controversy with any Governmental Entity with respect to its relationship with the Company, except for such controversy that would not have a Material Adverse Effect on the Company.

     Section 3.26 Disclosure. No representation or warranty made by the Company in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

     Section 4.1 Organization, Qualification, Etc. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect on Parent or Merger Sub. The copies of Parent's Certificate of Incorporation, as amended, and Amended and Restated By-laws and Merger Sub's charter and by-laws which have been made available to the Company are complete and correct and in full force and effect on the date of this Agreement.

     Section 4.2 Capital Stock. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and 2,000,000 shares of preferred stock, par value $1.00 per share (the "Parent Preferred Stock"). The shares of Parent Common Stock to be issued in the Merger or upon the exercise of the Company stock options, warrants, conversion rights or other rights or upon vesting or payment of other Company equity-based awards thereafter will, when issued, be validly issued fully paid and non-assessable. As of March 31, 2001, 35,363,593 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding and 176,932 shares of Parent Common Stock held in treasury. All the outstanding shares of Parent Common Stock have been validly issued and are fully paid and non-assessable. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments, rights of first refusal, pre-emptive rights, calls or rights obligating Parent to issue capital stock or other securities of, or other ownership interests in the Parent other than options and other rights to receive or acquire an aggregate of up to 2,839,345 shares of Parent Common Stock pursuant to Parent's stock option plans and 1,500,000 shares of Parent Common Stock pursuant to warrants to purchase Parent Common Stock.

     Section 4.3 Corporate Authority Relative to this Agreement.  No Violation.

     (a) Parent has the corporate power and authority to enter into this Agreement and the Company Stockholders Voting Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Company Stockholders Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and, except for the approval by the stockholders of Parent of the issuance of Parent Common Stock in connection with the Merger, if such approval is required by the rules and regulations of the NYSE, no other corporate or stockholder proceedings on the part of Parent are necessary to authorize this Agreement, the Company Stockholders Voting Agreement, the Parent Stockholder Voting Agreement, the issuance of Parent Common Stock in connection with the Merger and the other transactions contemplated hereby and thereby. This Agreement and the Company Stockholders Voting Agreement have been duly and validly executed and delivered by Parent and, assuming this Agreement and the Company Stockholders Voting Agreement have been duly and validly executed and delivered by the other parties hereto and thereto, and subject to the Company Stockholder Approval and the Parent Stockholder Approval, this Agreement and the Company Stockholders Voting Agreement constitute valid and binding
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

agreements of Parent, enforceable against it in accordance with their respective terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Other than in connection with or in compliance with the provisions of the New York Business Corporation Law (the "NYBCL"), the DGCL, the Securities Act, the Exchange Act, the HSR Act, any non-United States competition, antitrust and investments Laws and the securities or blue sky Laws of the various states and the rules of the NYSE, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State, and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation (collectively, the "Parent Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement or the Company Stockholders Voting Agreements, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not have a Material Adverse Effect on Parent. Except for Parent Required Approvals, neither Parent nor Merger Sub is subject to or obligated under any charter, bylaw or contract provision or any governmental license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or carrying out this Agreement or the Ancillary Agreements, except for any breaches or violations which would not have a Material Adverse Effect on Parent.

     (b) Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Directors of Merger Sub, and no other corporate or stockholder proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. The Board of Directors of Merger Sub has determined that the transactions contemplated by this Agreement are advisable and in the best interest of its stockholder and recommends to such stockholder that it vote in favor thereof. This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming this Agreement has been duly and validly executed and delivered by the Company, this Agreement constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar loss affecting creditors' rights generally, or by principles governing the available of equitable remedies). This Agreement has been duly approved by Parent as the sole stockholder of Merger Sub.

     (c) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

     (d) All of the outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

     Section 4.4 Reports and Financial Statements. Parent has filed all reports, schedules, forms, statement and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by Parent since January 1, 1999 (such documents, together with any documents filed during such period by Parent with the SEC on a voluntary basis on Current Reports on Form 8-K, the "Parent SEC Reports.") As of their respective dates, the Parent SEC Reports (i) complied as to form in all material respect with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) shall not apply to the financial statements included in Parent SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in Parent SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP). Since January 1, 1999, Parent

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

has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

     Section 4.5 No Undisclosed Liabilities. As of the date of this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet except (a) liabilities or obligations reflected in any of Parent SEC Reports, (b) liabilities or obligations incurred since April 1, 2001 in the ordinary course of Parent's business and (c) liabilities or obligations which would not have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in default in respect of the terms and conditions of any indebtedness or obligation binding upon it, which default may have a Material Adverse Effect on Parent.

     Section 4.6 No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any Legal Provisions except
(a) as described in any of Parent SEC Reports and (b) for violations or possible violations which would not have a Material Adverse Effect on Parent. Parent has all permits, licenses and governmental authorizations material to ownership or occupancy of its properties and assets and the carrying on of its business, including all authorizations under the FDCA and the FDA, except for such permits, licenses and governmental authorizations, the failure of which to have would not have a Material Adverse Effect on Parent.

     Section 4.7 Absence of Certain Changes or Events. Other than as disclosed in Parent SEC Reports, since April 1, 2001 and to the date of this Agreement, the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course and there has not been any event, occurrence, development or state of circumstances or facts that has had a Material Adverse Effect on Parent.

     Section 4.8 Investigations; Litigation. Except as described in any of the Parent SEC Reports:

          (a) no Governmental Entity has notified Parent in writing of an intention to conduct the investigation or review of Parent by the Governmental Entity, and no investigation or review by any Governmental Entity with respect to Parent which would have a Material Adverse Effect on Parent is pending; and

          (b) there are no actions, suits or proceedings pending (or, to Parent's Knowledge, threatened) against or affecting Parent or any of its properties or before any Governmental Entity, which have a Material Adverse Effect on Parent.

     Section 4.9 Joint Proxy Statement; Registration Statement; Other Information. The information, taken as a whole, with respect to Parent or its Subsidiaries to be included in the Joint Proxy Statement or the Registration Statement will not, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the Parent Special Meeting and the Company Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective or at the effective time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Sub with respect to information supplied in writing by the Company or any affiliate of the Company specifically for inclusion in the Joint Proxy Statement or the Registration Statement. Each of the Joint Proxy Statement and Registration Statement (as it relates to Parent) will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, as applicable.

     Section 4.10 Required Vote of Stockholders. Other than the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub to adopt this Agreement and approve the Merger and, except for the approval by the stockholders of Parent of the issuance of Parent Common Stock in connection with the Merger, if such approval is required by the rules and regulations of the NYSE, no other vote of the stockholders of Parent or Merger Sub is required by Law, or by the charter or By-laws of

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

Parent or Merger Sub in order for Parent and Merger Sub to consummate the Merger and the transactions contemplated hereby.

     Section 4.11 Opinion of Parent Financial Advisor. The Board of Directors of Parent has received the opinion of Banc of America Securities LLC ("Parent Financial Advisor") dated the date of this Agreement to the effect that, based upon the procedures and subject to the assumptions, qualifications and limitations described in the opinion, as of such date, the Class A Conversion Number in the proposed Merger is fair from a financial point of view to Parent. A copy of the written opinion of the Parent Financial Advisor will be delivered to the Company as soon as practicable after the date of this Agreement.

     Section 4.12 Material Contracts.

     (a) Except as set forth in the Parent SEC Reports, Parent has not received notice of any violation or default under any material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) to which Parent is a party.

     (b) Except as set forth in the Parent SEC Reports, Parent is not (i) in violation of or default under any contract or agreement that restricts its ability to compete or otherwise conduct its business as presently conducted, except for such violations or defaults as would not have a Material Adverse Effect on Parent or (ii) a party to, or bound by, any contract or agreement that restricts or would restrict the ability of the Company, Parent or any of its Subsidiaries from competing or otherwise conducting their respective businesses as such businesses are conducted on the date of this Agreement, except for such restrictions that would not have a Material Adverse Effect on Parent or the Company.

     Section 4.13 Takeover Statute. The Board of Directors of Parent has approved this Agreement, the Company Stockholders Voting Agreement and the transactions contemplated hereby and thereby and such approval constitutes approval of the Merger and the other transactions contemplated hereby and thereby by the Board of Directors of Parent under the provisions of Section 912 of the NYBCL, such that the restrictions of Section 912 of the NYBCL do not apply to this Agreement, the Parent Stockholder Voting Agreement, the Company Stockholders Voting Agreement and the transactions contemplated hereby and thereby. Except as provided in Section 3.19 above, to the Knowledge of Parent, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

     Section 4.14 Transactions With Affiliates. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the Parent SEC Reports or otherwise disclosed to the Company, there have been no transactions, agreements, arrangements or understandings between Parent, on the one hand, and Parent's Affiliates or any other Person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     Section 4.15 Intellectual Property. Except to the extent disclosed in the Parent SEC Reports and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) would not have a Material Adverse Effect on Parent: (a) Parent owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property necessary for the conduct of its business as currently conducted; (b) to Parent's Knowledge, the use of any Intellectual Property by Parent is in accordance in all material respects with any applicable license pursuant to which Parent acquired the right to use any Intellectual Property; (c) no Person is challenging, infringing on or otherwise violating any material right of Parent with respect to any Intellectual Property owned by and/or licensed to Parent; and (d) Parent has not received any written notice of any pending claim with respect to any Intellectual Property used by Parent and, to the Knowledge of Parent, no Intellectual Property owned and/or licensed by Parent is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

     Section 4.16 Regulatory Compliance. (i) As to all Pharmaceutical Products, Parent is manufacturing, testing, distributing or marketing, as the case may be, each such Pharmaceutical Product in substantial compliance with all applicable requirements under the FDCA and similar Legal Provisions including those relating to investigational use, premarket clearance, good manufacturing practices, labeling
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

advertising, record keeping, filing of reports and security, except for instances of noncompliance or possible noncompliance that would not have a Material Adverse Effect on Parent. Parent has not received any major adverse written notice within the past two years from the FDA or any other similar foreign Governmental Entity (A) regarding the approvability or approval of a Pharmaceutical Product or the labeling of any products of Parent or (B) alleging any violation of any Legal Provision by Parent which, in the case of either clause (A) or (B), individually or in the aggregate has had or would have a Material Adverse Effect on Parent.

     (ii) No Pharmaceutical Product has been withdrawn, suspended or discontinued as a result of any action by the FDA or any other similar Governmental Entity by Parent or, to the Knowledge of Parent, any licensee of any Pharmaceutical Product, in the United States or outside the United States (whether voluntarily or otherwise), in each case within the past five years. No proceedings in the United States or outside of the United States of which Parent has Knowledge (whether completed or pending) seeking the withdrawal, suspension or seizure of any Pharmaceutical Product are pending against Parent or, to the Knowledge of Parent, any licensee of any Pharmaceutical Product nor have any such proceedings been pending at any prior time, in each case which has had or would have a Material Adverse Effect on Parent.

     (iii) As to each drug of Parent for which a new drug application, abbreviated new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, Parent is in compliance within the meaning of 21 U.S.C. Sections 331, 355, 356a and 356b or 21 C.F.R. Parts 202, 203, 312 and 314, respectively, and similar Legal Provisions and all terms and conditions of such applications, except for failures to be in compliance that have not had and would not have a Material Adverse Effect on Parent. As to each such drug, Parent and the officers, employees or agents of Parent have included in the application for such drug, where required, the certification described in 21 U.S.C. Section 335a (k) (1) or any similar Legal Provision and the list described in 21 U.S.C. Section 335a (k)
(2) or any similar Legal Provision, and each such certification and list was true and accurate when made and remains true and accurate, except for such inaccuracies which have not had and would not have a Material Adverse Effect on Parent. In addition, Parent is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

     (iv) No article of any biological or drug manufactured and/or distributed by Parent is (A) adulterated within the meaning of 21 U.S.C. Section 351 (or similar Legal Provisions), (B) misbranded within the meaning of 21 U.S.C.
Section 352 (or similar Legal Provisions) or (C) a product that is in violation of 21 U.S.C. Section 355 (or similar Legal Provisions), except for instances of noncompliance or possible noncompliance with the foregoing that have not had and have a Material Adverse Effect on Parent.

     (v) Except for instances that have not had and would not have a Material Adverse Effect on Parent, (i) to the Knowledge of Parent, during the last five years no officer, employee or agent of Parent, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke with respect to Parent its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, and (ii) nor has, to the Knowledge of Parent, any officer, Employee or agent of Parent, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. Section 335a(b) or any similar Legal Provision.

     (vi) Parent has not received any written notice within the past two years that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval of any Pharmaceutical Product, or commenced, or overtly threatened to initiate, any action to enjoin production of any Pharmaceutical Product.

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

     Section 4.17 Disclosure. No representation or warranty made by Parent in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

                                   ARTICLE 5

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 5.1 Conduct of Business by the Company. Except as contemplated by this Agreement or as set forth in the Company Disclosure Letter, or as necessary or appropriate to satisfy the obligations hereunder or to comply with applicable Law or stock exchange regulations, between the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and, except as may be agreed to by the other parties hereto or as may be permitted pursuant to this Agreement, each of the Company and its subsidiaries:

          (i) shall conduct its operations according to its ordinary and usual course of business, consistent with past practices;

          (ii) shall use its reasonable efforts, consistent with prudent business practice to (A) preserve intact its business organization and goodwill in all material respects, (B) keep available the services of its officers and key employees, subject to changes in the ordinary course, and
     (C) maintain satisfactory relationships with suppliers, distributors, customers and others having significant business relationships with them, in each case as a group;

          (iii) shall notify Parent of any emergency or other change in the normal course of its business or in the operation of its properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on the Company;

          (iv) shall not authorize or pay any dividends (other than regular dividends on the Company Preferred Stock) on or make any distribution with respect to its outstanding shares of capital stock;

          (v) shall not, enter into or amend any severance or similar agreements or arrangements which would be triggered by the transactions contemplated hereby, with any of its directors or employees, except to the extent required by Law or the terms of any agreement or Benefit Plan in existence on the date hereof or any collective bargaining agreement entered into in the ordinary course of business;

          (vi) shall not, without the consent of Parent, enter into any new written employment, consulting or salary continuation agreement with any employee, independent contractor or director which, in any case, has a term of more than one year or compensation at an annual rate in excess of $150,000, or grant any increases in the compensation or benefits to any management employee, independent contractor, officer or director;

          (vii) shall not, authorize, propose or announce an intention to authorize or propose, or enter into or consummate an agreement with respect to any merger, consolidation or business combination, any acquisition of any assets or securities, or any disposition of assets or securities involving consideration (including stock, debt and all contingent payments);

          (viii) shall not propose or adopt any amendments to its corporate charter or By -- laws (except as contemplated by this Agreement);

          (ix) shall not issue any shares of its capital stock except upon exercise of outstanding Stock Options and Warrants, conversion of Company Preferred Stock or pursuant to the Company's 1999 Nonemployee Directors Stock Plan or 2000 Stock Bonus Plan;

          (x) shall not grant, confer or award any options, warrants, conversion rights or other rights to acquire any shares of its capital stock;

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

          (xi) shall not purchase, exchange, convert, or redeem any shares of the Company's capital stock except for conversion of Company Preferred Stock;

          (xii) shall not amend in any significant respect the terms of the Benefit Plans, including but not limited to employee benefit plans, programs or arrangements in existence on the date of this Agreement, or adopt any new employee benefit plans, programs or arrangements;

          (xiii) shall not enter into any credit facilities or other loan agreements as borrower or as lender, amend any existing credit facility or loan agreement to increase the borrowing availability thereunder or increase applicable prepayment penalties or incur indebtedness that is subject to any prepayment penalty or for which the Company or its Subsidiaries are obligated to pay any discount, origination or similar fees, or grant any Liens on any of its assets;

          (xiv) shall not (a) enter into any material agreement with aggregate consideration in excess of $2,000,000 per year or (b) make any cash advance or upfront guarantee in excess of $250,000 individually or $1,000,000 in the aggregate;

          (xv) shall not enter into an agreement or arrangement with any Affiliate of the Company, any family member of any Affiliate of the Company or any stockholder who owns more than 10% of the outstanding capital stock of the Company;

          (xvi) shall not incur any material income Tax liability outside of the ordinary course of business, make or revoke any material Tax election, settle or compromise any material Tax liability, or change (or request a change) to any material aspect of its method of accounting;

          (xvii) shall not enter into, amend, or extend any material collective bargaining or other labor agreement;

          (xviii) except as may be required by applicable Law or the terms of any agreement in existence on the date of this Agreement, shall not make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, or enter into any similar transaction, or enter into an agreement to effect any of the foregoing, in each case which would reasonably be expected to adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or materially delay obtaining any consents or approvals of any Governmental Entity required under this Agreement or otherwise materially delay the Closing; and

          (xix) shall not agree, in writing or otherwise, to take any of the foregoing actions described in clauses (i) through (xviii) or take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied, except, in each case, as may be required by applicable Law.

     Section 5.2 Joint Proxy Material; Registration Statement.

     (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC a joint proxy statement relating to the meetings of the Company's stockholders and Parent's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders and Parent's stockholders, the "Joint Proxy Statement") and Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Joint Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued pursuant to the Merger and reserved for the issuance under the Stock Option Plans and the Warrants. Each of Parent and the Company will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock in the Merger and reserved for the issuance under the Stock Option Plans and the Warrants. Each of Parent and the
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

Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Joint Proxy Statement to its stockholders. Subject to Section 5.10, the Joint Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger. Subject to Section 5.3(b), the Joint Proxy Statement shall include the recommendation of the Board of Directors of Parent in favor of the issuance of the shares of Parent Common Stock in the Merger or reservation for the issuance under the Stock Option Plans and the Warrants and Parent shall mail the Joint Proxy Statement to its stockholders.

     No amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (b) The information supplied by Parent for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (1) the time the Registration Statement is declared effective, (2) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and the Company, (3) the time of the Parent Special Meeting and the Company Special Meeting, and (4) the Effective Time, contain (as to Parent) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable.

     (c) The information supplied by the Company for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (1) the time the Registration Statement is declared effective, (2) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and the Company, (3) the time of the Parent Special Meeting and the Company Special Meeting, and (4) the Effective Time, contain (as to the Company) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable.

     Section 5.3 Stockholders' Meetings. (a) The Company shall, in accordance with applicable Law and its Certificate of Incorporation and By-laws, duly call, give notice of, convene and hold a special meeting (which, as may be duly adjourned, the "Company Special Meeting") of its stockholders for the purpose of approving and adopting the agreement of merger (as such term is used in Section 251 of the DGCL) set forth in this Agreement, approving the Merger by the Company Required Vote (the "Company Stockholder Approval"). The Company agrees to use its reasonable efforts to cause the Company Special Meeting to occur within 60 days after the date on which the Registration Statement becomes effective, but
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

not earlier than 20 business days after the date the Joint Proxy Statement is first mailed to its stockholders. The Company shall include in the Joint Proxy Statement the recommendation of its Board of Directors ("Company Board Recommendation") that its stockholders vote in favor of the Company Stockholder Approval, subject to the duties of the Board of Directors of the Company to make any further disclosure to the stockholders (which shall not, unless expressly stated, constitute a withdrawal or adverse modification of such recommendation) and subject to the right to withdraw, modify or change such recommendation in accordance with Section 5.10 of this Agreement.

     (b) Parent shall, in accordance with applicable Law and its Certificate of Incorporation and By-laws, duly call, give notice of, convene and hold a special meeting (which, as may be duly adjourned, the "Parent Special Meeting") of its stockholders for the purpose of approving the issuance of Parent Common Stock in connection with the Merger and reservation for the issuance under the Stock Option Plans, the Warrants and the Company Preferred Stock if such approval is required by the rules and regulations of NYSE (the "Parent Stockholder Approval"). Parent agrees to use its reasonable efforts to cause the Parent Special Meeting to occur within 60 days after the date on which the Registration Statement becomes effective, but not earlier than 20 business days after the date the Joint Proxy Statement is first mailed to its stockholders. Parent shall include in the Joint Proxy Statement the recommendation of its Board of Directors ("Parent Board Recommendation") that its stockholders vote in favor of the Parent Stockholder Approval; provided, however, that Parent shall not comply with this Section 5.3(b) in the event the Company fails to comply with Section 5.3(a).

     Section 5.4 Approvals and Consents; Cooperation.

     (a) The Company and Parent shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

          (i) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities Laws in connection with the transactions contemplated by this Agreement;

          (ii) promptly prepare and file with the NYSE listing applications covering the shares of Parent Common Stock issuable in the Merger or upon exercise of the Stock Options, warrants, conversion rights or other rights or vesting or payment of other Company equity based awards and use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

          (iii) cooperate with one another in seeking any actions, consents, approvals or waivers or making any filings in connection with the transactions contemplated by this Agreement; and

          (iv) cooperate with one another in obtaining the opinions described in
     Section 6.1(g) of this Agreement.

     (b) Subject to the limitations contained in Section 5.2, the Company and Parent shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions.

     Section 5.5 Access to Information; Confidentiality. As permitted by Law, each of the Company and Parent shall, upon reasonable notice to the Company or Parent, as the case may be, afford to the other party, and to such party's authorized officers, employees, accountants, counsel, financial advisors and other representatives (collectively, "Representatives"), reasonable access during normal business hours, in a manner so as not to interfere with the normal operations of the Company or Parent and its Subsidiaries and subject to reasonable restrictions imposed by the Company or Parent, as the case may be, during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of the Company or Parent and its Subsidiaries, and during such period, the Company or Parent shall furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of applicable federal or state securities Laws and
(b) all other information concerning its business, properties and personnel as the other party may reasonably request. Parent and Parent's Representatives shall have the right, without the

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

obligation, prior to the Effective Time, to enter upon the real property of Buyer for the purpose of performing environmental assessments, compliance reviews, and investigations, which shall not include conducting sampling, testing or other intrusive investigation activities without the prior written consent of the Company, which shall not be unreasonably withheld, to evaluate whether there is or has been a release or threatened release of Hazardous Material and whether the Company is in compliance with Environmental Laws. Notwithstanding anything to the contrary in this Agreement, neither party nor any or its Subsidiaries shall be required to disclose any information to the other party or its authorized representatives if doing so would (i) violate any Law to which such party or any of its Subsidiaries is subject, (ii) violate the regulations or requirements of the NYSE or NASDAQ National Market, (iii) violate the terms of any confidentiality agreement or similar agreement or arrangement to which such party or any of its Subsidiaries is a party (provided that such party shall use all reasonable efforts to cause the counterparty thereto to waive such agreement) or (iv) directly or indirectly affect either party's competitive position in any of the markets in which either party operates or in respect of the activities in which either party is engaged. No investigation or information furnished pursuant to this Section 5.5 shall affect any representations or warranties made by the parties herein or the conditions to the obligations of the parties to consummate the Merger. Each party will, and will counsel its Representatives to, keep such information provided to it by the other party confidential in accordance with the terms of the Confidentiality Agreement, dated June 4, 2001 between Parent and the Company (the "Confidentiality Agreement") the terms of which are incorporated herein by reference, as if such information were Confidential Information (as such term is defined in the Confidentiality Agreement).

     Section 5.6 Affiliates. The Company shall, prior to the Effective Time, deliver to Parent a list (reasonably satisfactory to counsel for Parent), setting forth the names and addresses of all Persons who are, at the time of the Company Special Meeting, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company will use its reasonable efforts to cause its affiliates to deliver to Parent not later that 10 days prior to the date of the Company Special Meeting such written agreements, as may be reasonably required by Parent and will use its reasonable efforts to cause Persons or entities who become "affiliates" after such date but prior to the Closing Date to execute and deliver such agreements at least five days prior to the Closing Date.

     Section 5.7 Rights Under Stock Plans.

     (a) Each Stock Option granted under the Company Stock Option Plans or otherwise, which is outstanding immediately prior to the Effective Time, whether or not then exercisable, shall vest as of the Effective Time (or earlier if required by its terms) and shall be assumed by Parent and deemed to constitute an option or warrant to acquire, on the same terms and conditions, mutatis mutandis (including, without limitation adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction), as were applicable under such Stock Option or agreement prior to the Effective Time, the number of shares of Parent Common Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Stock Option in full immediately prior to the Effective Time (not taking into account whether or not such Stock Option was in fact exercisable) at a price per share of Parent Common Stock equal to (x) the aggregate exercise price for Company Stock purchasable pursuant to such Stock Option divided by (y) the Class A Conversion Number; provided, that the number of shares of Parent Common Stock that may be purchased upon exercise of any such Stock Option or agreement shall not include any fractional share and, upon exercise of such Stock Option or agreement, a cash payment shall be made for any fractional share based upon the last sale price per share of Parent Common Stock on the trading day immediately preceding the date of exercise. From and after the Effective Time, Parent and the Surviving Corporation shall comply with the terms of the Company Stock Option Plans and the agreements governing any Stock Options. The adjustments provided herein with respect to any Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

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

     (b) Parent shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Stock Options in accordance with this Section 5.7. Parent shall use its reasonable efforts to maintain the effectiveness of the Registration Statement as long as the Stock Options remain outstanding.

     Section 5.8 Filings; Other Action.

     (a) Subject to the terms and conditions herein provided, the Company and Parent shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, and (ii) use reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (iii) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking or undertaking all such further action as may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, FDA, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under relevant antitrust or competition Laws with respect to the transactions contemplated hereby, subject to Parent's right to direct such actions and things to be done set forth in
Section 5.8(b).

     (b) Without limiting the generality of the undertakings pursuant to Section 5.8(a): (i) each of Parent and the Company shall provide promptly to the Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust Laws (each a, "Government Antitrust Entity") information and documents requested by such Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) without in any way limiting the provisions of Section 5.8(a)(i), each of Parent and the Company shall file any Notification and Report Form and related material required under the HSR Act as soon as reasonably practicable after the date of this Agreement, and thereafter use its commercially reasonable efforts to certify as soon as reasonably practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act, unless Parent in its reasonable judgment determines that it is reasonable in the circumstances not to comply substantially with any requests for additional information and documentary material under the HSR Act;
(iii) each of the Company and Parent will keep the other informed of any material communication, and provide to the other copies of all correspondence, between it (or its advisors) and any Government Antitrust Entity relating to this Agreement or any of the matters described in this Section 5.8(b); and (iv) each of the Company and Parent shall permit the other to review any material communication to be given by it to, and shall consult with each other in advance of any telephonic calls, meeting or conference with, any Government Antitrust Entity and, to the extent permitted, give the other party the opportunity to attend and participate in such telephonic calls, meetings and conferences. Notwithstanding any of the foregoing, no failure to obtain termination of the waiting period under the HSR Act shall be deemed to be a breach hereunder by the Company or Parent. Notwithstanding the provisions of Section 5.8(a) and 5.8(b), in the event that either Parent or the Company is requested, as a condition to obtaining the approval of any Governmental Antitrust Entity to the transactions contemplated hereunder, to take any action which if taken would have a Material Adverse Effect on the combined consolidated businesses, assets, operations or prospects of Parent and Company, then neither Parent nor the Company shall be required to take such action and no failure by either Parent or the Company to take such action shall be deemed a breach of this Section 5.8 or of any other provision of this Agreement.

     Section 5.9 Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company and Parent shall take all such necessary action.
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     Section 5.10 No Solicitation by the Company.

     (a) The Company shall not, nor shall it authorize or cause any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Company Representatives") retained by it, directly or indirectly through another Person, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Acquisition Proposal. The Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished. The Company agrees that it will use reasonable best efforts to promptly inform the Company Representatives of the obligations undertaken in this Section 5.10. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Acquisition Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Acquisition Proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of this Section 5.10(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that the failure to respond to such Acquisition Proposal is reasonably likely to breach its fiduciary duties to the stockholders of the Company under applicable Law, and subject to compliance with Section 5.10(c) and after giving Parent prior written notice of such determination, (x) furnish information with respect to the Company to the Person making such Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its representatives) regarding such Acquisition Proposal.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement or the Merger or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Acquisition Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may make a Company Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with outside counsel) that the failure to take such action would reasonably likely constitute a breach of its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal until after the fifth business day following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from the Company advising Parent that the Board of Directors of the Company intends to make such a Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five business day period). In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, the Board of Directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise. After providing the Notice of Adverse Recommendation, the Company shall provide a reasonable opportunity to Parent to make such

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

adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Company Board Recommendation.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 5.10, the Company shall promptly advise Parent orally and in writing of any bona fide Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal (including any changes thereto) and the identity of the Person making any such Acquisition Proposal. The Company shall (i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Acquisition Proposal or inquiry and
(ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any Person that describes any of the terms or conditions of any Acquisition Proposal.

     (d) Nothing contained in this Section 5.10 shall prohibit the Company from
(x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or
(y) making any required disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would constitute a violation of applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.10(b).

     (e) Nothing in this Section 5.10 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article 7 hereof) or (y) affect any other obligation of Parent or the Company under this Agreement.

     Section 5.11 Director and Officer Liability.

     (a) Parent, Merger Sub and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) as provided in the Company's Certificate of Incorporation, or Company's By-laws, shall survive the Merger and continue in full force and effect. To the extent permitted by (i) the DGCL, or (ii) the Company's Certificate of Incorporation, or the Company's By-laws, advancement of Indemnitee Expenses (as defined below) pursuant to this Section 5.11 shall be mandatory rather than permissive and Parent shall cause the Surviving Corporation to advance Costs (as defined below) in connection with such indemnification. Parent shall cause the Surviving Corporation to honor in accordance with their terms all Indemnity Agreements.

     (b) For a period of six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers' and directors' liability insurance and fiduciary liability insurance covering the Indemnitees who are currently covered by the Company's existing officers' and directors' or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance; provided, however, that neither Parent nor the Surviving Corporation will be required in order to maintain such policies to pay an annual premium in excess of 200% of the greater of (i) the last annual premium paid by the Company prior to the date of this Agreement and (ii) the annual premium for the year in which the Closing occurs (the "Cap"); and provided, further, that, if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, then Parent shall, or shall cause the Surviving Corporation to, maintain policies that, in Parent's good faith judgment, provide the maximum coverage available at an annual premium equal to the Cap.

     (c) In addition to the other rights provided for in this Section 5.11 and not in limitation thereof, for six years from and after the Effective Time, Parent shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors or employees of the Company and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees and each person who served at the request, or on behalf, of the Company as an officer, director or employee of another corporation, partnership, trust, joint venture, pension or other employee benefit plan or enterprise (collectively, the "Indemnitees") against all losses, Indemnitee Expenses (as hereinafter defined), claims, damages,

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

liabilities, judgments, or amounts paid in settlement (collectively, "Costs") in respect to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or served at the request, or on behalf, of the Company and arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "Indemnifiable Claim") and (ii) advance to such Indemnitees all Indemnitee Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; provided that, except as otherwise provided pursuant to any Indemnity Agreement, the person to whom Indemnitee Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Parent or the Surviving Corporation. In the event that the Surviving Corporation fails to make any payments required or permitted under this Section 5.11(c), Parent agrees to make all such payments within 15 days thereafter. In the event any Indemnifiable Claim is asserted or made within such six year period, all rights to indemnification and advancement of Indemnitee Expenses in respect of any such Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees. For the purposes of this Section 5.11, "Indemnitee Expenses" shall include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

     (d) Notwithstanding any other provisions hereof, the obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.11 shall be binding upon the successors and assigns of Parent and the Surviving Corporation. In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.11.

     (e) The obligations of the Company, the Surviving Corporation, and Parent under this Section 5.11 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.11 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5.11 applies shall be third party beneficiaries of this Section 5.11, each of whom may enforce the provisions of this Section 5.11).

     (f) Parent shall cause the Surviving Corporation to advance all Indemnitee Expenses to any Indemnitee incurred enforcing the indemnity or other obligations provided for in this Section 5.11.

     Section 5.12 Accountants' "Comfort" Letters. The Company and Parent will each use reasonable efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the effective date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

     Section 5.13 Additional Reports. The Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections 3.4 and
4.4 which it files with the SEC on or after the date of this Agreement, and the Company or Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to

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

state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to the financial statements contained therein (which are covered by the following sentence). Any consolidated financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company or Parent and its Subsidiaries, as the case may be, as of the dates thereof and their results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended (subject, where appropriate, to normal year -- end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that such unaudited financial statements will not include all of the footnote disclosures notes required by GAAP).

     Section 5.14 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their respective Affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

     Section 5.15 Warrants. After the Effective Time, Parent shall take all reasonable corporate actions to assume the Warrants pursuant to the terms thereof, including any agreements and instruments that shall be assumed pursuant to the terms thereof, reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Warrants and shall use its reasonable efforts to maintain as long as the Warrants remain outstanding the effectiveness of the Registration Statement for the sale of any Parent Common Stock issued upon the exercise of Warrants.

     Section 5.16 Pooling of Interests. Each of the Company and Parent shall use its commercially reasonable efforts to cause the Merger to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (the "Pooling"), and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and neither the Company nor Parent shall voluntarily take any action that would cause such accounting treatment not to be obtained.

     Section 5.17 Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to below) requested by Parent in order to render the rights (the "Rights") issued pursuant to the Rights Agreement to purchase Series A Preferred Stock of the Company inapplicable to the Merger and the other transactions contemplated by this Agreement, the Parent Stockholder Voting Agreement and the Company Stockholders Voting Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Parent Stockholder Voting Agreement and the Company Stockholders Voting Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate an Acquisition Proposal.

     Section 5.18 Conveyance Taxes. Each of Parent and the Company, respectively, shall timely pay any stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees not including any income tax, gross receipts tax or any similar tax measured with respect to gross or net income (collectively, the "Conveyance Taxes") imposed on it at or prior to the Effective Time in connection with the transactions contemplated hereunder that are required to be paid in connection therewith. Parent and the Company shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any such Conveyance Taxes.

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

     Section 5.19 Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Company Stockholders Voting Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Company Stockholders Voting Agreement shall be in the form heretofore agreed to by the parties.

     Section 5.20 Termination Fee and Expenses.

     (a) Except as provided in paragraph (b) and (c), all Expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such Expenses; provided, however, that if this Agreement is terminated for any reason, then the share of Parent and the Company for all Expenses (including any fees and expenses of accountants, experts, and consultants, but excluding the fees and expenses of legal counsel and investment bankers) related to preparing, printing, filing and mailing the Registration Statement, the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, Joint Proxy Statement and HSR Act, shall be one-half each.

     (b) If (i) Parent terminates this Agreement pursuant to Section 7.1(g), then, within 24 hours of such termination, the Company shall pay to Parent a termination fee of $15,000,000, or (ii) the Company terminates this Agreement pursuant to Section 7.1(h), the Company shall pay to Parent a termination fee of $15,000,000 prior to such termination as provided in Section 7.1(h).

     (c) Notwithstanding anything herein to the contrary, the Company agrees that, if:

          (i) Parent terminates this Agreement pursuant to Section 7.1(d) as a direct result of a material breach by the Company of a representation, warranty or covenant under this Agreement that is within the control of the Company or Parent terminates this Agreement pursuant to Section 7.1(b) at a time that a Company Breach (as defined in Section 7.1(d)) within the control of the Company exists; or

          (ii) the Company or Parent terminates this Agreement pursuant to
     Section 7.1(f) due to the failure to receive Company Stockholder Approval;

and, in each case described in clauses (i) and (ii) of this Section 5.20(c), within eight months after the termination of this Agreement:

          (A) a transaction is consummated, which transaction, if offered or proposed, would constitute an Acquisition Proposal, provided, however, that solely for purposes of this Section 5.20(c)(A), the percentage appearing in the definition of "Acquisition Proposal" in Section 8.2(a) shall be 25% and not 15%;

          (B) a definitive agreement (the execution and delivery of which has been authorized by the boards of directors, or comparable bodies, that would if consummated constitute an Acquisition Proposal) for such a transaction is entered into and such transaction is consummated whether or not within such eight-month period; or

          (C) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 50% or more of any class of the Company Stock, then, upon the first to occur of any such case referred to in subclauses (A),
(B) or (C), the Company shall pay to Parent a termination fee of $15,000,000. Parent may assert its right to the termination fee under one or more cases set forth under this Section 5.20, but in no event shall Parent receive a termination fee or fees of more than $15,000,000.

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

     (d) If the Company terminates this Agreement pursuant to Section 7.1(i), then, within 24 hours of such termination, Parent shall pay to the Company a termination fee of $15,000,000.

     Section 5.21 Notice of Certain Events. Each party to this Agreement shall as promptly as reasonably practicable notify the other parties hereto of:

          (a) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its Knowledge, threatened against, relating to or involving or otherwise affecting it which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or which relate to the consummation of the transactions contemplated by this Agreement;

          (d) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement, under any material agreement; and

          (e) any Material Adverse Effect of the Company or Material Adverse Effect of Parent or the occurrence of any event which is reasonably likely to result in a Material Adverse Effect of the Company or a Material Adverse Effect of Parent, as the case may be.

     Section 5.22 Section 16(b) Board Approval. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article 1 or Article 2 of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     Section 5.23 Employee Plans and Employment Agreements.

     (a) From and after the Effective Time, the Surviving Corporation will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company and any current officer, director, employee or consultant of the Company or group of such officers, directors, employees or consultants.

     (b) To the extent permitted under applicable Law, each employee of the Company shall be given credit for all service with the Company (or service credited by the Company) under all employee benefit plans, programs, policies and arrangements maintained by the Surviving Corporation in which they participate or in which they become participants for all purposes (but only to the extent such service would be taken into account under the plan, program policy or arrangement of the Surviving Corporation including, without limitation, service for purposes of determining (i) short-term and long-term disability benefits; (ii) severance benefits; (iii) vacation benefits; and (iv) vesting and eligibility and benefit entitlement but not accrued benefits, without regard to whether vesting a portion of the account benefit is based upon or calculated with respect to years of service under any qualified, non-qualified pension or retirement plan and each welfare benefit plan. All pre-existing conditions and exclusions (to the extent such conditions or exclusions are covered under the plans of the Company) shall be waived. All expenses incurred by any employee for deductibles and co-payments in the portion of the year prior to the date an employee first became a participant in such plan shall be credited to the benefit of such employee under such plan in the year in which such employee's participation commenced. For purposes of the preceding sentence, an expense is incurred when the service that gave rise to expense is performed.
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

     Section 5.24 Corporate Governance. Parent shall take all necessary action to reconstitute and expand the Board of Directors of Parent by three additional members as of the Effective Time and shall take all necessary action to cause E. Thomas Arington, Richard R. Frankovic and Peter R.
Seaver to be appointed directors of Parent effective as of the date immediately following the Effective Time.

                                   ARTICLE 6

                            CONDITIONS TO THE MERGER

     Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

          (b) The Company Stockholder Approval shall have been obtained.

          (c) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the transactions contemplated hereby. No action or proceeding (other than any action or proceeding pursuant to or in connection with the Antitrust Laws) by any Governmental Entity shall have been commenced (and be pending), or, to the Knowledge of the parties hereto, threatened, against the Company or Parent or any of their respective Affiliates, partners, associates, officers or directors, or any officers or directors of such Persons, seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms of provisions of this Agreement or seeking material damages in connection therewith.

          (d) All consents and approvals (other than any consent or approval required pursuant to or in connection with the Antitrust Laws) of Governmental Entities necessary for consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, would not have a Material Adverse Effect on the Company or Parent.

          (e) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (f) The shares of Parent Common Stock to be issued in the Merger or upon exercise of the Stock Options, the Warrants and the Company Preferred Stock shall have been authorized for listing on the NYSE, subject to official notice of listing.

          (g) Parent and Merger Sub shall have received on the Closing Date an opinion from their tax counsel, Winston & Strawn, in form and substance reasonably satisfactory to the Parent and Merger Sub and the Company shall have received on the Closing Date an opinion from its tax counsel, Taft, Stettinius & Hollister LLP, in form and substance reasonably satisfactory to the Company to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (ii) none of the Company, Parent, and Merger Sub will recognize any gain or loss for federal income tax purposes on the Merger; and (iii) stockholders of the Company will not recognize any gain or loss (except as a result of receiving cash in lieu of fractional shares of Parent Common Stock) for federal income tax purposes on the exchange of Company Stock solely for shares of Parent Common Stock pursuant to the Merger. In rendering such opinions, Winston & Strawn and Taft, Stettinius & Hollister LLP shall be entitled to make certain assumptions and rely upon representations made by Parent, Merger Sub, and the Company.

          (h) Parent and the Company shall have received letters from Deloitte & Touche LLP and Ernst & Young LLP, in each case dated as of the Closing Date and addressed to Parent and the Company, stating in substance the matters to be stated by Deloitte & Touche LLP and Ernst & Young LLP pursuant to Section 5.16.

     Section 6.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further condition:

          (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as expressly contemplated by the Company Disclosure Letter or this Agreement and except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company as to the satisfaction of this condition.

     Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further condition:

          (a) Parent shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as expressly contemplated by this Agreement and except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and the Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent as to the satisfaction of this condition.

                                   ARTICLE 7

                                  TERMINATION

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

          (a) by the mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Effective Time shall not have occurred on or before December 31, 2001 (the "Termination Date"); provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before the Termination Date;

          (c) by the Company if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by Parent of notice of such breach (a "Parent Breach");

          (d) by Parent, if there has been a material breach by the Company of any representation, warranty, covenant or other agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by the Company of notice of such breach (a "Company Breach");

          (e) by either the Company or Parent, if there shall be any applicable Law that makes consummation of the Merger illegal or if any judgment, injunction, order or decree of a court or other Governmental Entity of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

          (f) by either the Company or Parent, if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment or postponement thereof; or

          (g) by Parent, if a Company Triggering Event shall have occurred;

          (h) by the Company at any time on or prior to the Company Special Meeting if, as a result of an Acquisition Proposal, the Board of Directors of the Company (including through a special committee or otherwise) shall have determined in good faith (after consultation with outside legal counsel) that the failure to take such action would reasonably likely constitute a breach of its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that it shall be a condition precedent to the termination of this Agreement by the Company pursuant to this Section 7.1(h) that (i) Parent shall have received a Notice of Adverse Recommendation which shall include written notification of the Board of Directors' intention to terminate this Agreement, (ii) Parent shall not have made, within five business days of receipt of the aforementioned Notice of Adverse Recommendation, an offer from Parent to the Board of Directors of the Company that the Board of Directors of the Company determines, in good faith and after meeting with the representatives of Parent, is more favorable to the stockholders of the Company than the Superior Proposal, (iii) the Company shall have made the payment required by Section 5.20(b), and (iv) the Company shall have otherwise complied with its obligations under Section 5.10; or

          (i) by the Company, if the Parent Stockholder Approval shall not have been obtained.

     Section 7.2 Effect of Termination. In the event of termination of the Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties shall terminate, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto, except the obligations of the parties pursuant to this
Section 7.2 and except for the provisions of Sections 5.19, 5.20, the last sentence of Section 5.5 and Article 8, other than Section 8.11 and 8.12, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     Section 8.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile transmission or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as shall be specified by like notice):

     (a) if to Parent or Merger Sub, to:

         Barr Laboratories, Inc.
         2 Quaker Road
         P.O. Box 2900
         Pomona, New York 10970-0519
         Attention: General Counsel
         Facsimile No.: (845) 353-3476
         with a copy to:

         Winston & Strawn
         200 Park Avenue
         New Park, New York 10166
         Attention: Robert W. Ericson
         Facsimile No.: (212) 294-4700

     (b) if to the Company, to:

         Duramed Pharmaceuticals, Inc.
         7155 East Kemper Road
         Cincinnati, Ohio 45249
         Attention: General Counsel
         Facsimile No.: (513) 458-6014

         with a copy to:

         Taft, Stettinius & Hollister LLP
         425 Walnut Street
         Cincinnati, Ohio 45202
         Attention: Timothy E. Hoberg, Esq.
         Facsimile No.: (513) 381-0205

     Section 8.2 Definitions.  For purposes of this Agreement:

          (a) "Acquisition Proposal" means any offer or proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally) from any Person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% more of any class of equity securities of the Company, or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

          (b) "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such first person.

          (c) "Antitrust Laws" mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          (d) "Company Triggering Event" means if any of the following occur:
     (i) the Board of Directors of the Company (or any committee thereof) shall have failed to recommend that the Company's stockholders vote to adopt this Agreement; (ii) the Company shall have failed to include in the Joint Proxy Statement the Company Board Recommendation or a statement to the effect that the Board of Directors of the Company has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the Board of Directors of the Company (or any committee thereof) fails to reaffirm publicly the Company Board Recommendation, or fails to reaffirm its determination that the Merger is in the best interests of the Company's stockholders, within ten business days after Parent reasonably requests in writing that such recommendation or determination be reaffirmed; (iv) a Company Adverse Recommendation Change; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) the Company shall have failed to hold the Company Special Meeting as promptly as practicable and in any event within 75 days after the Registration Statement is declared effective under the Securities

     Act unless enjoined or prohibited by Law; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (viii) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release that reaffirms the Company Board Recommendation within ten business days after such Acquisition Proposal is announced or (ix) the Company or any Company Representative shall have violated the restrictions set forth in Section 5.10, other than in an immaterial respect.

          (e) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          (f) "Environmental Documents" means all relevant material environmental documentation (other than attorney-client or work-product privileged materials) that is not older than ten years and that is in the possession and/or under the control of the Company relating to the business of the Company and/or the real property currently or formerly owned, operated, or leased by the Company, including all material analytical results and/or data, environmental assessments and/or audits, sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, sampling results, correspondence to or from the EPA and/or any other Governmental Entity pertaining thereto, environmental submissions to or from any other Governmental Entity pertaining thereto and directives, orders, approvals and disapprovals, or comments issued by the EPA and/or other Governmental Entity pertaining thereto.

          (g) "Expenses" means all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Joint Proxy Statement, the solicitation of stockholder approvals, requisite HSR Act filings and all other matters related to the consummation of the transactions contemplated hereby.

          (h) "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          (i) "Hazardous Material" means any pollutant, contaminant, substance or material that is regulated under applicable Environmental Law as harmful or potentially harmful to human health, natural resources or the environment.

          (j) "Intellectual Property" shall mean trademarks, service marks, brand names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

          (k) "Knowledge", "Know" or "Known" of any Person that is not an individual means the actual knowledge of such Person's executive officers and other officers having primary responsibility for such matter after reasonable investigation and inquiry.

          (l) "Law" shall mean any foreign or domestic, whether federal, state, county, municipal or local, law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

          (m) "Lien" means any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; provided, however, that the term "Lien" shall not include (i) liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business (iii) all liens approved in writing by the other party hereto, (iv) statutory rights of set-off and (v) restrictions on transfer imposed by federal or state securities Laws.

          (n) "Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which individually or in the aggregate) affecting, or condition having an effect on, the Company or Parent, as the case may be, that is, or would reasonably be expected to be, materially adverse to the assets, liabilities (contingent or otherwise), business, condition (financial or otherwise), results of operations or prospects of the Company or Parent or the ability of the Company or Parent, as the case may be, to consummate the transactions contemplated by the Agreement, except for (i) any change resulting from general economic, financial or market conditions or (ii) any change resulting from conditions or circumstances generally affecting the industries in which the Company or Parent, as the case may be, or Parent's Subsidiaries participate.

          (o) "Person" means any natural person, firm, individual, business trust, trust, association, corporation, partnership, limited liability company, joint venture, company, unincorporated entity or Governmental Entity.

          (p) "Permitted Liens" shall mean: (i) Liens imposed by Law securing payments not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) Liens arising out of pledges or deposits under workmen's compensation Laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA; (iii) Liens incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Liens shall extend only to cash collateral for such surety bonds; (iv) purchase money Liens arising in the ordinary course, (v) any Liens set forth in the title policies, endorsements, title commitments, title certificates and title reports relating to the Company's interests in real property and identified in the Company Disclosure Letter, (vi) Liens described in the Company SEC Reports, and (vii) any other Liens set forth in the Company Disclosure Letter.

          (q) "Subsidiary" or "Subsidiaries" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

          (r) "Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such Person (or its stockholders) owning, directly or indirectly, a majority of the shares of Company Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be
     (i) more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

          (s) "Tax" or "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

          (t) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 8.3 Counterparts. This Agreement may be executed (including by facsimile) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and, except for the provisions of Article 2 and Sections 5.11, is not intended to confer upon any Person other than the parties any rights or remedies hereunder, except that the Confidentiality Agreement shall remain in full force and effect until the Effective Time.

     Section 8.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

     Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law.

     Section 8.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

     Section 8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this

Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 8.9 Interpretation. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The disclosure of any matter in any section of the Company Disclosure Letter shall not be deemed to constitute an admission by any party or to otherwise imply that any such matter is material or may have a Material Adverse Effect for purposes of this Agreement.

     Section 8.10 Finders or Brokers. Except for the Company Financial Advisor with respect to the Company, and the Parent Financial Advisor with respect to Parent, a copy of whose engagement agreements have been provided by the Company and Parent to the other, neither the Company nor Parent nor its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

     Section 8.11 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time.

     Section 8.12 Survival of Covenants and Agreements. The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

     Section 8.13 Attorneys' Fees. If any action in Law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

     Section 8.14 Amendment. This Agreement may be amended by the parties at any time before or after approval hereof by the stockholders of the Company and Parent; provided, however, that after such stockholder approval there shall not be made any amendment that by Law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 8.15 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.14, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 8.16 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement or other action attributed to the Board of Directors pursuant to Section 7.1, an amendment of this Agreement pursuant to
Section 8.14 or an extension or waiver pursuant to Section 8.15 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors (or a committee thereof), acting by the affirmative vote of a majority of the members of the entire Board of Directors or such committee.

                            [SIGNATURE PAGE FOLLOWS]

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

                  AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          BARR LABORATORIES, INC.

                                          By: /s/ BRUCE DOWNEY
                                            ------------------------------------
                                          Name: Bruce Downey
                                          Title:  Chief Executive Officer

                                          BETA MERGER SUB I, INC.

                                          By: /s/ BRUCE DOWNEY
                                            ------------------------------------
                                          Name: Bruce Downey
                                          Title:  Chief Executive Officer

                                          DURAMED PHARMACEUTICALS, INC.

                                          By: /s/ JEFFREY T. ARINGTON
                                            ------------------------------------
                                          Name: Jeffrey T. Arington
                                          Title:  President & COO

                                                                       EXHIBIT A

                     COMPANY STOCKHOLDERS VOTING AGREEMENT

     This COMPANY STOCKHOLDERS VOTING AGREEMENT (the "Agreement"), dated as of
this             , 2001, is entered into by and among BARR LABORATORIES, INC., a
New York corporation ("Parent"), SOLVAY PHARMACEUTICALS, INC., a Georgia corporation ("Solvay"), Mr. E. Thomas Arington, Chief Executive Officer and Chairman of the Board of Directors of DURAMED PHARMACEUTICALS, INC., a Delaware corporation (the "Company" and Mr. E. Thomas Arington is hereinafter "Arington"), and those other individuals who are directors of the Company listed on Part A of Schedule I hereto. As used herein, each Solvay, ARINGTON and the individuals listed on Part A of Schedule I hereto shall individually be referred to as a "Stockholder" and collectively, the "Stockholders."

                                  WITNESSETH:

     WHEREAS, Parent, Beta Merger Sub I, Inc., a Delaware corporation ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge the Merger Sub with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, each Stockholder is the record or Beneficial Owner (as defined below) of the number of shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), set forth next to each such Stockholder's name on Part A of Schedule I hereto; and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

     1. Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having voting power with respect to such securities (as determined pursuant to Rule 13d-3(a)(1) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          (b) "Termination Date" shall mean the date of the termination of the Merger Agreement pursuant to the terms thereof.

     2. Voting Agreement. From the date of this Agreement and ending on the first to occur of the Effective Time or the Termination Date, each Stockholder hereby agrees to vote (or cause to be voted) all of such Stockholder's Shares (and any and all securities issued or issuable in respect thereof) which such Stockholder is entitled to vote, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, in favor of the Merger and the transactions contemplated by the Merger Agreement.

     3. Covenants, Representations and Warranties of the Stockholders and
Parent.

          (a) Each Stockholder hereby represents, warrants and covenants to Parent as follows with respect to itself:

             (i) Ownership. As of the date of this Agreement, the Stockholder is either (A) the record and Beneficial Owner of, or (B) the Beneficial Owner but not the record holder of, the number of issued and outstanding Shares set forth next to such Stockholder's name on Part A of Schedule I hereto and any Options set forth next to such Stockholder's name on Part B of Schedule I hereto. As of the date of this Agreement, the Shares set forth next to such Stockholder's name on Part A of Schedule I hereto constitute all of the issued and outstanding Shares owned of record or Beneficially Owned by the Stockholder. Except as otherwise set forth in Part A to Schedule I hereto, the Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth next to such Stockholder's name on Part A of Schedule I hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement.

                (ii) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming that this Agreement has been duly and validly executed by the other signatories hereto) constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is an individual and married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at
           Law)).

                (iii) No Encumbrances. Except as required by Section 2 hereof, at all times during the term hereof, all of the Shares will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, or by a family member or Affiliate of the Stockholder (subject to the conditions set forth in clause (v) below) free and clear of all Liens.

                (iv) Restriction on Transfer, Proxies and
           Non-Interference. Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement and ending on the first to occur of the Effective Time or the Termination Date, the Stockholder shall not (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (each, a "Transfer") any or all of the Shares, or any interest therein, (B) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, (C) enter into any agreement or arrangement providing for any of the actions described in clause (A) or (B) above, or (D) take any action that would reasonably be expected to have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement, unless transferees agree to be bound by the terms of this Agreement.

                (v) Litigation. There is no action pending, or to the Knowledge of the Stockholder, threatened against or affecting the Stockholder, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against the Stockholder which would prevent the carrying out of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, declare unlawful the transactions contemplated hereby or thereby or cause such transactions to be rescinded.

                (vi) Documents Received. The Stockholder acknowledges receipt of a copy of the Merger Agreement, including all schedules and exhibits thereto.

                (vii) Further Assurances. From time to time, at Parent's request and without further consideration, the Stockholder shall execute and deliver such additional documents as may be reasonably necessary or desirable to consummate and make effective, the transactions contemplated by this Agreement.

             (b) Parent hereby represents, warrants and covenants to the Stockholders as follows:

                (i) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with full corporate power and authority to own its properties and carry on its business as presently conducted. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming this Agreement is duly and validly executed and delivered by the other signatories hereto) constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered a proceeding in equity or at Law)).

                (ii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Person is necessary for the execution of this Agreement by either Parent and the consummation by Parent of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with its ability to perform its obligations hereunder, and none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound, (C) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity, or (D) violate any Legal Provision applicable to Parent or any of Parent's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of Parent to perform its obligations hereunder.

                (iii) Execution, Delivery and Performance by Parent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and Parent has taken all other actions required by Law and its organizational documents to consummate the transactions contemplated by this Agreement.

          4. Recapitalization; Option Exercise. In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall include, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged as may be appropriate to reflect such event. The term "Shares" shall also include any shares of Company Common Stock acquired by any Stockholder after the date of this Agreement and before the first to occur of the Effective Time or the Termination Date.

          5. Irrevocable Proxy. Each Stockholder hereby grants to, and appoints, Parent, the Secretary of Parent, any Assistant Secretary of Parent and the Chief Financial Officer of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and any other designee of Parent, each of them individually, the Stockholder's irrevocable proxy (with full power of substitution) to vote the Stockholder's Shares in favor of the Merger and the transactions contemplated by the Merger Agreement at any meeting of stockholders of the Company or any adjournment thereof. Each Stockholder agrees that such proxy is irrevocable until this Agreement is terminated in accordance with Section 10 hereof and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Shares.

          6. Information. Each Stockholder will provide all information reasonably requested by Parent for inclusion in the Joint Proxy Statement and the Registration Statement.

          7. Stockholder Capacity. No Stockholder makes any agreement or understanding herein in the capacity of a director or officer of the Company. Each Stockholder executes this Agreement solely in such Stockholder's capacity as a record owner and/or Beneficial Owner of the Shares and nothing herein shall limit or affect any actions taken by such Stockholder or any designee of such Stockholder in such Stockholder's capacity, if any, as a director or officer of the Company or any of its Subsidiaries; provided, however, that no such duty as a director or officer of the Company shall excuse any Stockholder from its obligations as a Stockholder to vote the Shares, to the extent that they may be so voted, or otherwise perform any obligation as herein provided and to otherwise comply with the terms and conditions of this Agreement.

          8. Indemnification. Parent shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each Stockholder against any costs or expenses (including attorneys' fees as provided below), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation by or on behalf of the Company, the Surviving Corporation or any stockholder of the Company asserting any breach by the Stockholder of any fiduciary duty on such Stockholder's part to the Company, the Surviving Corporation or the other stockholders of the Company by reason of the Stockholder entering into this Agreement, for a period of two years after the later of the date hereof and the Effective Date. If a Stockholder seeks indemnification from Parent for any such claim, action, suit, proceeding or investigation (whether arising before or after the termination of this Agreement), (a) Parent shall pay the fees and expenses of one counsel selected by such Stockholder and reasonably acceptable to Parent to represent such Stockholder in connection therewith promptly after statements therefor are received, and (b) Parent will cooperate in the defense of any such matter; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); provided, further, that in the event that any claim or claims for indemnification under this Section 9 are asserted or made within such two-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such claims. This Section 9 shall survive until the latest of the following: (i) two years from the later of the date hereof and the Effective Date, (ii) the termination of this Agreement, and (iii) the final disposition of all claims for indemnification asserted or made within such two-year period.

          9. Miscellaneous.

          (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. Except for Parent whose address is set forth below, all communications hereunder shall be delivered to the respective parties at the addresses set forth on Part A of Schedule I hereof.

        If to Parent:
          Barr Laboratories, Inc.
          2 Quaker Road
          P.O. Box 2900
          Pomona, NY 10970-0519
          Attention: General Counsel
          Facsimile No.: (845) 353-3476

        with a copy to:
          Winston & Strawn
          200 Park Avenue
          New York, New York 10166
          Attention: Robert W. Ericson
          Facsimile No.: (212) 294-4700

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (e) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by any party of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the other party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

          (f) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (h) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of a Stockholder's death, the benefits and obligations of such Stockholder hereunder shall inure to his successors and heirs.

          (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law.

          (j) Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

          (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (l) Counterparts. This Agreement may be executed in counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

     10. Termination. This Agreement shall terminate without any further action on the part of any party hereto on the first to occur of the Effective Time or the Termination Date.

                            [Signature Page Follows]

              COMPANY STOCKHOLDERS VOTING AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Arington and the individuals listed on Part A of Schedule I hereto and duly authorized officer of Parent and Solvay on the day and year first written above.

                                          BARR LABORATORIES, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          SOLVAY PHARMACEUTICALS, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          E. THOMAS ARINGTON

                                          --------------------------------------

                 SIGNATURE PAGE TO COMPANY STOCKHOLDERS VOTING
                     AGREEMENT FOR INDIVIDUAL STOCKHOLDERS

---------------------------------------------------------

                                   SCHEDULE 1

NAME AND ADDRESS                          PART A                           PART B
----------------                          ------                           ------

                                                                       EXHIBIT B

Barr Laboratories, Inc.
2 Quaker Road
P.O. Box 2900
Pomona, NY 10970-0519

Dear Sirs:

     The undersigned, a holder of shares of common stock, par value $0.01 per share ("Company Common Stock"), of Duramed Pharmaceuticals, Inc., a Delaware corporation (the "Company"), has been advised that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger (as defined below) for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and Accounting Series Releases 130 and 135, as amended, of the SEC, although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") among Barr Laboratories, Inc., a New York corporation ("Parent"), Beta Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $0.01 per share ("Parent Common Stock"), of Parent. For purposes of this letter, "Parent Common Stock" shall also include shares of Parent Common Stock to be received by the undersigned upon exercise of Stock Options as such term is defined in the Merger Agreement or to which the undersigned may be entitled under the Company Stock Option Plans as such term is defined in the Merger Agreement.

     The undersigned has also been advised that since the undersigned may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the shareholders of the Company, the Parent Common Stock received by the undersigned may be disposed by the undersigned only (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145, or (iii) in reliance upon an exemption from registration that is available under the Securities Act. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

     The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the shares of Parent Common Stock received by the undersigned in exchange for its shares of Company Common Stock in connection with the Merger in violation of the Securities Act or the rules or regulations promulgated thereunder.

     The undersigned hereby further represents and warrants that if the undersigned holds options to purchase shares of Company Common Stock granted under the Company's 1991 Stock Option Plan for Nonemployee Directors, the undersigned waives the right to receive a cash payment upon the consummation of the Merger as provided in Section 12(d) of such Stock Option Plan and agrees instead that such options shall become right to purchase shares of Parent Common Stock.

     The undersigned hereby further represents to and covenants with Parent that the undersigned will not, within the 30 days prior to the Effective Time (as defined in the Merger Agreement) sell, transfer or otherwise dispose of any shares of Company Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement that includes such combined results of operations (the "Pooling Restricted Period"), except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling of interests. In consideration of the agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Parent agrees that it shall use its best efforts to publish within 20 days after the end of the first full calendar month commencing after the Effective Time financial results covering at least such full calendar month of combined operations of the Company and Parent as contemplated by and in accordance with the terms of Accounting Series Release 135.

     Notwithstanding anything to the contrary contained in the immediately preceding paragraph, the undersigned will be permitted, during the Pooling Restricted Period, (i) to sell, exchange, transfer, pledge or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivative securities or otherwise) intended to have the effect, directly or indirectly, of reducing the undersigned's risk relative to any shares of Company Common Stock or Parent Common Stock received by the undersigned in connection with the Merger (a "Transfer") not greater than the lesser of (A) 10% of the Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by the undersigned and (B) the undersigned's pro rata portion of 1% of the total number of outstanding shares of Company Common Stock, or equivalent post-merger Parent Common Stock, owned by the undersigned and all other stockholders of the Company (in each of clause (A) and (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions of gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities during the Pooling Restricted Period.

     The undersigned also understands that instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Parent Common Stock, or any substitutes therefor, a legend stating in substance as follows:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated
                 , 2001, between the registered holder hereof and Barr Laboratories, Inc., a copy of which agreement is on file at the principal offices of Barr Laboratories, Inc."

     The undersigned understands that, unless transfer by the undersigned of the Parent Common Stock issued to the undersigned as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee:

          "The shares represented by this certificate have not been registered under the Securities Act, as amended (the "Securities Act"), and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act."

     It is understood and agreed that certificates with the legends set forth above will be substituted by delivery of certificates without such legends if
(i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(c)(2) are then available, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available or (iii) Parent has received either a written opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                          Sincerely,

                                          --------------------------------------

                                                                       EXHIBIT C

                      PARENT STOCKHOLDER VOTING AGREEMENT

     This PARENT STOCKHOLDER VOTING AGREEMENT (the "Agreement"), dated as of
this                2001, is entered into by and among DURAMED PHARMACEUTICALS,
INC., a Delaware corporation (the "Company"), and SHERMAN DELAWARE, INC., a Delaware corporation, a shareholder of BARR LABORATORIES, INC., a New York corporation ("Stockholder" and "Parent" respectively).

                              W I T N E S S E T H:

     WHEREAS, Parent, Beta Merger Sub I, Inc., a Delaware corporation ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge the Merger Sub with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, the Stockholder is the record or Beneficial Owner (as defined below) of the number of shares (the "Shares") of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock"), set forth next to the Stockholder's name on Part A of Schedule I hereto; and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Stockholder agree, and the Stockholder is willing to agree, to the matters set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

          1. Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

             (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having voting power with respect to such securities (as determined pursuant to Rule 13d-3(a)(1) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

             (b) "Termination Date" shall mean the date of the termination of the Merger Agreement pursuant to the terms thereof.

          2. Voting Agreement. From the date of this Agreement and ending on the first to occur of the Effective Time or the Termination Date, the Stockholder hereby agrees to vote (or cause to be voted) all of the Stockholder's Shares (and any and all securities issued or issuable in respect thereof) which the Stockholder is entitled to vote (or to provide its written consent thereto), at any annual, special or other meeting of the stockholders of Parent, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise in favor of the issuance of the additional shares of Parent Common Stock as contemplated by the Merger Agreement and any actions required in furtherance thereof.

          3. Covenants, Representations and Warranties of the Stockholder and The Company.

          (a) The Stockholder hereby represents, warrants and covenants to the Company as follows:

             (i) Ownership. As of the date of this Agreement, the Stockholder is the record and Beneficial Owner of, or (B) the Beneficial Owner but not the record holder of, the number of issued and outstanding Shares set forth next to the Stockholder's name on Part A of Schedule I hereto. As of the date of this Agreement, the Shares set forth next to the Stockholder's name on

        Part A of Schedule I hereto constitute all of the issued and outstanding Shares owned of record or Beneficially Owned by the Stockholder. Except as otherwise set forth in Part A to Schedule I hereto, the Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth next to the Stockholder's name on Part A of Schedule I hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement.

             (ii) Organization; Standing and Corporate Power; Binding
        Agreement. The Stockholder is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with full corporate power and authority to own its properties and carry on its business as presently conducted. The Stockholder has the power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

             (iii) No Encumbrances. Except as required by Section 2 hereof or as provided for in that certain Pledge Agreement dated April 30, 1996 by and between the Stockholder and Bank of Montreal, as Agent, at all times during the term hereof, all of the Shares will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, or by a family member or Affiliate of the Stockholder (subject to the conditions set forth in clause (v) below) free and clear of all Liens.

             (iv) Restriction on Transfer, Proxies and Non-Interference. Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement and ending on the first to occur of the Effective Time or the Termination Date, the Stockholder shall: (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (each, a "Transfer") any or all of the Shares, or any interest therein, (B) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, (C) enter into any agreement or arrangement providing for any of the actions described in clause (A) or (B) above, or (D) take any action that would reasonably be expected to have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement, only if transferees agree to be bound by the terms of this Agreement.

             (v) Litigation. There is no action pending, or to the Knowledge of the Stockholder, threatened against or affecting the Stockholder, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against the Stockholder which would prevent the carrying out of this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, declare unlawful the transactions contemplated hereby or thereby or cause such transactions to be rescinded.

             (vi) Documents Received. The Stockholder acknowledges receipt of a copy of the Merger Agreement, including all schedules and exhibits thereto.

             (vii) Further Assurances. From time to time, at the Company's request and without further consideration, the Stockholder shall execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement or the Merger Agreement.

             (viii) Filings. As of the date of this Agreement, except as may be required by the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not materially interfere with the Stockholder's ability to perform the Stockholder's obligations hereunder, and none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall
        (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of his properties or assets may be bound, or (B) violate any Legal Provision applicable to the Stockholder or any of the Shares, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of the Stockholder to perform his obligations hereunder.

          (b) The Company hereby represents, warrants and covenants to the Stockholder as follows:

             (i) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with full corporate power and authority to own its properties and carry on its business as presently conducted. The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

             (ii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by either the Company and the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with its ability to perform its obligations hereunder, and none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to the Company, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of the Company's properties or assets may be bound, (C) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity, (D) require any material consent, authorization or approval of any Person, or (E) violate any Legal Provision applicable to the Company or any of the Company's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of the Company to perform its obligations hereunder.

             (iii) Execution, Delivery and Performance by the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and the Company has taken all other actions required by Law and its organizational documents to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of the Company and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          4. Recapitalization. In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall include, without limitation, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged as may be appropriate to reflect such event. The term "Shares" shall also include any shares of Parent Common Stock acquired by any Stockholder after the date of this Agreement and before the first to occur of the Effective Time or the Termination Date.

          5. Stockholder Capacity. The Stockholder makes no agreement or understanding herein in the capacity of a director or officer of Parent. The Stockholder executes this Agreement solely in the Stockholder's capacity as a record owner and/or Beneficial Owner of the Shares and nothing herein shall limit or affect any actions taken by the Stockholder or any designee of the Stockholder in the Stockholder's capacity, if any, as a director or officer of Parent or any of its Subsidiaries; provided, however, that no such duty as a director or officer of Parent shall excuse the Stockholder from his obligations as the Stockholder to vote the Shares, to the extent that they may be so voted, or otherwise perform any obligation as herein provided and to otherwise comply with the terms and conditions of this Agreement.

          6. Indemnification. The Company shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless the Stockholder against any costs or expenses (including attorneys' fees as provided below), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation by or on behalf of Parent, the Surviving Corporation or any stockholder of Parent asserting any breach by the Stockholder of any fiduciary duty on the Stockholder's part to Parent, the Surviving Corporation or the other stockholders of Parent by reason of the Stockholder entering into this Agreement, for a period of two years after the date hereof. If the Stockholder seeks indemnification from the Company for any such claim, action, suit, proceeding or investigation (whether arising before or after the termination of this Agreement), (a) the Company shall pay the fees and expenses of one counsel selected by the Stockholder and reasonably acceptable to the Company to represent the Stockholder in connection therewith promptly after statements therefor are received, and
     (b) the Company will cooperate in the defense of any such matter; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); provided, further, that in the event that any claim or claims for indemnification under this Section 6 are asserted or made within such two-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such claims. This Section 6 shall survive until the latest of the following: (i) two years from the date hereof, (ii) the termination of this Agreement, and
     (iii) the final disposition of all claims for indemnification asserted or made within the two-year period following the date hereof.

          7. Miscellaneous.

          (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery.

     Except for the Company whose address is set forth below, all communications hereunder shall be delivered to the respective parties at the addresses set forth on Part A of Schedule I hereof.

        If to the Company:

               Duramed Pharmaceuticals, Inc.
               7155 East Kemper Road
               Cincinnati, Ohio 45249
               Attention: General Counsel
               Facsimile No.: (513) 458-6014

          with a copy to:

               Taft, Stettinius & Hollister LLP
               425 Walnut Street
               Cincinnati, Ohio 45202
               Attention: Timothy E. Hoberg, Esq.
               Facsimile No.: (513) 381-0205

     or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (e) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by any Stockholder of any covenants or agreements contained in this Agreement will cause the Company to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the Company shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

          (f) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

          (h) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of the Stockholder's death, the benefits and obligations of the Stockholder hereunder shall inure to his successors and heirs.

          (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law.

          (j) Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

          (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (l) Counterparts. This Agreement may be executed in counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

     8. Termination. This Agreement shall terminate without any further action on the part of any party hereto on the first to occur of the Effective Time or the Termination Date.

                            [Signature Page Follows]

               PARENT STOCKHOLDER VOTING AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Stockholder and a duly authorized officer of the Company on the day and year first written above.

                                          DURAMED PHARMACEUTICALS, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          SHERMAN DELAWARE, INC.

                                          By:
                                            ------------------------------------

                                   SCHEDULE I

                                     PART A

NAME AND ADDRESS OF STOCKHOLDER                                 SHARES OF COMMON STOCK
-------------------------------                                 ----------------------

                                                                         ANNEX 2

                                             LOGO

BANC OF AMERICA SECURITIES LLC                                9 WEST 57TH STREET
                                                              NEW YORK, NY 10019

                                                             TEL 212-583-8000

                                 June 28, 2001

Board of Directors
Barr Laboratories, Inc.
300 Corporate Drive
Blauvelt, NY 10913

Members of the Board of Directors:

     You have requested our opinion as to the fairness from a financial point of view to Barr Laboratories, Inc. ("Barr") of the Class A Conversion Number (as defined below) provided for in connection with the proposed merger (the "Merger") of Duramed Pharmaceuticals, Inc. (the "Company") and a wholly owned subsidiary of Barr. Pursuant to the terms of the proposed Agreement and Plan of Merger, (the "Agreement"), among Barr, the Company and Barr Merger Sub I, Inc. ("Merger Sub"), the Company will become a wholly owned subsidiary of Barr, and stockholders of the Company will receive (i) for each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") held by them, other than shares held in treasury or held by Barr or any affiliate of Barr, consideration equal to 0.2562 shares (the "Class A Conversion Number") of common stock, par value $0.01 per share, of Barr (the "Barr Common Stock"), and (ii) for each share of Series G Preferred stock, stated value $100 per share of the Company (the "Company Preferred Stock"), held by them, other than shares held in treasury or held by Barr or any affiliate of Barr, consideration equal to 5.0632 shares of Barr Common Stock. We have assumed for purposes of this opinion that all of the outstanding shares of the Company Preferred Stock will be converted into shares of Company Common Stock prior to the Merger in accordance with the terms of the Company Preferred Stock. You have informed us, and we have assumed and relied upon for purposes of the opinion set forth herein, that the Merger will be accounted for as a pooling of interests in accordance with U.S. Generally Accepted Accounting Principles and will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The terms and conditions of the Merger are more fully set out in the Agreement.

     For purposes of the opinion set forth herein, we have, among other things:

          (i) reviewed certain publicly available financial statements and other business and financial information of Barr and the Company, respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning Barr and the Company, respectively;

          (iii) analyzed certain financial forecasts prepared by the managements of Barr and the Company, respectively;

          (iv) discussed the past and current operations, financial condition and prospects of Barr with senior executives of Barr and discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company;

          (v) reviewed and discussed with senior executives of Barr and the Company information relating to certain strategic, financial and operational benefits anticipated from the Merger prepared by the management of Barr;

          (vi) reviewed the pro forma impact of the Merger on Barr's earnings per share, cash flow, consolidated capitalization and financial ratios;

Barr Laboratories, Inc.
June 28, 2001
Page  2

          (vii) reviewed and considered in the analysis, information prepared by members of senior management of Barr and the Company relating to the relative contributions of Barr and the Company to the combined company;

          (viii) reviewed the reported prices and trading activity for Barr Common Stock and the Company Common Stock;

          (ix) compared the financial performance of Barr and the Company and the prices and trading activity of Barr Common Stock and the Company Common Stock with that of certain other publicly traded companies we deemed relevant;

          (x) compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

          (xi) participated in discussions and negotiations among representatives of Barr and the Company and their financial and legal advisors;

          (xii) reviewed the June 28, 2001 draft of the Agreement and certain related documents; and

          (xiii) performed such other analyses and studies and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Barr and the Company. In arriving at our opinion, we have relied upon Barr's estimates relating to certain strategic, financial and operational benefits anticipated from the Merger and have assumed that such benefits will be realized. We have not made any independent valuation or appraisal of the assets or liabilities of Barr or the Company, nor have we been furnished with any such appraisals. We have assumed that the final executed Agreement will be identical in all material respects to the latest draft of the Agreement reviewed by us, and that the Merger will be consummated as provided in the Agreement, with full satisfaction of all covenants and conditions without any waivers thereof.

     BAS has assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed Merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger.

     We have acted as sole financial advisor to the Board of Directors of Barr in connection with this transaction and will receive a fee for our services, including a fee which is contingent upon Barr's entering into the Agreement and a fee which is contingent upon consummation of the Merger. In the past, Banc of America Securities LLC or its affiliates have provided financial advisory and financing services for Barr and the Company and have received fees for the rendering of these services. Bank of America, N.A., an affiliate of ours, is agent and a lender under Barr's credit facility. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of Barr and the Company for our own account or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

     It is understood that this letter is for the benefit and use of the Board of Directors of Barr in connection with and for purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by Barr in respect of the Merger with the Securities and Exchange Commission, so long

Barr Laboratories, Inc.
June 28, 2001
Page  3

as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of
Section 11 of the Securities Act.

     Our opinion is necessarily based on economic, market, financial and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments or changes in such conditions may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. This opinion does not address Barr's underlying business decision to pursue the Merger. This opinion does not in any manner address the prices at which Barr Common Stock will trade at any time, including following consummation of the Merger. In addition, BAS expresses no opinion or recommendation as to how the shareholders of Barr and the stockholders of the Company should vote at any shareholders' meetings held in connection with the Merger.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that on the date hereof the Class A Conversion Number in the proposed Merger is fair from a financial point of view to Barr.

                                          Very truly yours,

                                          BANC OF AMERICA SECURITIES LLC

                                                                         ANNEX 3

[LOGO]                                                 UBS Warburg LLC
                                                       299 Park Avenue
                                                       New York, NY 10171-0026
                                                       Telephone 212 821-400
                                                       www.ubswarburg.com

                                 June 29, 2001

The Board of Directors
Duramed Pharmaceuticals, Inc.
7155 East Kemper Road
Cincinnati, Ohio 45249

Dear Members of the Board:

     We understand that Duramed Pharmaceuticals, Inc. ("Duramed") proposes to enter into an Agreement and Plan of Merger, dated as of June 29, 2001 (the "Merger Agreement"), by and among Barr Laboratories, Inc. ("Barr"), Beta Merger Sub I, Inc., a wholly owned subsidiary of Barr ("Merger Sub"), and Duramed, pursuant to which Merger Sub will merge with and into Duramed (the "Merger") and each outstanding share of the common stock, par value $0.01 per share, of Duramed ("Duramed Common Stock") will be converted into the right to receive
0.2562 of a share (the "Exchange Ratio") of the common stock, par value $0.01 per share, of Barr ("Barr Common Stock"). The Merger Agreement also provides for the conversion of all outstanding shares of Series G Preferred Stock of Duramed into shares of Barr Common Stock. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Duramed Common Stock.

     UBS Warburg LLC ("UBS Warburg") has acted as financial advisor to Duramed in connection with the Merger and will receive a fee for its services, a significant portion of which is contingent upon the consummation of the Merger and a portion of which is payable upon delivery of this opinion. UBS Warburg and its affiliates in the past have provided services to Barr unrelated to the proposed Merger, for which services UBS Warburg and its affiliates have received compensation. In the ordinary course of business, UBS Warburg, its successors and affiliates may trade securities of Duramed and Barr for their own accounts and accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion does not address the underlying business decision of Duramed to effect the Merger and does not constitute a recommendation to any stockholder of Duramed as to how such stockholder should vote on the Merger or with respect to any other matters relating to the Merger. In addition, at your direction, we have not been asked to, nor do we, offer any opinion as to the terms of the Merger Agreement or the form of the Merger. We express no opinion as to what the value of Barr Common Stock will be when issued pursuant to the Merger or the prices at which Barr Common Stock will trade at any time. At your direction, we have assumed that the Merger will qualify as a tax-free reorganization for federal income tax purposes and will be accounted for as a pooling of interests transaction for financial accounting purposes. In rendering this opinion, we also have assumed, at your direction, that each of Duramed, Barr and Merger Sub will comply with all material covenants and agreements set forth in, and other material terms of, the Merger Agreement and that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement.

     In arriving at our opinion, we have, among other things: (i) reviewed current and historical market prices and trading volumes of Duramed Common Stock and Barr Common Stock; (ii) reviewed certain publicly available business and historical financial information relating to Duramed and Barr; (iii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of Duramed and Barr and the potential cost savings and other synergies anticipated to result from the Merger, including estimates and financial forecasts prepared by the managements of Duramed and Barr, that were provided to or discussed with us by Duramed and Barr and not publicly available;

The Board of Directors
Duramed Pharmaceuticals, Inc.
June 29, 2001
Page  2

(iv) conducted discussions with members of the senior management of Duramed and Barr; (v) reviewed publicly available financial and stock market data with respect to certain companies in lines of businesses we believe to be generally comparable to those of Duramed and Barr; (vi) compared the financial terms of the Merger with the publicly available financial terms of certain other transactions which we believe to be generally relevant; (vii) considered the pro forma financial impact of the Merger on Barr; (viii) reviewed the Merger Agreement; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

     In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Duramed or Barr, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above relating to Duramed and Barr, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Duramed and Barr as to the future financial performance of their respective companies and the potential cost savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. We have relied, without independent verification, upon the assessments of the managements of Duramed and Barr as to the existing and future products of Duramed and Barr and the risks associated with such products. We also have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on Duramed, Barr or the Merger. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the acquisition of all or a part of Duramed. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date of this letter.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Duramed Common Stock.

                                          Very truly yours,

                                          /s/ UBS Warburg LLC
                                          UBS WARBURG LLC

PROXY

                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF
                             BARR LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 24, 2001. The undersigned shareholder of Barr Laboratories, Inc., a New York corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and joint proxy statement/prospectus, each dated September 21, 2001, and hereby appoints William T. McKee proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of the Company to be held on October 24, 2001, at 1:00 p.m., eastern daylight time, at the St. Regis Hotel,Two East 55th Street at 5th Avenue, New York, New York, and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the Notice of Special Meeting of Shareholders and joint proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF BARR COMMON STOCK IN CONNECTION WITH THE MERGER AS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND JOINT PROXY STATEMENT/PROSPECTUS, AND, IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING.

     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED
                         POSTAGE-PAID RETURN ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                          Please mark    [x]
                                                          your votes as
                                                          indicated in
                                                          this example.

1. Proposal to approve the issuance of shares of Barr common stock in connection with the merger of Beta Merger Sub I, Inc., a wholly-owned subsidiary of Barr Laboratories, Inc., with and into Duramed Pharmaceuticals, Inc. In the merger, Duramed will become a wholly-owned subsidiary of Barr Laboratories, Inc., and each outstanding share of Duramed common stock will be converted into the right to receive .2562 shares of Barr common stock and each outstanding share of Duramed Series Gpreferred stock will be converted into the right to receive 5.0632 shares of Barr common stock.


            FOR                     AGAINST                     ABSTAIN

           [   ]                    [    ]                     [     ]


                                           PLEASE MARK VOTE USING DARK INK ONLY.

                                           YOUR VOTE IS IMPORTANT! PLEASE
                                           VOTE, SIGN, DATE AND RETURN THIS
                                           PROXY FORM USING THE ENCLOSED
                                           ENVELOPE.


Name of Shareholder____________Signature of Shareholder Dated: , __________2001

NOTE: This Proxy should be marked, dated, signed by the shareholder(s) exactly as his, her or its name appears hereon, and returned in the enclosed envelope. Please sign exactly as name appears hereon.When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                               FOLD AND DETACH HERE

        SPECIAL MEETING OF STOCKHOLDERS OF DURAMED PHARMACEUTICALS, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Duramed Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus, each dated September 21, 2001, and hereby appoints E. Thomas Arington and Timothy J. Holt, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on October 23, 2001, at 8:30 a.m., eastern daylight time, at the Four Points Sheraton, 8020 Montgomery Road, Cincinnati, Ohio 45236, and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote if personally present.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER AMONG BARR LABORATORIES, INC., BETA MERGER SUB I, INC., A WHOLLY OWNED SUBSIDIARY OF BARR LABORATORIES, INC., AND THE COMPANY AND TO APPROVE THE MERGER AS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND JOINT PROXY STATEMENT/PROSPECTUS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING.

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED POSTAGE-PAID
                                RETURN ENVELOPE.

                  (Continued and to be signed on reverse side)

Please mark vote using dark ink only.

1. Proposal to adopt the agreement and plan of merger among Barr Laboratories, Inc., Beta Merger Sub I, Inc., a wholly-owned subsidiary of Barr Laboratories, Inc., and Duramed Pharmaceuticals, Inc. and to approve the merger. In the merger, Duramed will become a wholly-owned subsidiary of Barr Laboratories, Inc., and each outstanding share of Duramed common stock will be converted into the right to receive .2562 shares of Barr common stock and each outstanding share of Duramed Series G preferred stock will be converted into the right to receive 5.0632 shares of Barr common stock.

        / / FOR              / / AGAINST              / / ABSTAIN

                                    Dated_________________________________, 2001

                                    ____________________________________________
                                    Name of Stockholder

                                    ____________________________________________
                                    Signature of Stockholder

                                    IMPORTANT: Please date and sign exactly as name appears hereon. If shares are held jointly, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer.